Exhibit 10.1

SCHEDULE 3

RESTATED CREDIT AGREEMENT

€1,072,000,000

SENIOR SECURED CREDIT FACILITY

for

UPC DISTRIBUTION HOLDING B.V.

as Borrower

with

TD BANK EUROPE LIMITED

acting as Facility Agent and Security Agent

DATED 16TH January, 2004

AS AMENDED AND RESTATED ON 24TH June, 2004

Schedule
1.	Original Parties	143
2.	Conditions Precedent Documents	150
3.	Mandatory Cost Formulae	156

4.	Form of Request and Cancellation Notice	158
5.	Forms of Accession Documents	162
6.	Form of Confidentiality Undertaking	192
7.	Security Documents	202
8.	Borrower Group Structure	204
9.	Shareholders’ Agreements	205

	Signatories	206

THIS AGREEMENT originally dated 16th January, 2004 as amended and restated by an amendment agreement dated June, 2004 and made

BETWEEN:

(1)	UPC DISTRIBUTION HOLDING B.V. (UPC Distribution);

(2)	THE COMPANIES identified as guarantors in Part 1 of Schedule 1 (Original Guarantors) (the Original Guarantors);

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (Initial Facility D Lenders and Commitments) as lenders (the Initial Facility D Lenders);

(4)	TD BANK EUROPE LIMITED as facility agent (the Facility Agent);

(5)	TD BANK EUROPE LIMITED as security agent for the Finance Parties (in this capacity, the Security Agent); and

(6)	TD BANK EUROPE LIMITED and TORONTO-DOMINION (TEXAS) INC as facility agents under the Existing Facility.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Accounting Period in relation to any person means any period of approximately three months or one year for which accounts of such person are required to be delivered pursuant to this Agreement.

Acquisition means the acquisition, whether by one or a series of transactions, (including, without limitation, by purchase, subscription or otherwise) of all or any part of the share capital or equivalent of any company or other person (including, without limitation, any partnership or joint venture) or any asset or assets of any company or other person (including, without limitation, any partnership or joint venture) constituting a business or separate line of business of that company or other person.

Acquisition Business Plan means, in respect of an Acquisition, a business plan for the Target to be acquired which has been reviewed by Deloitte & Touche and which sets out the management plan for the period from the date of the proposed Acquisition (taking into account the Acquisition Cost of such Acquisition and financial projections relating to the Target) up to and including the Final Maturity Date and based on assumptions which are no more aggressive (when taken as a whole) than those used in preparation of the Business Plan.

Acquisition Cost means, in relation to an Acquisition, the value of the consideration for that Acquisition at the time of completion of the Acquisition and for this purpose:

(a)

the value at the time of completion of the Acquisition of any consideration to be paid or delivered after the time of completion of the Acquisition will be determined in accordance with GAAP (provided that, for the purposes only of sub-paragraph (c)(i)

of the definition of “Permitted Acquisition”, sub-paragraph (b)(i) of the definition of “Permitted Joint Venture” and Clause 16.11(b)(ii) (Acquisitions and mergers) and the definition of “Borrower Group Capitalisation” in Clause 17.1 (Financial definitions), the value of any such deferred consideration shall only be included in the calculation of the Acquisition Cost of an Acquisition at the time such deferred consideration is paid or delivered);

(b)	if the entity acquired becomes a member of the Borrower Group as a result of the Acquisition, the aggregate principal amount of Financial Indebtedness of any entity acquired outstanding at the time of completion of the Acquisition (including without limitation any Lending Transaction (as defined in Clause 16.14(f) (Loans and guarantees) made by a member of the Borrower Group in connection with the relevant Acquisition) will be counted as part of the consideration for that Acquisition;

(c)	if the entity acquired does not become a member of the Borrower Group as a result of the Acquisition, the aggregate principal amount of Financial Indebtedness of the entity acquired at the time of completion of the Acquisition will be counted as part of the consideration for that Acquisition to the extent of the aggregate principal amount of the payment and repayment obligations in respect of such Financial Indebtedness assumed or guaranteed by any member of the Borrower Group; and

(d)	subject to paragraphs (a), (b) and (c) above, the value at the time of completion of the Acquisition of any non-cash consideration will be determined in accordance with GAAP,

expressed in euros, if required, using the Agent’s Spot Rate of Exchange on the date of completion of the Acquisition.

Additional Acquisition means a Majority Acquisition (as defined in paragraph (c) of the definition of “Permitted Acquisition”) where the business of the acquired entity or the business acquired, as the case may be:

(a)	is of the same nature as the business of the Borrower Group as at the Effective Date; and

(b)	is carried out principally in Europe (other than Great Britain or Germany).

Additional Borrower means a member of the Borrower Group which becomes an Additional Borrower in accordance with Clause 26.4 (Additional Obligors).

Additional Facility means an additional term loan facility referred to in Clause 2.2 (Additional Facilities) and Additional Facilities means all or any such Facilities.

Additional Facility Accession Agreement means a deed in the form of Part 4 of Schedule 5, with such amendments as the Facility Agent may approve or reasonably require.

Additional Facility Advance means an advance made to a Borrower under an Additional Facility.

Additional Facility Availability Period in relation to an Additional Facility means the period specified in the Additional Facility Accession Agreement for that Additional Facility.

Additional Facility Commitment means in relation to an Additional Facility and an Initial Additional Facility Lender:

(a)	the amount in euros or US Dollars set out as the Additional Facility Commitment of an Additional Facility Lender in the relevant Additional Facility Accession Agreement and the amount of any other Additional Facility Commitment transferred to it under this Agreement; and

(b)	any other Additional Facility Lender, the amount in euros or US Dollars (as applicable) transferred to it in accordance with this Agreement,

to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.

Additional Facility D Lender means any person which has become a Facility D Lender in accordance with Clause 2.8(a) (Additional Facility D Lenders).

Additional Facility D Lender Accession Agreement means an accession agreement substantially in the form of Part 5 of Schedule 5.

Additional Facility Lender means:

(a)	an Initial Additional Facility Lender; and

(b)	any person which has become a New Lender (as defined in Clause 26.2 (Transfers by Lenders) under an Additional Facility in accordance with Clause 26 (Changes to the Parties),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

Additional Guarantor means:

(a)	a Subsidiary of UPC Distribution; and

(b)	any UPC Distribution Holdco (other than UPC Holding),

which in each case becomes an Additional Guarantor in accordance with Clause 26.4 (Additional Obligors).

Additional Obligor means an Additional Borrower or an Additional Guarantor.

Additional Permitted Acquisition means an Acquisition permitted under paragraph (d) of the definition of “Permitted Acquisition”.

Additional Prepayment Cap has been reached means an aggregate amount of at least €600,000,000 has been applied by UPC Distribution in permanent prepayment and cancellation of the Existing Facility and/or the Facilities under any of the following clauses:

(a)	clause 7.6A(a)(i) and (b)(i) (Mandatory prepayment from Third Party Debt proceeds) of the Existing Facility Agreement;

(b)	Clause 7.6A(a) and (b) (Mandatory prepayment from Third Party Debt proceeds) of this Agreement;

(c)	clause 7.5(c)(i) and (d)(i) (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds) of the Existing Facility Agreement;

(d)	Clause 7.5(d)(i) and (d)(ii) (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds) of this Agreement;

(e)	clause 7.3 (Voluntary prepayment) of the Existing Facility Agreement (including, for the avoidance of doubt, a prepayment made from the proceeds of an Additional Facility); and

(f)	Clause 7.3 (Voluntary prepayment) of this Agreement (including, for the avoidance of doubt, a prepayment made from the proceeds of an Additional Facility).

Advance means a Facility D Advance or an Additional Facility Advance.

Affiliate means, in respect of a person, a direct or indirect Subsidiary or Holding Company of that person or any other person which is under common control with that person (and for this purpose, control has the meaning given to it in section 416 of the Income and Corporation Taxes Act 1988 in force as at the Signing Date).

Agent means the Facility Agent or the Security Agent (or both), as the context requires.

Agent’s Spot Rate of Exchange means the spot rate of exchange as determined by the Facility Agent for the purchase of US Dollars (or any other relevant currency) in the London foreign exchange market with euros at or about 11.00 a.m. on a particular day.

Allocation Date means the date, falling five Business Days after the Signing Date on which the Facility Agent allocates the Facility D Commitments in accordance with Clause 2.8 (Additional Facility D Lenders).

Amendment Agreement means the agreement dated on or around 24th June, 2004 between UPC Distribution, the Original Guarantors the Facility Agent and the Security Agent, pursuant to which this Agreement was amended.

Annualised EBITDA has the meaning given to it in Clause 17.1 (Financial definitions).

Anti-Terrorism Law means each of:

(a)	Executive Order No. 13224 of September 23, 2001 – Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the Executive Order);

(b)	the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

(c)	the Money Laundering Control Act of 1986, Public Law 99-570; and

(d)	any similar law enacted in the United States of America subsequent to the date of this Agreement.

Approved Stock Options means any options, warrants, rights to purchase or other equivalents (however designated) issued or granted by a member of the Borrower Group to any former, present or future officers, consultants, directors and/or employees of any member of the Borrower Group or its Associated Companies to subscribe for share capital or similar rights of ownership in that member of the Borrower Group provided that the maximum aggregate amount of such options, warrants, rights to purchase or other equivalents (however designated) shall not exceed (i) 8 per cent. of its issued share capital, in the case of Stipdon and any Subsidiary of Stipdon (provided that the aggregate amount of such options, warrants, rights to purchase or other equivalents issued by Stipdon and its Subsidiaries does not exceed 8 per cent. of the issued share capital of Stipdon) and (ii) 7.5 per cent. of its issued share capital or similar rights of ownership, in the case of each other member of the Borrower Group.

Associated Company of a person means:

(a)	any other person which is directly or indirectly Controlled by, under common Control with or Controlling such person; or

(b)	any other person owning beneficially and/or legally directly or indirectly 10 per cent. or more of the equity interest in such person or 10 per cent. of whose equity is owned beneficially and/or legally directly or indirectly by such person.

Auditors means KPMG or such other leading firm of independent and internationally recognised accountants appointed by UPC Distribution as its auditors for the purposes of preparing the audited consolidated accounts of UPC Distribution.

Belmarken means Belmarken Holding B.V., a private limited liability company incorporated under the laws of The Netherlands and, as of the Signing Date, with its registered office at Amsterdam and its business office at Boeing Avenue 53, 1119 PE Schiphol Rijk, Amsterdam, The Netherlands.

Beneficiaries has the meaning given to it in the Security Deed.

Borrower means UPC Distribution and any Additional Borrower.

Borrower Group means:

(a)	UPC Distribution and its Subsidiaries from time to time excluding Unrestricted Subsidiaries; and

(b)	UPC Financing.

Borrower Group Business Plan means, in respect of an Acquisition, a business plan for the Borrower Group (including the Target to be acquired) which has been certified by a director of UPC Distribution and which sets out the management plan for the period from the date of the proposed Acquisition (taking into account the Acquisition Cost of such Acquisition and financial projections relating to the Target) up to and including the Final Maturity Date and based on assumptions which are no more aggressive (when taken as a whole) than those used in preparation of the Business Plan.

Break Costs means the amount (if any) by which:

(a)	the amount of interest (excluding the Margin and any Mandatory Costs) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

(b)	the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business means any business of the Borrower Group:

(a)	that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under this Agreement), operation, utilisation and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi-channel television and radio, programming, telephony, Internet services and content, high speed data transmission, video, multi-media and related activities); or

(b)	that supports, is incidental to or is related to any such business; or

(c)	that comprises being a Holding Company of one or more persons engaged in such business,

and references to business or ordinary course of business shall be similarly construed.

Business Day means:

(a)	a day (other than a Saturday or Sunday) on which banks are open for general business in:

(i)	London and Amsterdam; and

(ii)	in relation to a transaction involving US Dollars, New York; or

(b)	in relation to a rate fixing day or a payment date for euros, a TARGET Day.

Business Plan means the business plan for the Borrower Group for the period from the Effective Date to, as a minimum, the Final Maturity Date as provided to the Facility Agent prior to the Effective Date.

Cancellation Notice means a notice of cancellation and/or prepayment substantially in the form of Part 2 of Schedule 4 (Form of Cancellation and/or Prepayment Notice).

Capital Expenditure means any expenditure which is or will be treated as a capital expenditure in the audited consolidated financial statements of the Borrower Group in accordance with GAAP.

Cash Flow means, for any period, as set out in the most recent relevant management accounts of or in respect of the Target for that period, EBITDA of or relating to the Target for such period:

(a)	minus Capital Expenditure of or relating to the Target for such period;

(b)	minus all Taxes actually paid and/or falling due for payment by or in respect of the Target during such period;

(c)	minus the amount of all dividends, redemptions and other distributions payable by the Target during such period on, or in respect of any of its share capital not held by a member of the Borrower Group;

(d)	minus any increase or plus any decrease in working capital of or in respect of the Target for such period;

(e)	minus the aggregate of (i) Interest payable by or in respect of the Target during such period and (ii) an amount equal to the Interest that would have been payable in respect of an advance under Facility D made during such period in an amount equal to the principal amount of Financial Indebtedness incurred in connection with the Acquisition of the Target, and plus any Interest that was received by the Target during such period; and

(f)	minus all extraordinary or exceptional items (including one off restructuring costs) which were paid by the Target during such period on (net of any cash proceeds of insurance or warranty claims which relate to such items) and plus all extraordinary or exceptional items which were received by or in respect of the Target during such period.

For the purposes of the above calculation no item shall be effectively deducted or credited more than once.

Cash Flow Hedging Agreement has the meaning given to it in Clause 16.17 (Hedging).

Cash Flow Positive means, in respect of any Acquisition, as at the date of the Acquisition and for any prospective period, the sum of projected EBITDA of or relating to the Target for such period:

(a)	minus projected Capital Expenditure of or in respect of the Target for such period;

(b)	minus all Taxes projected as falling due and payable by or in respect of the Target during such period;

(c)	minus the amount of all dividends, redemptions and other distributions projected to be payable by the Target during such period on, or in respect of any of its share capital not held by a member of the Borrower Group;

(d)	minus any projected increase or plus any projected decrease in or in respect of working capital of or in respect of the Target for such period;

(e)	minus the amount of Interest projected to be payable by or in respect of the Target during such period, plus any Interest that is projected to be received by or in respect of the Target during such period;

(f)	minus all extraordinary or exceptional items (including one off restructuring costs) which are projected to be paid by the Target during such period on (net of any cash proceeds of insurance or warranty claims which relate to such items) and plus all extraordinary or exceptional items which are projected to be received by or in respect of the Target during such period; and;

(g)	plus the amount of all Relevant Equity Injections (if any) (i) referred to in sub-paragraphs (c)(i)(A) or (c)(i)(B) of the definition of Permitted Acquisition or sub-paragraphs (b)(i)(A) or (b)(i)(B) of the definition of Permitted Joint Venture and (ii) used to fund (or part fund) directly or indirectly, an Additional Permitted Acquisition, is greater than zero.

For the purposes of the above calculation no item shall be effectively deducted or credited more than once and all items shall be calculated by reference to, and in accordance with the principles used in preparation of, the relevant Acquisition Business Plan.

Change of Control has the meaning given to it in Clause 7.4(a) (Change of Control).

CNA means Cable Networks Austria Holding B.V., a private limited liability company incorporated under the laws of The Netherlands and, as of the Signing Date, with its registered office at Amsterdam and its business office at Boeing Avenue 53, 1119 PE Schiphol Rijk, Amsterdam, The Netherlands.

Code means the United States Internal Revenue Code of 1986, as amended and any rule or regulation issued thereunder from time to time in effect.

Commitments means the Facility D1 Commitments, Facility D2 Commitments, Facility D3 Commitments, Facility D4 Commitments, Facility D5 Commitments and/or Additional Facility Commitments.

Confidentiality Undertaking means a confidentiality undertaking substantially in the recommended form of either the LMA as set out in Part 1 of Schedule 6 (Form of LMA Confidentiality Undertaking) or the LSTA as set out in Part 2 of Schedule 6 or in any other form agreed between UPC Distribution and the Facility Agent.

Control means the power of a person:

(a)	by means of the holding of shares or the possession of voting power in or in relation to any other person; or

(b)	by virtue of any powers conferred by the articles of association or other documents regulating any other person,

to direct or cause the direction of the management and policies of that other person,

and Controlled and Controlling have a corresponding meaning.

Current Assets means, at any relevant time, the aggregate of the current assets (excluding cash) of the Borrower Group at such time which would be included as current assets in a consolidated balance sheet of the Borrower Group drawn up at such time in accordance with GAAP.

Current Liabilities means, at any relevant time, the aggregate of the current liabilities (excluding short term debt and overdrafts) of the Borrower Group at such time which would be included as current liabilities in a consolidated balance sheet of the Borrower Group drawn up at each time in accordance with GAAP.

Dangerous Substance means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) which, taking into account the concentrations and quantities present and the manner in which it is being used or handled, it is reasonably foreseeable will cause harm to man or any other living organism or damage to the Environment including any controlled, special, hazardous, toxic, radioactive or dangerous waste.

Default means an Event of Default or any event or circumstances specified in Clause 18 (Default) which would (with the expiry of a grace period or the giving of notice) be an Event of Default.

Derby and EPG Agreements means:

(a)	the licence agreement dated 29th September, 2003 between, inter alios, UPC Exploitation II B.V., UPC Exploitation Holding B.V., UPC and UPC Distribution relating to the derby billing system and the electronic programming guide; and

(b)	the escrow agreement dated 29th September, 2003 on the deposit of sources regarding the derby billing system and the electronic programming guide system between UPC Exploitation II B.V., Allen & Overy and UPC Distribution.

Derby and EPG Share Pledges means:

(a)	the share pledge dated 29th September, 2003 entered into between, inter alios, UPC Distribution as pledgee and UPC Exploitation Holding B.V. as pledgor relating to all of the shares in UPC Exploitation II B.V.; and

(b)	the share pledge dated 29th September, 2003 entered into between UPC Distribution as pledgee and UPC as pledgor relating to all of the shares in UPC Exploitation Holding B.V.

Designated Party means any person listed:

(a)	in the Annex to the Executive Order;

(b)	on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or

(c)	in any successor list to either of the foregoing.

Distribution Business means:

(a)	the business of upgrading, constructing, creating, developing, acquiring, operating, owning, leasing and maintaining cable television networks (including for avoidance of doubt master antenna television, satellite master antenna television, single and multi-channel microwave single or multi-point distribution systems and direct-to-home satellite systems) for the transmission, reception and/or delivery of multi-channel television and radio programming, telephony and internet and/or data services to the residential markets; or

(b)	any business which is incidental to or related to and, in either case, material to such business.

Dutch Banking Act means the Dutch Act on the Supervision of the Credit System 1992 (Wet toezicht Kredietwezen 1992), including the Dutch Exemption Regulation.

Dutch Exemption Regulation means the Exemption Regulation of the Minister of Finance of 26th June, 2002 (Vrijstellingsregeling Wtk 1992), including the Policy Guidelines.

Eastern Europe means Europe other than Western Europe.

Eastern European Acquisition means an acquisition (including, without limitation, by purchase, subscription or otherwise) of:

(a)	all or any part of the share capital or equivalent of a person or company (including, without limitation any partnership or joint venture) incorporated or carrying on a material part of its business in Eastern Europe; or

(b)	any asset or assets constituting a business or separate line of business, a material part of which is being carried on in Eastern Europe,

but excluding any such acquisition in relation to an entity which is a Subsidiary of UPC on the Signing Date and is incorporated or carries on business in Poland on the Signing Date.

EBITDA has the meaning given to it in Clause 17.1 (Financial definitions).

Effective Date has the meaning given to it in Clause 4.1 (Documentary conditions precedent).

Environment means the media of air, water and land (wherever occurring) and in relation to the media of air and water includes, without limitation, the air and water within buildings and the air and water within other natural or man-made structures above or below ground and any water contained in any underground strata.

Environmental Claim means any claim by any person:

(a)	in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

(b)	that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings including, without limitation, any such claim that arises from injury to persons or property.

Environmental Contamination means each of the following and their consequences:

(a)	any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned or occupied by any member of the Borrower Group into any part of the Environment; or

(b)	any accident, fire, explosion or sudden event at any site owned or occupied by any member of the Borrower Group which is directly caused by or attributable to any Dangerous Substance; or

(c)	any other pollution of the Environment arising at or from any site owned or occupied by any member of the Borrower Group.

Environmental Law means all legislation, regulations or orders (insofar as such regulations or orders have the force of law) to the extent that it relates to the protection or impairment of the Environment or the control of Dangerous Substances (whether or not in force at the date of this Agreement) which are capable of enforcement in any applicable jurisdiction by legal process.

Environmental Licence means any permit, licence, authorisation, consent, filing, registration or other approval required by any Environmental Law.

ERISA means the United States Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate means each trade or business, whether or not incorporated, that would be treated as a single employer with any member of the Borrower Group under section 414 of the United States Internal Revenue Code of 1986, as amended. When any provision of this Agreement relates to a past event, the term ERISA Affiliate includes any person that was an ERISA Affiliate of a member of the Borrower Group at the time of that past event.

EURIBOR means in relation to any Advance or Unpaid Sum denominated in euros:

(a)	the applicable Screen Rate for deposits in the currency of the relevant Advance or Unpaid Sum for a period equal or comparable to the required period at or about 11.00 a.m. (Brussels time) on the applicable Rate Fixing Day; or

(b)	if the rate cannot be determined under paragraph (a) above, the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) of the respective rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks for the offering of deposits in euros for the required period in the London interbank market at or about 11.00 a.m. on the Rate Fixing Day for such period, and for the purposes of this definition, required period means the Interest Period of an Advance or the period in respect of which EURIBOR falls to be determined in relation to any Unpaid Sum.

€, euro or euros means the single currency of the Participating Member States.

Event of Default means an event specified as such in Clause 18 (Default).

Excess Cash Flow means the aggregate consolidated EBITDA of the Borrower Group calculated for the most recently ended financial year (beginning with the financial year ending on 31st December, 2004), as shown in the quarterly management accounts delivered to the Facility Agent pursuant to Clause 16.2(b) (Financial information) in respect of the financial quarter ending on 31st December in any relevant year:

(a)	less:

(i)	any interest and other charges in respect of Financial Indebtedness of the Borrower Group paid during such financial year;

(ii)	repayments and/or prepayments of any Financial Indebtedness of the Borrower Group paid during such financial year; and

(iii)	capital expenditure of the Borrower Group incurred during such financial year; and

(b)	either (i) plus any amount by which Net Working Capital at the commencement of such financial year exceeds Net Working Capital at the close of such financial year or, as appropriate, (ii) minus any amount by which Net Working Capital at the end of such financial year exceeds Net Working Capital at the beginning of such financial year.

For the purposes of this definition of “Excess Cash Flow”, Net Working Capital means, at any time, the aggregate of the Current Assets of the Borrower Group at such time less the aggregate of the Current Liabilities of the Borrower Group at such time.

Existing Beneficiaries means Beneficiaries as defined in the Existing Security Deed.

Existing Facility means a facility made available to a borrower under the Existing Facility Agreement.

Existing Facility Agents means the facility agents under the Existing Facility.

Existing Facility Agreement means the senior secured credit facility dated 26th October, 2000 made between, inter alia, UPC Distribution, UPC Financing, TD Bank Europe Limited and Toronto Dominion (Texas), Inc. as facility agents and the banks and financial institutions listed therein, as amended from time to time and as amended and restated on the Effective Date.

Existing Finance Document means a Finance Document as defined in the Existing Facility Agreement.

Existing Lender has the meaning given to it in Clause 26.2 (Transfers by Lenders).

Existing Security Deed means the security deed dated 26th October, 2000 between, among others, UPC Distribution, UPC Financing, UPC, UPC Holding, the Existing Facility Agents, TD Bank Europe as security agent, the lenders and financial institutions listed therein, the senior hedging banks, the High Yield Hedging Banks and each Subordinated Creditor (as defined in the Existing Security Deed) and includes each Deed of Accession (as defined in the Existing Security Deed) entered into in relation to the Existing Security Deed.

Existing Security Documents means:

(a)	the Security Documents as defined in paragraph (a) of the definition of “Security Documents” in the Existing Facility Agreement; and

(b)	any other Security Documents as defined in paragraph (b) of the definition of “Security Documents” in the Existing Facility Agreement provided that the Security Interest(s) granted under any such Security Document are simultaneously granted on the same terms (save for variations directly attributable to the identity of the parties and the loan amounts) to the Security Agent on behalf of Beneficiaries to secure the Secured Obligations (as defined in the Security Deed).

Facility means Facility D and each Additional Facility (if any).

Facility A means Facility A as defined in the Existing Facility Agreement.

Facility B means Facility B as defined in the Existing Facility Agreement.

Facility C means Facility C as defined in the Existing Facility Agreement.

Facility D means each of Facility D1, Facility D2, Facility D3, Facility D4 and Facility D5.

Facility D Advance means a Facility D1 Advance, Facility D2 Advance, Facility D3 Advance, Facility D4 Advance or Facility D5 Advance.

Facility D Commitments means the Facility D1 Commitments, Facility D2 Commitments, Facility D3 Commitments, Facility D4 Commitments and/or Facility D5 Commitments.

Facility D Lender means:

(a)	any Initial Facility D Lender;

(b)	any Additional Facility D Lender; and

(c)	any person which has become a New Lender (as defined in Clause 26.2 (Transfers by Lenders)) under Facility D in accordance with Clause 26 (Changes to the Parties),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

Facility D1 means the €109,371,094 term loan facility referred to in Clause 2.1(a) (Facility D).

Facility D1 Advance means the advance made to UPC Distribution under Facility D1.

Facility D1 Commitment means:

(a)	in relation to an Initial Facility D Lender, the amount in euros set opposite its name under the heading “Facility D1 Commitment” in Part 2 of Schedule 1 (Initial Facility D Lenders and Commitments) and, following any allocation of Facility D1 Commitment by the Facility Agent on the Allocation Date, the amount in euros calculated in accordance with Clause 2.8 (Additional Facility D Lenders) set opposite its name under the heading “Facility D1 Commitment” in Part 3 of Schedule 1 (Facility D Commitments) and the amount of any other Facility D1 Commitment transferred to it under this Agreement;

(b)	in relation to an Additional Facility D Lender, the amount in euros set out in the relevant Additional Facility D Lender Accession Agreement and, following any allocation of Facility D1 Commitment by the Facility Agent on the Allocation Date, the amount in euros calculated in accordance with Clause 2.8 (Additional Facility D Lenders) set out opposite its name under the heading “Facility D1 Commitment” in Part 3 of Schedule 1 (Facility D Commitments); and

(c)	in relation to any other Facility D Lender, the amount in euros of any Facility D1 Commitment transferred to it in accordance with this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility D1 Lender means a Facility D Lender under Facility D1.

Facility D2 means the €196,867,969 term loan facility referred to in Clause 2.1(b) (Facility D).

Facility D2 Advance means the advance made to UPC Distribution under Facility D2.

Facility D2 Commitment means:

(a)	in relation to an Initial Facility D Lender, the amount in euros set opposite its name under the heading “Facility D2 Commitment” in Part 2 of Schedule 1 (Initial Facility D Lenders and Commitments) and, following any allocation of Facility D2 Commitment by the Facility Agent on the Allocation Date, the amount in euros calculated in accordance with Clause 2.8 (Additional Facility D Lenders) set opposite its name under the heading “Facility D2 Commitment” in Part 3 of Schedule 1 (Facility D Commitments) and the amount of any other Facility D2 Commitment transferred to it under this Agreement;

(b)	in relation to an Additional Facility D Lender, the amount in euros set out in the relevant Additional Facility D Lender Accession Agreement and, following any allocation of Facility D2 Commitment by the Facility Agent on the Allocation Date, the amount in euros calculated in accordance with Clause 2.8 (Additional Facility D Lenders) set out opposite its name under the heading “Facility D2 Commitment” in Part 3 of Schedule 1 (Facility D Commitments); and

(c)	in relation to any other Facility D Lender, the amount in euros of any Facility D2 Commitment transferred to it in accordance with this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility D2 Lender means a Facility D Lender under Facility D2.

Facility D3 means the €196,867,969 term loan facility referred to in Clause 2.1(c) (Facility D).

Facility D3 Advance means the advance made to UPC Distribution under Facility D3.

Facility D3 Commitment means:

(a)	in relation to an Initial Facility D Lender, the amount set out in euros set opposite its name under the heading “Facility D3 Commitment” in Part 2 of Schedule 1 (Initial Facility D Lenders and Commitments) and, following any allocation of Facility D3 Commitment by the Facility Agent on the Allocation Date, the amount in euros calculated in accordance with Clause 2.8 (Additional Facility D Lenders) set opposite its name under the heading “Facility D3 Commitment” in Part 3 of Schedule 1 (Facility D Commitments) and the amount of any other Facility D3 Commitment transferred to it under this Agreement;

(b)	in relation to an Additional Facility D Lender, the amount in euros set out in the relevant Additional Facility D Lender Accession Agreement and, following any allocation of Facility D3 Commitment by the Facility Agent on the Allocation Date, the amount in euros calculated in accordance with Clause 2.8 (Additional Facility D Lenders) set out opposite its name under the heading “Facility D3 Commitment” in Part 3 of Schedule 1 (Facility D Commitments); and

(c)	in relation to any other Facility D Lender, the amount in euros of any Facility D3 Commitment transferred to it in accordance with this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility D3 Lender means a Facility D Lender under Facility D3.

Facility D4 means the €284,364,844 term loan facility referred to in Clause 2.1(d) (Facility D).

Facility D4 Advance means the advance made to UPC Distribution under Facility D4.

Facility D4 Commitment means:

(a)	in relation to an Initial Facility D Lender, the amount in euros set opposite its name under the heading “Facility D4 Commitment” in Part 2 of Schedule 1 (Initial Facility D Lenders and Commitments) and, following any allocation of Facility D4 Commitment by the Facility Agent on the Allocation Date, the amount in euros calculated in accordance with Clause 2.8 (Additional Facility D Lenders) set opposite its name under the heading “Facility D4 Commitment” in Part 3 of Schedule 1 (Facility D Commitments) and the amount of any other Facility D4 Commitment transferred to it under this Agreement;

(b)	in relation to an Additional Facility D Lender, the amount in euros set out in the relevant Additional Facility D Lender Accession Agreement and, following any allocation of Facility D4 Commitment by the Facility Agent on the Allocation Date, the amount in euros calculated in accordance with Clause 2.8 (Additional Facility D Lenders) set out opposite its name under the heading “Facility D4 Commitment” in Part 3 of Schedule 1 (Facility D Commitments); and

(c)	in relation to any other Facility D Lender, the amount in euros of any Facility D4 Commitment transferred to it in accordance with this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility D4 Lender means a Facility D Lender under Facility D4.

Facility D5 means the €284,364,844 term loan facility referred to in Clause 2.1(e) (Facility D).

Facility D5 Advance means the advance made to UPC Distribution under Facility D5.

Facility D5 Commitment means:

(a)	in relation to an Initial Facility D Lender, the amount in euros set opposite its name under the heading “Facility D5 Commitment” in Part 2 of Schedule 1 (Initial Facility D Lenders and Commitments) and, following any allocation of Facility D5 Commitment by the Facility Agent on the Allocation Date, the amount in euros calculated in accordance with Clause 2.8 (Additional Facility D Lenders) set opposite its name under the heading “Facility D5 Commitment” in Part 3 of Schedule 1 (Facility D Commitments) and the amount of any other Facility D5 Commitment transferred to it under this Agreement;

(b)	in relation to an Additional Facility D Lender, the amount in euros set out in the relevant Additional Facility D Lender Accession Agreement and, following any allocation of Facility D5 Commitment by the Facility Agent on the Allocation Date, the amount in euros calculated in accordance with Clause 2.8 (Additional Facility D Lenders) set out opposite its name under the heading “Facility D5 Commitment” in Part 3 of Schedule 1 (Facility D Commitments); and

(c)	in relation to any other Facility D Lender, the amount in euros of any Facility D5 Commitment transferred to it in accordance with this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility D5 Lender means a Facility D Lender under Facility D5.

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days’ notice,

as the office(s) through which it will perform all or any of its obligations under this Agreement.

Fee Letter means the letter between the Facility Agent and UPC Distribution, dated on or about the Signing Date, setting out the amount of agency fees referred to in Clause 20.2 (Agent’s fees).

Final Maturity Date means:

(a)	when designated “Facility D”, 30th June, 2009; and

(b)	when designated “Additional Facility”, the date falling after 30th June, 2009 specified in the Additional Facility Accession Agreement,

or, in each case if that day is not a Business Day, the immediately preceding Business Day (and without any such designation means the latest such date).

Finance Document means this Agreement, a Security Document, the Security Deed, a Fee Letter, an Obligor Accession Agreement, a Novation Certificate, an Additional Facility Accession Agreement, the Intercreditor Agreement and any other document designated in writing as such by the Facility Agent and UPC Distribution.

Finance Party means a Lender, the Facility Agent or the Security Agent.

Financial Indebtedness means, without double counting, indebtedness in respect of:

(a)	money borrowed or raised and debit balances at banks;

(b)	any bond, note, loan stock, debenture or similar debt instrument;

(c)	acceptance or documentary credit facilities;

(d)	receivables sold or discounted (otherwise than on a non-recourse basis and other than in the normal course of business for collection);

(e)	payments for assets acquired or services supplied deferred for a period of over 180 days (or 360 days if such deferral is in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied) after the relevant assets were or are to be acquired or the relevant services were or are to be supplied;

(f)	finance leases and hire purchase contracts to the extent that they constitute capital leases within the meaning of GAAP, provided that indebtedness in respect of network leases shall only be included in this paragraph (f) for the purposes of the definition of “Excess Cash Flow” and Clause 18.5 (Cross default);

(g)	any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or any of (b) to (f) above;

(h)	(for the purposes of Clause 18.5 (Cross default) only) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked-to-market value shall be taken into account); and

(i)	guarantees in respect of indebtedness of any person falling within any of paragraphs (a) to (g) above (including for the avoidance of doubt, without double counting, guarantees given by a member of the Borrower Group for the indebtedness of the type falling within (a) to (g) above of another member of the Borrower Group), provided that indebtedness which has been cash-collateralised shall not be included in any calculation of Financial Indebtedness to the extent so cash-collateralised and indebtedness which is in the nature of equity (other than redeemable shares) shall not be regarded as Financial Indebtedness.

GAAP means generally accepted accounting principles and practices in the United States.

Guaranteed Document means each Finance Document and the High Yield Hedging Agreements.

Guarantor means each Original Guarantor and each Additional Guarantor.

High Yield Hedging Agreements has the meaning given to it in the Security Deed.

High Yield Hedging Bank means a Lender or its Affiliate or a “Lender” or its “Affiliate” as defined in the Existing Facility Agreement which is or becomes a party to the Existing Security Deed and/or the Security Deed as a High Yield Hedging Bank.

High Yield Hedging Counterparty means any member of the UGCE Borrower Group that enters into a High Yield Hedging Agreement.

High Yield Notes means high yield debt securities or other instruments not mandatorily convertible into equity, in each case issued by a company which is a member of the UGCE Borrower Group.

Holding Company means, in relation to a person, an entity of which that person is a Subsidiary.

Indentures means each of:

(a)	the indenture dated as of 30th July, 1999 between UPC and Citibank N.A. in relation to US$735,000,000 12½ per cent. senior discount notes due 2009;

(b)	the indenture dated 5th February, 1998 between UGC and Firstar Bank of Minnesota N.A. (the UGC Trustee) for the $1,375,000,000 10¾ per cent. senior secured discount notes due 2009;

(c)	the indenture dated 15th April, 1999 between UGC and the UGC Trustee for the $355,000,000 senior discount notes due 2009;

(d)	the indenture dated 30th July, 1999 between UPC and Citibank N.A. for the $800,000,000 10 7/8 per cent. senior notes due 2009 and the €300,000,000 10 7/8 per cent. senior notes due 2009;

(e)	the indenture dated 29th October, 1999 between UPC and Citibank N.A. for the $200,000,000 10 7/8 per cent. senior notes due 2007 and the €100,000,000 10 7/8 per cent. senior notes due 2007;

(f)	the indenture dated 29th October, 1999 between UPC and Citibank N.A. for the $252,000,000 11¼ per cent. senior notes due 2009 and the €101,000,000 11¼ per cent. senior notes due 2009;

(g)	the indenture dated 29th October, 1999 between UPC and Citibank N.A. for the $478,000,000 13 3/8 per cent. senior discount notes due 2009 and the €191,000,000 13 3/8 per cent. senior discount notes due 2009;

(h)	the indenture dated 20th January, 2000 between UPC and Citibank N.A. for the $300,000,000 11½ per cent. senior notes due 2010;

(i)	the indenture dated 20th January, 2000 between UPC and Citibank N.A. for $600,000,000 11¼ per cent. senior notes due 2010 and the €200,000,000 11¼ per cent. senior notes due 2010; and

(j)	the indenture dated 20th January, 2000 between UPC and Citibank N.A. for the $1,000,000,000 13¾ per cent. senior discount notes due 2010,

in each case as in effect on 26th October, 2000.

Initial Additional Facility Lender means a person which becomes a Lender under an Additional Facility pursuant to Clause 2.2 (Additional Facilities).

Intellectual Property Rights means all know-how, patents, trade marks, designs and design rights, trading names, copyrights (including any copyright in computer software), database rights and other intellectual property rights anywhere in the world (in each case whether registered or not and including all applications for the same).

Interconnect Agreements means each interconnection agreement, network contract, franchise agreement, telecommunications service agreement and any agreement of a similar nature entered into by any member of the Borrower Group in connection with the conduct of its business as may be permitted by the terms of this Agreement (including any interconnect agreements maintained pursuant to Clause 16.20 (Inter-connection and chello)).

Intercreditor Agreement means the intercreditor deed entered into on or about the date of this Agreement between, among others, the Facility Agent and the Security Agent, the facility agent and security agent under the Existing Facility Agreement and UPC Distribution.

Interest has the meaning given to it in Clause 17.1 (Financial definitions).

Interest Date means the last day of an Interest Period.

Interest Period means each period determined in accordance with Clause 8 (Interest).

Lender means each Facility D Lender and each Additional Facility Lender (if any).

LIBOR means in relation to any Advance or Unpaid Sum denominated in US Dollars:

(a)	the applicable Screen Rate for deposits in US Dollars for a period equal or comparable to the required period at or about 11.00 a.m. on the applicable Rate Fixing Day; or

(b)	(if no Screen Rate is available for the required currency or required period of that Advance or Unpaid Sum) the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) of the respective rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks for the offering of deposits in the required currency and for the required period in the London interbank market at or about 11.00 a.m. on the Rate Fixing Day for such period, and for the purposes of this definition, required period means the applicable Interest Period of an Advance or the period in respect of which LIBOR falls to be determined in relation to any Unpaid Sum.

Licence means each approval, consent, authorisation and licence from, and all filings, registrations and agreements with any governmental or regulatory authority, in each case granted, issued, made or entered into pursuant to any Telecommunications and Cable Law necessary in order to enable each member of the Borrower Group to carry on its business as may be permitted by the terms of this Agreement.

LMA means the Loan Market Association.

Majority Acquisition has the meaning given in paragraph (c) of the definition of “Permitted Acquisition”.

Majority Lenders means, at any time Lenders the aggregate of whose undrawn Facility D Commitments, and undrawn Additional Facility Commitments (translated into euros, where such Commitment is denominated in US Dollars, on the basis of the Agent’s Spot Rate of Exchange on the date of the Additional Facility Accession Agreement) and participations in outstanding Facility D Advances and Additional Facility Advances (calculated by reference to the Original Euro Amount of such Advances) exceeds 66 2/3 per cent. of the aggregate undrawn Total Facility D1 Commitments, undrawn Total Facility D2 Commitments, undrawn Total Facility D3 Commitments, undrawn Total Facility D4 Commitments, undrawn Facility D5 Commitments, undrawn Total Additional Facility Commitments for all Additional Facilities and the Original Euro Amount of outstanding Advances.

Management Fees means any management, consultancy or similar fees payable by any member of the Borrower Group to any Restricted Person.

Mandatory Cost means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 3 (Mandatory Cost Formulae).

Margin means:

(a)	in the case of Facility D 5.50 per cent.; and

(b)	in the case of the Additional Facility the amount specified in and, if applicable, adjusted in accordance with the Additional Facility Accession Agreement, such rate not to exceed the Margin applicable in relation to Facility D or, if Facility D has been cancelled, the Margin applicable in relation to Facility D immediately prior to such cancellation.

Material Adverse Effect means any event or circumstance which has a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment or other material obligations under any of the Finance Documents.

Material Contracts means:

(a)	the Interconnect Agreements;

(b)	the agreement between chello Broadband N.V. and UPC Distribution documenting the arrangement under which chello Broadband N.V. and UPC Distribution share the subscriber revenues generated from the chello broadband internet service;

(c)	the Priority Pledge;

(d)	the Derby and EPG Pledges;

(e)	the Derby and EPG Agreements;

(f)	the Shareholders’ Agreements as from time to time amended, varied, restated or replaced, in each case in a manner that does not constitute an Event of Default under Clause 18.18 (Material Contracts); and

(g)	each other agreement agreed as such by the Facility Agent and UPC Distribution.

Material Subsidiary means any Subsidiary of UPC Distribution which accounts for more than five per cent. of one or more of:

(a)	the book value of the consolidated assets of the Borrower Group; or

(b)	the consolidated revenues of the Borrower Group; or

(c)	consolidated EBITDA of the Borrower Group,

all as shown in the financial statements most recently delivered under Clause 16.2(a) or (b) (Financial information) (except that for purposes of determining the consolidated revenues and consolidated EBITDA of the Borrower Group in respect of the financial statements delivered under Clause 16.2(b) (Financial information), the respective amounts of such revenues and such EBITDA shall equal two times the consolidated revenues and consolidated EBITDA, respectively, of the Borrower Group during the relevant Ratio Period ending on the date to which such financial statements are prepared).

If a Subsidiary which is not a Material Subsidiary on the basis of the most recent such financial statements most recently delivered receives on any date (the Relevant Date) a transfer of assets or the right to receive any revenues or other earnings which, taken together with the existing assets or, as the case may be, revenues or earnings of that Subsidiary, would satisfy either of the tests in paragraphs (a), (b) or (c) above, then that Subsidiary shall also be a Material Subsidiary on and from the Relevant Date. If a Material Subsidiary disposes of any assets or the right to receive any revenues or earnings such that it would on the basis of the most recent such financial statements most recently delivered cease to be a Material Subsidiary, then it shall be excluded as a Material Subsidiary on and from the date it makes such disposal.

Mid-Interest Period Transfer means an assignment, transfer or novation by an Existing Lender of all or any of its rights and/or obligations in respect of an Advance under this Agreement in accordance with Clause 26.2 (Transfers by Lenders) where such assignment, transfer or novation:

(a)	includes the assignment or transfer of the right to receive an amount of principal and interest under this Agreement; and

(b)	is made on a day other than the last day of an Interest Period.

Necessary Authorisations means all material approvals, consents, authorisations and licences (other than the Licences) from, all rights granted by and all filings, registrations and agreements with, any government or other regulatory authority necessary in order to enable each member of the Borrower Group to carry on its business as may be permitted by the terms of this Agreement as carried on by it at the relevant time.

Net Equity Proceeds means any cash proceeds (net of issue expenses) received by or for the account of a member of UGCE Borrower Group from any issued securities constituting or convertible or exchangeable (with or without conditions) into, share capital of that member of the UGCE Borrower Group (but excluding any proceeds received from an issue of Relevant Convertible Preference Shares).

Net Proceeds means the aggregate cash (or cash equivalent) proceeds received by any member of the Borrower Group in consideration for or otherwise in respect of a relevant disposal, net of all Taxes applicable on, or to any gain resulting from, that disposal and of all reasonable costs, fees and expenses properly incurred by continuing members of the Borrower Group in arranging and effecting that disposal.

Network means the networks operated from time to time by any member of the Borrower Group pursuant to the Licences and in accordance with this Agreement.

New Lender has the meaning given to it in Clause 26.2 (Transfers by Lenders).

non-Distribution Business Assets has the meaning given to it in Clause 16.10(b)(ix) (Disposals).

Noos Acquisition means the acquisition by MediaRéseaux S.A. of the entire issued share capital of Suez-Lyonnaise Telecom S.A. in accordance with the purchase agreement dated 15 March 2004 between, among others, Suez S.A. as seller and MediaRéseaux S.A. as buyer and as permitted under the terms of this Agreement for consideration in an amount of up to €660,000,000, together with the issue by MediaRéseaux S.A. to Suez S.A. of shares constituting not more than 20 per cent. of its issued share capital.

Novation Certificate has the meaning given to it in Clause 26.3(a)(i) (Procedure for novations).

Obligor means a Borrower or a Guarantor including, for the purposes of Clause 18 (Default), any Subsidiary of UPC Distribution that is required to become a Guarantor under Clause 26.4 (Additional Obligors) but has not yet become a Guarantor.

Obligor Accession Agreement means a deed in the form of Part 3 of Schedule 5 (Obligor Accession Agreement), with such amendments as the Facility Agent may approve or reasonably require (including, without limitation, any limitation on the obligations of the relevant Additional Guarantor which has been approved by the Facility Agent pursuant to Clause 26.4(a)(vi) (Additional Obligors).

Obligor Pledge of Shareholder Loans means the deeds of pledge of shareholder loans entered into between certain Obligors and the Security Agent listed in sub-paragraphs 3(a), (c), (d), (e), (f) and (g) of Schedule 7 (Security Documents) and any other deed of pledge of shareholder loans in substantially the same form entered into by an Obligor pursuant to any such deed of pledge or Clause 16.14(a) (Loans and guarantees) or Clause 26.4 (Additional Obligors).

Obligors’ Framework Agreement means the Framework Agreement (as defined in any Obligor Pledge of Shareholder Loans).

Original Borrower Group Financial Statements means the financial statements of the Borrower Group for the Accounting Period ended 31st March, 2003 (comprising the unaudited compiled financial statements of each of the Obligors for the Accounting Period ended 31st March, 2003 and a combination of those financial statements).

Original Euro Amount means:

(a)	the principal amount of a Facility D1 Advance, Facility D2 Advance, Facility D3 Advance, Facility D4 Advance, Facility D5 Advance or Additional Facility Advance (as applicable) denominated in euros; or

(b)	the principal amount of an Additional Facility Advance denominated in US Dollars, translated into euros on the basis of the Agent’s Spot Rate of Exchange on the date of receipt by the Facility Agent of the Request for the relevant Advance.

Participating Member State means a member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community for Economic Monetary Union.

Party means a party to this Agreement.

Permitted Acquisition means:

(a)	[intentionally left blank]

(b)	any Acquisition of a member of the Borrower Group by any other member of the Borrower Group as part of the solvent reorganisation of the Borrower Group; or

(c)

any Acquisition where, upon completion of the Acquisition, the person acquired will be a Subsidiary of UPC Distribution or where UPC Distribution or one of its Subsidiaries which is a member of the Borrower Group will own directly or indirectly greater than a 50 per cent. interest in the asset or assets constituting the acquired business (a Majority Acquisition) and where:

(i)	the Acquisition Cost of that Majority Acquisition, when aggregated with the Acquisition Cost of all Majority Acquisitions made since the Signing Date, but deducting:

(A)	the amount of any such Acquisition Cost which has been directly or indirectly funded (whether before, at or after the time of completion of the Acquisition) by the proceeds of a Relevant Equity Injection (other than any Relevant Equity Injection referred to in sub-paragraph (c)(i) (B) or paragraph (c)(i)(l) below);

(B)	the amount of any such Acquisition Cost which has been directly funded (in whole or in part) by the proceeds of a drawing under Facility A, provided that such deduction shall only be made to the extent that, prior to the date of the Majority Acquisition, the outstandings under Facility A were reduced out of the proceeds of a Relevant Equity Injection (and excluding the amount of any such reduction of outstandings under Facility A to the extent that Facility A has previously been drawn for the purposes of funding (in whole or in part) a Permitted Acquisition) and further provided that, at the time such reduction was made, UPC Distribution delivered to the Facility Agent a certificate signed by two managing directors or the sole managing director of UPC Distribution certifying:

I.	that the amount of the reduction was funded from a Relevant Equity Injection; and

II.	that UPC Distribution intended to draw an amount up to such amount under Facility A following the date of the reduction in order to fund a Permitted Acquisition;

(C)	the Acquisition Cost of all such Majority Acquisitions of any entity in which a member of the Borrower Group has an ownership interest at the Signing Date (as defined in the Existing Facility Agreement) or acquired an ownership interest pursuant to the Restructuring;

(D)	the Acquisition Cost of any Acquisition constituting a Majority Acquisition made pursuant to paragraph (b) above;

(E)	the Acquisition Cost of the Acquisition of one or more cable television networks in the Netherlands, as disclosed in writing to the Facility Agent before the Signing Date (as defined in the Existing Facility Agreement), and/or any business which is incidental or related thereto, in an aggregate amount that does not exceed €60,000,000; and

(F)	the amount of any such Acquisition Cost which has been directly funded (in whole or in part) by the proceeds of an Advance under Facility A, provided that such deduction shall only be made if and to the extent that:

(I)	the outstandings under Facility A are subsequently reduced out of the proceeds of an Additional Facility Advance by an amount up to the amount of that Facility A Advance; or

(II)	prior to the date of the Acquisition, the outstandings under Facility A were reduced out of the proceeds of an Additional Facility (and excluding the amount of Facility A available to fund the Acquisition to the extent that Facility A has previously been drawn for the purposes of funding (in whole or in part) an Acquisition) and further provided that, at the time that such reduction was made, UPC Distribution delivered to the Facility Agent a certificate signed by two managing directors or the sole managing director of UPC Distribution certifying:

(y)	that the amount of the reduction was funded from an Additional Facility Advance; and

(z)	that UPC Distribution intended to draw an amount up to such amount under Facility A following the date of reduction in order to fund such Acquisition,

does not exceed:

(1)	the sum of (x) €250,000,000 and (y) an amount equal to the proceeds of all Relevant Equity Injections made since the Effective Date to the extent only that the proceeds of such Relevant Equity Injection have been applied to permanently prepay and cancel the outstandings under Facility A, Facility B, Facility C or Facility D since the Effective Date provided that, at the time that any such prepayment and cancellation was made, UPC Distribution delivered to the Facility Agent a certificate signed by two managing directors or the sole managing director of UPC Distribution certifying that the amount of the prepayment and cancellation was funded from a Relevant Equity Injection; or

(2)	in the case of the UPC Polska Acquisition, and subject always to sub-paragraph (1) above, the aggregate principal amount of any debt securities issued by UPC Polska in connection with the UPC Polska Restructuring (together with any interest owing in respect of such debt securities and all reasonable administrative costs incurred directly in relation to the repayment of such debt securities);

(ii)	if the higher of the Acquisition Cost and the book value of any Majority Acquisition (or, where an opinion confirming the fairness of the relevant Majority Acquisition from a financial point of view has been issued by an independent third party, the Acquisition Cost of any Majority Acquisition):

(A)	is greater than €100,000,000 and no more than €150,000,000, UPC Distribution delivers a certificate to the Facility Agent signed by two managing directors or the sole managing director, as the case may be, of UPC Distribution and certifying; or

(B)	is greater than €150,000,000, UPC Distribution delivers to the Facility Agent financial projections based on assumptions which are no more aggressive (when taken as a whole) than those used in the preparation of the Business Plan which demonstrate, that the Borrowers will be in compliance with Clause 6 (Repayment) and the undertakings set out in Clause 17 (Financial Covenants) for the period from completion of the Acquisition (taking into account the Acquisition Cost of such Majority Acquisition (but deducting from that Acquisition Cost the value of any consideration referred to in paragraph (a) of the definition of “Acquisition Cost”) and financial projections relating to the acquired business or asset(s)) to the Final Maturity Date;

(iii)	the business of the acquired entity or the business acquired, as the case may be, is of the same nature as the business of the Borrower Group as at the Signing Date (as defined in the Existing Facility Agreement) and is carried out principally in Europe;

(iv)	in the case of any Majority Acquisition where the Acquisition Cost is €40,000,000 or greater, UPC Distribution delivers to the Facility Agent a Borrower Group Business Plan and an Acquisition Business Plan which:

(A)	(in the case of the Acquisition Business Plan) must contain cash flow projections which show that the Target will be Cash Flow Positive (taking into account the amount of any Relevant Equity Injection referred to in sub-paragraph (c)(i)(A) and (c)(i)(B) above) at the date of the proposed Majority Acquisition and on the last day of each financial quarter from such date up to and including the Final Maturity Date; and

(B)	(in the case of the Borrower Group Business Plan) in relation to any Majority Acquisition completed prior to 31st December, 2006, must contain cash flow projections which show that the sum of the undrawn Total Facility A Commitments (as defined under the Existing Facility Agreement) and Unrestricted Cash, taking into account the proposed Majority Acquisition, is projected to be greater than €100,000,000 on 31st December, 2006;

(v)	UPC Distribution delivers to the Facility Agent the most recent six-months management accounts or, in the case of the Noos Acquisition five months management accounts of or relating to the Target, together with a certificate signed by two managing directors or the sole managing director, as the case may be, of UPC Distribution certifying the amount of the Cash Flow of the Target for the most recent six months or, in the case of the Noos Acquisition, five months of, or relating to, the Target and setting out the supporting calculations;

(vi)	no Default has occurred and is continuing or would be caused by the Majority Acquisition; and

(vii)	the Acquisition Cost of that Majority Acquisition is not funded from the proceeds of an advance drawn by a Borrower under the Additional Facility; or

(d)	any Additional Acquisition where:

(i)	UPC Distribution delivers to the Facility Agent the most recent six-months management accounts or, in the case of the Noos Acquisition five-months management accounts of the Target, together with a certificate, signed by two managing directors or the sole managing director of UPC Distribution, which certifies that the ratio of Senior Debt to Annualised EBITDA (including any Senior Debt as at the last day of that six (or, in the case of the Noos Acquisition, five) month period used to fund the Acquisition Cost of that Additional Acquisition) for the most recent six months or, in the case of the Noos Acquisition, five months set out in the most recent management accounts of the Target is:

(A)	less than 4.0:1; or

(B)	at least 1.0 (one) times lower than the ratio of Senior Debt to Annualised EBITDA of the Borrower Group for the most recent Ratio Period, as shown in the most recent set of financial statements delivered under Clause 16.2(a) or (b) (Financial information); and

(ii)	UPC Distribution delivers to the Facility Agent a Borrower Group Business Plan and an Acquisition Business Plan which, in the case of any Additional Acquisition where the Acquisition Cost is €25,000,000 or greater must (in the case of the Acquisition Business Plan) contain cash flow projections which show that the Target will be Cash Flow Positive (taking into account the amount of any Relevant Equity Injection that has been applied to fund the Acquisition Cost (directly or indirectly)) at the date of the proposed Additional Acquisition and on the last day of each financial quarter from such date up to and including the Final Maturity Date;

(iii)	UPC Distribution delivers to the Facility Agent the most recent six-months management accounts or, in the case of the Noos Acquisition five-months management accounts of or relating to the Target, together with a certificate signed by two managing directors or the sole managing director, as the case may be, of UPC Distribution certifying the amount of the Cash Flow of the Target for the most recent six-months or, in the case of the Noos Acquisition, five months of, or relating to, the Target and setting out supporting calculations;

(iv)	no Default has occurred and is continuing or would be caused by the Additional Acquisition; and

(v)	the Acquisition Cost of that Additional Acquisition is funded (in whole or in part) by:

(A)	one or more advances drawn by UPC Distribution under an Additional Facility; or

(B)

a Facility A Advance provided, prior to the date of the Additional Acquisition, the outstandings under Facility A were reduced out of the proceeds of an Additional Facility (and excluding the amount of Facility A available to fund the Additional Acquisition to the extent that Facility A has previously been drawn for the purposes of funding (in whole or in part) an Additional Acquisition) and further provided that, at the time that such reduction was made, UPC Distribution delivered to the Facility Agent a certificate signed by two managing directors or the sole managing director of UPC Distribution certifying:

I.	that the amount of the reduction was funded from an Additional Facility Advance; and

II.	that UPC Distribution intended to draw an amount up to such amount under Facility A following the date of reduction in order to fund such Additional Acquisition,

and any balance of the Acquisition Cost not funded by drawings under an Additional Facility or Facility A (as described in sub-paragraph (B) above) are funded directly or indirectly by one or more Relevant Equity Injections.

All references in this definition to euro or € shall, where applicable, mean the equivalent in any other currency, converted to euro, based on the Agent’s Spot Rate of Exchange at the relevant time.

Permitted Borrower Group Guarantee Facilities means the guarantee facilities under which UPC Distribution and/or any of its Subsidiaries can draw guarantees up to a maximum aggregate principal amount of €10,000,000.

Permitted Borrower Group Revolving Credit Facility means the revolving credit facility to be entered into after the date of the Amendment Agreement by UPC Distribution as borrower, under which UPC Distribution can borrow revolving advances for general corporate and working capital purposes of the Borrower Group up to a maximum principal amount of €10,000,000.

Permitted Business means the carrying on of the Business in Europe.

Permitted Financial Indebtedness has the meaning given to it in Clause 16.12(b) (Restrictions on Financial Indebtedness).

Permitted Joint Venture means:

(a)	any Acquisition referred to in paragraph (b) of the definition of “Permitted Acquisition” and any Acquisition as a result of a reorganisation of a person that is not a Subsidiary of UPC Distribution but in which a member of the Borrower Group has an interest, provided that such reorganisation does not result in an overall increase in the value of the Borrower Group’s interest in that person, other than adjustments to the basis of any member of the Borrower Group’s interest in accordance with GAAP; or

(b)	any Acquisition where, upon completion of the Acquisition, the person acquired will not be a Subsidiary of UPC Distribution or where UPC Distribution or one of its Subsidiaries which is a member of the Borrower Group will own directly or indirectly no more than a 50 per cent. interest in the asset or assets constituting the acquired business (a JV Minority Acquisition) and where:

(i)	the Acquisition Cost of that JV Minority Acquisition, when aggregated with the Acquisition Cost of all JV Minority Acquisitions made since the Signing Date, but deducting:

(A)	the amount of any such Acquisition Cost which has been directly or indirectly funded (whether before, at or after, the time of completion of the Acquisition) by the proceeds of a Relevant Equity Injection (other than any Relevant Equity Injection referred to in sub-paragraph (b)(i)(B) or paragraph (b)(i)(l) below);

(B)	the amount of any such Acquisition Cost which has been directly funded (in whole or in part) by the proceeds of a drawing under Facility A, provided that such deduction shall only be made to the extent that, prior to the date of the JV Minority Acquisition, the outstandings under Facility A were reduced out of the proceeds of a Relevant Equity Injection (and excluding the amount of any such reduction of outstandings under Facility A to the extent that Facility A has previously been drawn for the purposes of funding (in whole or in part) a Permitted Joint Venture) and further provided that, at the time such reduction was made, UPC Distribution delivered to the Facility Agent a certificate signed by two managing directors or the sole managing director of UPC Distribution certifying:

I.	that the amount of the reduction was funded from a Relevant Equity Injection; and

II.	that UPC Distribution intended to draw an amount up to such amount under Facility A following the date of the reduction in order to fund a Permitted Joint Venture;

(C)	the Acquisition Cost of all such JV Minority Acquisitions of any entity in which a member of the Borrower Group has an ownership interest at the Signing Date (as defined in the Existing Facility Agreement) or acquired an ownership interest pursuant to the Restructuring; and

(D)	the Acquisition Cost of any Acquisition constituting a JV Minority Acquisition made pursuant to paragraph (a) above,

does not exceed the sum of (x) €250,000,000 and (y) an amount equal to the proceeds of all Relevant Equity Injections made since the Effective Date, to the extent only that the proceeds of such Relevant Equity Injection have been applied to permanently prepay and cancel the outstandings under Facility A, Facility B, Facility C or Facility D since the Effective Date provided that, at the time that any such prepayment and cancellation was made, UPC Distribution delivered to the Facility Agent a certificate signed by two managing directors or the sole managing director of UPC Distribution certifying that the amount of the prepayment and cancellation was funded from a Relevant Equity Injection;

(ii)	if the higher of the Acquisition Cost and the book value of any JV Minority Acquisition (or, where an opinion confirming the fairness of the relevant JV Minority Acquisition from a financial point of view has been issued by an independent third party, the Acquisition Cost of any JV Minority Acquisition):

(A)	is greater than €50,000,000, UPC Distribution delivers a certificate to the Facility Agent signed by two managing directors or the sole managing director, as the case may be, of UPC Distribution and certifying; or

(B)	is greater than €100,000,000, UPC Distribution delivers to the Facility Agent financial projections based on assumptions which are no more aggressive (when taken as a whole) than those used in the preparation of the Business Plan which demonstrate, that the Borrowers will be in compliance with Clause 6 (Repayment) and the undertakings set out in Clause 17 (Financial Covenants) for the period from completion of the JV Minority Acquisition (taking into account the Acquisition Cost of such JV Minority Acquisition (but deducting from that Acquisition Cost the value of any consideration referred to in paragraph (a) of the definition of “Acquisition Cost”) and financial projections relating to the acquired business or asset(s)) to the Final Maturity Date;

(iii)	the business of the acquired entity or the business acquired, as the case may be, is of the same nature as the business of the Borrower Group as at the Signing Date (as defined in the Existing Facility Agreement) and is carried out principally in Europe;

(iv)	in the case of any JV Minority Acquisition where the Acquisition Cost is €40,000,000 or greater, UPC Distribution delivers to the Facility Agent a Borrower Group Business Plan and an Acquisition Business Plan which:

(A)	(in the case of the Acquisition Business Plan) must contain cash flow projections which show that the Target will be Cash Flow Positive (taking into account the amount of any Relevant Equity Injection referred to in sub-paragraph (b)(i)(A) and (b)(i)(B) above) at the date of the proposed JV Minority Acquisition and on the last day of each financial quarter from such date up to and including the Final Maturity Date; and

(B)	(in the case of the Borrower Group Business Plan) in relation to any JV Minority Acquisition completed prior to 31st December, 2006, must contain cash flow projection which show that the sum of the undrawn Total Facility A Commitments (as defined in the Existing Facility Agreement) and Unrestricted Cash, taking into account the proposed JV Minority Acquisition, is projected to be greater than €100,000,000 on 31st December, 2006;

(v)	UPC Distribution delivers to the Facility Agent the most recent six months management accounts or, in the case of the Noos Acquisition, five months management accounts of or relating to the Target, together with a certificate signed by two managing directors or the sole managing director, as the case may be, of UPC Distribution certifying the amount of the Cash Flow of the Target for the most recent six months or, in the case of the Noos Acquisition, five months of, or relating to, the Target setting out the supporting calculations;

(vi)	no Default has occurred and is continuing or would be caused by the JV Minority Acquisition; and

(vii)	the Acquisition Cost of that JV Minority Acquisition is not funded from the proceeds of an advance drawn by a Borrower under the Additional Facility.

Permitted Payment has the meaning given to it in Clause 16.13(c) (Restricted Payments).

Permitted Security Interest means:

(a)	any Security Interest arising hereunder or under any Security Document;

(b)	any Security Interest arising under any Existing Security Document;

(c)	any liens arising in the ordinary course of business by way of contract which secure indebtedness under any agreement for the supply of goods or services in respect of which payment is not deferred for more than 180 days (or 360 days if such deferral is in accordance with the terms pursuant to which the relevant goods were acquired or services were provided);

(d)	any Security Interest imposed by any taxation or governmental authority in respect of amounts which are being contested in good faith and not yet payable and for which adequate reserves have been set aside in the books of the Borrower Group (or, as the case may be, UPC Distribution Holdco) in respect of the same in accordance with GAAP;

(e)	any Security Interests approved in writing by the Agent (acting on the instructions of the Majority Lenders);

(f)	any Security Interest in favour of any bank incurred in relation to any cash management arrangements;

(g)	rights of set-off arising in the ordinary course of business;

(h)	any Security Interest securing any Financial Indebtedness referred to in Clause 16.12(b)(xi) (Restrictions on Financial Indebtedness), provided that (A) such Security Interest was not created in contemplation of the acquisition of such company, (B) the debt secured by such Security Interest is not increased beyond that secured at the date the company in question is acquired and such Security Interest secures only that debt and (C) such Encumbrance is discharged within 12 months of completion of the relevant acquisition;

(i)	any Security Interest over non-Distribution Business Assets referred to in Clause 16.12(b)(xii) (Restrictions on Financial Indebtedness), securing Financial Indebtedness described therein or any other obligation in respect of such non-Distribution Business Assets;

(j)	the Security Interest arising under the deed of pledge and deed of mortgage (the KTA Pledge and Mortgage) that was granted to the Municipality of Amsterdam by Kabletelevise Amsterdam B.V. (KTA) on 8th May, 2002 under the agreement between the Municipality of Amsterdam and KTA in respect of the construction, maintenance and operation of a cable network in the Municipality of Amsterdam provided that no material changes are made to the terms of the KTA Pledge and Mortgage;

(k)	Security Interests arising under agreements entered into in the ordinary course of business relating to (i) network leases or (ii) the leasing of (A) building; (B) cars; and (C) other operational equipment;

(l)	any Security Interest securing Financial Indebtedness arising under the Permitted Borrower Group Revolving Credit Facility or the Permitted Borrower Group Guarantee Facilities provided that any such Security Interest will constitute a Security Interest over assets that are not secured or required to be secured as at the date of the Amendment Agreement under the Finance Documents or the Existing Finance Documents; and

(m)	any Security Interests not falling within paragraphs (a) to (l) above and securing indebtedness (other than indebtedness in relation to an Acquisition) not exceeding €15,000,000 (or its equivalent).

Plan means a plan that is subject to section 302 or regulated by Title IV of ERISA maintained by any member of the Borrower Group or any ERISA Affiliate currently or at any time within the last five years, or to which any member of the Borrower Group or any ERISA Affiliate is required to make payments or contributions or has made payments or contributions within the past five years.

Pledge of Subordinated Shareholder Loans means the deed of pledge and subordination of Subordinated Shareholder Loans entered into between certain Restricted Persons and the Security Agent listed in sub-paragraph 3(b) of Schedule 7 (Security Documents) and any other deed of pledge entered into pursuant to any such deed of pledge or Clause 16.25(a) (Shareholder Loans).

Polska Holdco means:

(a)	UPC Telecom NV; and

(b)	if the entity referred to in (a) above:

(i)	consolidates with or merges with or is acquired by any other person or persons; or

(ii)	directly or indirectly, sells, leases, conveys or transfers all or substantially all of its assets to any other person or persons,

the successor person (including any Holding Company which holds all the shares of Polska Holdco) formed by such consolidation or into which such entity is merged or to which such conveyance, transfer or lease is made.

Priority Pledge means the pledge entered into between UPC Distribution as pledgee and Priority Telecom Netherlands N.V. as pledgor dated 30th August, 2002 in relation to telephony switches.

Professional Market Party means a professional market party (professionele marktpartij) under the Dutch Exemption Regulation.

Rate Fixing Day means:

(a)	the second Business Day before the Utilisation Date of an Advance denominated in US Dollars; or

(b)	the second TARGET Day before the Utilisation Date of an Advance denominated in euros,

or such other day on which it is market practice in the London or, as the case may be, European interbank market for leading banks to give quotations in the relevant currency for delivery on the first day of the relevant Utilisation Date.

Ratio Period has the meaning given to it in Clause 17.1 (Financial definitions).

Reference Banks means, subject to Clause 26.5 (Reference Banks), the principal London offices of JPMorgan Chase Bank, The Toronto-Dominion Bank and CIBC World Markets plc.

Relevant Convertible Preference Shares means, at any time, convertible preference shares issued by a member of the UGCE Borrower Group but excluding:

(a)	convertible preference shares that cannot in accordance with their terms be redeemed for cash:

(i)	before the date on which all amounts outstanding under the Finance Documents and the Existing Finance Documents have been repaid or prepaid in full; or

(ii)	(if they can be redeemed for cash before that date) until the ratio of Senior Debt to Annualised EBITDA (i) is 3.5:1 or less for the two immediately preceding consecutive Ratio Periods and (ii) will be less than 3.5:1 immediately after such cash redemption; and

(b)	convertible preference shares issued by a member of the UGCE Borrower Group and subscribed for by a member of the Wider Group.

Relevant Eastern European Subsidiary means any Subsidiary of any Obligor which Subsidiary is incorporated and has all its material operations in Eastern Europe, provided that the aggregate of the contributions of the Relevant Eastern European Subsidiaries to the consolidated total assets, consolidated revenues and consolidated EBITDA of the Borrower Group attributable to Eastern Europe does not exceed in aggregate 10 per cent.

For the purposes of this definition, consolidated revenues and consolidated EBITDA of the Borrower Group or any Subsidiary of an Obligor shall be determined by reference to the 12 month period ending on the most recent date in respect of which financial statements have been delivered to the Facility Agent under Clause 16.2(b) (Financial information) and consolidated total assets shall be determined as at such date by reference to such financial statements.

Relevant Equity Injection means equity subscribed in UPC Distribution or one or more of its Subsidiaries which is a member of the Borrower Group (in each case other than by another member of the Borrower Group) or the proceeds of Subordinated Shareholder Loans (including, without limitation, the proceeds of any such equity subscription or Subordinated Shareholder Loan which are provided to refinance any such equity subscription or Subordinated Shareholder Loans previously provided), in each case only to the extent that (1) such proceeds have not been repaid or prepaid or redeemed in accordance with Clause 16.13 (Restricted Payments) and (2) such proceeds have not been subscribed or funded in order to fund mandatory prepayments by a Borrower pursuant to any provision of this Agreement or any provision of the Existing Facility Agreement under which any Borrower is required to make a mandatory prepayment of all or part of any Advance.

Relevant Event means a Default in relation to (a) Clause 18.2 (Non-payment) or (b) Clause 17.2 (Financial ratios).

Relevant Existing Facility Repayment means:

(a)	in the case of Facility D1, the amount of Facility B scheduled to be repaid on 31st December, 2004;

(b)	in the case of Facility D2, the amount of Facility B scheduled to be repaid on 30th June, 2005;

(c)	in the case of Facility D3, the amount of Facility B scheduled to be repaid on 31st December, 2005;

(d)	in the case of Facility D4, the amount of Facility B scheduled to be repaid on 30th June, 2006;

(e)	in the case of Facility D5, the amount of Facility B scheduled to be repaid on 31st December, 2006,

or in each case if such day is not a Business Day, on the immediately preceding Business Day in accordance with the Existing Facility.

Relevant Facility B Lender means a lender under Facility B which has entered into a Relevant Facility B Sub-participation Agreement with a Facility D Lender as sub-participant or any other form of sub-participation agreement in respect of its participation in Facility B with a Facility D Lender in amounts which mean that lenders under Facility B and Facility D Lenders are in compliance with Clause 26.2(a)(ii) (Transfers by Lenders) of this Agreement and clause 26.2(a)(ii) (Transfers by Lenders) of the Existing Facility Agreement.

Relevant Facility B Sub-participation Agreement means a sub-participation agreement substantially in the form of Part 2 of Schedule 5 entered into between a Facility D Lender as sub-participant and a Relevant Facility B Lender in relation to one or more Relevant Repayment Instalments (as defined in Clause 7.10 (Automatic Cancellation) in relation to Facility D).

Reportable Event means:

(a)	an event specified as such in section 4043 of ERISA or any regulation promulgated thereunder, with respect to a Plan that is subject to Title IV of ERISA, other than an event in relation to which the requirement to give 30 days notice of that event is waived by any regulation; or

(b)	a failure to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA with respect to a Plan that is subject to such sections of the Code and ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code.

Request means a request made by a Borrower to utilise any of the Facilities and, subject to Clause 5.2 (Form of Request), substantially in the form of Part 1 of Schedule 4 (Form of Request).

Requested Amount means the amount requested in a Request.

Restricted Payment has the meaning given to it in Clause 16.13(b) (Restricted Payments).

Restricted Person means UGCE Inc., UPC, Belmarken, UPC Holding, any other company (not being a member of the Borrower Group) which is a Subsidiary of, or an Associated Company of, UGCE Inc. (other than Associated Companies of UGCE Inc. which are its Associated Companies by virtue of controlling UGCE Inc. or owning beneficially and/or legally directly or indirectly 10 per cent. or more of the equity interests in UGCE Inc.).

Restricted Person’s Framework Agreement means the Framework Agreement as defined in any Pledge of Subordinated Shareholder Loans.

Restructuring means the transfer of share capital and intercompany receivables that took place prior to the Signing Date so that the Borrower Group was restructured to consist of UPC Distribution and its Subsidiaries as described in the structure chart set out at Schedule 8 (Borrower Group Structure).

Sale and Purchase Agreements means the following sale and purchase agreements relating to the sale and transfer of shares and receivables entered into on 9th April, 2003 between:

(a)	UPC, Belmarken, UPC Holding, UPC Distribution and UPC Operations B.V.;

(b)	UPC, Belmarken, UPC Holding and UPC Services B.V.;

(c)	UPC, Belmarken, UPC Holding, UPC Distribution and UPC Holding Services B.V.; and

(d)	UPC, Belmarken, UPC Holding, UPC Distribution and UPC Services Ltd.

Screen Rate means:

(a)	in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

(b)	in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen. If that page is replaced or the service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with UPC Distribution and the Lenders.

Security Deed means the Security Deed to be entered into between, among others, each Obligor, the Facility Agent, the Security Agent, the Lenders, the High Yield Hedging Banks and each Subordinated Creditor and includes each Deed of Accession (as defined in the Security Deed) entered into in relation to the Security Deed.

Security Documents means:

(a)	the documents listed in Schedule 7 (Security Documents); and

(b)

such other security documents as may from time to time be entered into in favour of any Beneficiary pursuant to any of the Finance Documents (including without limitation any other Obligor Pledge of Shareholder Loans or Pledge of Subordinated

Shareholder Loans, any security document referred to in Clause 16.23 (UPC Distribution Pledged Account), Clause 16.24 (Share security) or Clause 16.26 (Further security over receivables) and any security document provided to the Security Agent in connection with the accession of an Additional Obligor pursuant to Clause 26.4 (Additional Obligors) and Part 2 of Schedule 2 (Conditions Precedent Documents) or otherwise.

Security Interest means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of retention or other disposal rights over an asset (including without limitation title transfer and/or retention arrangements having a similar effect or a deposit of money with the primary intention of affording a right of set-off) and includes any agreement to create any of the foregoing but does not include (a) liens arising in the ordinary course of business by operation of law and not by way of contract and (b) any grant of indefeasible rights of use or equivalent arrangements with respect to network capacity, communications, fibre capacity or conduit.

Security Provider’s Deed of Accession has the meaning given to it in the Security Deed.

Senior Beneficiary has the meaning given to the term in the Security Deed.

Senior Debt has the meaning given to it in Clause 17.1 (Financial definitions).

Senior Hedging Agreements means any Cash Flow Hedging Agreement and all interest rate and/or currency swap and/or interest rate and/or currency cap and/or other interest rate and/or currency hedging agreements entered into or to be entered into by any member of the Borrower Group with any of the Senior Hedging Banks from time to time in relation to the Borrower Group’s floating rate interest exposure and/or currency exposure and for the avoidance of doubt shall include, without limitation, the hedging arrangements entered into between UPC Distribution and Bank of America, N.A. and the hedging arrangements entered into between UPC Distribution and JP Morgan Chase Bank, each as described in schedules 1 and 2 respectively of the letter dated 20th December, 2002 between the Existing Facility Agent on behalf of the Majority Lenders under the Existing Facility and UPC Distribution.

Serviceable Subordinated Debt means any Financial Indebtedness not prohibited by the Finance Documents or the Existing Finance Documents (including, for the avoidance of doubt, High Yield Notes and Relevant Convertible Preference Shares) which is raised by an entity that is not a member of the Borrower Group, all or part of, the proceeds of which are on-lent directly or indirectly to a member of the Borrower Group by a Subordinated Creditor by means of a Subordinated Shareholder Loan provided that, all or part of, such proceeds are applied in permanent prepayment and cancellation of the Facilities in accordance with this Agreement or of the Existing Facility in accordance with the Existing Facility Agreement.

Shareholder means UGCE Inc. or a Subsidiary (as defined in any relevant Indenture) of UGCE Inc.

Shareholders’ Agreements means the agreements listed in Schedule 9 (Shareholders’ Agreements).

Signing Date means the date of this Agreement.

Sterling means the lawful currency for the time being of the United Kingdom.

Subordinated Creditor means any Restricted Person who has, at any relevant time, entered into a Pledge of Subordinated Shareholder Loans and the Security Deed or a Security Provider’s Deed of Accession.

Subordinated Shareholder Loans means any Financial Indebtedness of any member of the Borrower Group owed to a Subordinated Creditor.

Subsidiary of a person means any company or entity directly or indirectly controlled by such person, for which purpose control means ownership of more than 50 per cent. of the economic and/or voting share capital (or equivalent right of ownership of such company or entity).

Target means any assets or entity which is or are the subject of an Acquisition or Additional Acquisition (as applicable) in accordance with the terms of this Agreement.

TARGET Day means a day on which the Trans-European Automated Real-Time Gross Settlement (TARGET) System is operating.

Taxes or Tax means all present and future taxes, imposts, duties, levies, fees or charges of a similar nature, together with interest thereon and penalties in respect thereof.

Telecommunications and Cable Law means all laws, statutes, regulations and judgments relating to telecommunications, cable television and data services applicable to any member of the Borrower Group and/or the business carried on by any member of the Borrower Group in any jurisdiction in which a member of the Borrower Group is incorporated or formed or in which such member has its principal place of business or owns any material assets.

Telekabel Wien means Telekabel Wien GmbH a company incorporated under the laws of Austria with its corporate seat at Erlachgasse 116, 1100 Wien, Austria and with registration number FN 84116a.

Third Party Debt means any Financial Indebtedness which is owed to any person other than a member of the Wider Group (but, for the avoidance of doubt, excluding any indebtedness arising under any instrument that does not impose any obligations on the obligor to make any cash payment and does not permit such obligor to elect to make any cash payments and to the extent only that such instrument is not amended so as to become an instrument under which there are (or may be) cash payment obligations).

Total Additional Facility Commitments means in relation to an Additional Facility, the aggregate for the time being of the Additional Facility Commitments for that Additional Facility.

Total Cash Interest has the meaning given to it in Clause 17.1 (Financial definitions).

Total Commitments means the aggregate for the time being of the Total Facility D1 Commitments, Total Facility D2 Commitments, Total Facility D3 Commitments, Total Facility D4 Commitments, Total Facility D5 Commitments and the aggregate Total Additional Facility Commitments for all Additional Facilities.

Total Debt has the meaning given to it in Clause 17.1 (Financial definitions).

Total Facility D Commitments means the aggregate for the time being of the Total Facility D1 Commitments, Total Facility D2 Commitments, Total Facility D3 Commitments, Total Facility D4 Commitments and Total Facility D5 Commitments

Total Facility D1 Commitments means the aggregate for the time being of the Facility D1 Commitments, being €109,371,094 on the Signing Date.

Total Facility D2 Commitments means the aggregate for the time being of the Facility D2 Commitments, being €196,867,969 on the Signing Date.

Total Facility D3 Commitments means the aggregate for the time being of the Facility D3 Commitments, being €196,867,969 on the Signing Date.

Total Facility D4 Commitments means the aggregate for the time being of the Facility D4 Commitments, being €284,364,844 on the Signing Date.

Total Facility D5 Commitments means the aggregate for the time being of the Facility D5 Commitments, being €284,364,844 on the Signing Date.

UGC means:

(a)	UnitedGlobalCom, Inc. a corporation incorporated in the State of Delaware, United States and, as of the Signing Date, having its business office at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237 U.S.A.; and

(b)	if the entity referred to in (a) above:

(i)	consolidates with or merges with any other person or persons; or

(ii)	directly or indirectly, sells, leases, conveys or transfers all or substantially all of its assets to any other person or persons,

the successor person formed by such consolidation or into which such entity is merged or to which such conveyance, transfer or lease is made.

UGC Convertible means the €500,000,000 convertible notes issued by UGC on or about 2nd April, 2004 due 15th April, 2024.

UGCE Borrower Group means:

(a)	UGCE Inc.;

(b)	any other company of which UPC Distribution is a Subsidiary and which is a Subsidiary of UGCE Inc.; and

(c)	UPC Holding II.

UGCE Inc. means:

(a)	UGC Europe Inc. a company organised under the laws of the State of Delaware; and

(b)	if the entity referred to in (a) above:

(i)	consolidates with or merges with any other person or persons; or

(ii)	directly or indirectly, sells, leases, conveys or transfers all or substantially all of its assets to any other person or persons,

the successor person formed by such consolidation or into which such entity is merged or to which such conveyance, transfer or lease is made.

United States or US means the United States of America.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

Unrestricted Cash has the meaning given to that term under GAAP.

Unrestricted Subsidiary means each Subsidiary of UPC Distribution and, prior to the Restructuring, each Subsidiary of each Obligor that is not a Subsidiary of UPC Distribution, the acquisition cost of which and whose on-going funding requirements are not funded directly or indirectly (in whole or in part) by any member of the Borrower Group by way of drawings under the Facilities and which is designated by UPC Distribution in writing as an Unrestricted Subsidiary.

UPC means United Pan-Europe Communications N.V., a public limited liability company incorporated under the laws of The Netherlands and, as of the Signing Date, with its registered office at Amsterdam and its business office at Boeing Avenue 53, 1119 PE Schiphol Rijk, Amsterdam, The Netherlands.

UPC Distribution Holdco means the immediate Holding Company of UPC Distribution from time to time, being UPC Holding as of the Signing Date.

UPC Distribution Pledged Account has the meaning given in Clause 16.23(b) (UPC Distribution Pledged Account).

UPC Financing means UPC Financing Partnership, a general partnership formed under the laws of Delaware, United States with its principal place of business at 4643 South Ulster Street, Suit 1300, Denver, Colorado 80237, USA.

UPC Holding means UPC Holding B.V., a limited liability company incorporated under the laws of The Netherlands and, as of the Signing Date, with its registered office at Amsterdam and its business office at Boeing Avenue 53, 1119 PE Schiphol Rijk, Amsterdam, The Netherlands.

UPC Holding II means UPC Holding II B.V., a limited liability company incorporated under the laws of The Netherlands and, as of the Signing Date, with its registered office at Amsterdam and its business office at Boeing Avenue 53, 1119 PE Schiphol Rijk, Amsterdam, The Netherlands.

UPC Polska means UPC Polska LLC.

UPC Polska Acquisition means the Majority Acquisition by a member of the Borrower Group of all or any part of the share capital or assets of UPC Polska or Polska Holdco.

UPC Polska Restructuring means the proposed financial restructuring relating to UPC Polska as particularly described in the First Amended Disclosure Statement dated 27th October, 2003, pursuant to which UPC Polska intends to restructure its capital structure and effectuate an overall compromise and settlement with certain parties and co-issue notes, stock and distribute cash in consideration for the transfer of claims outstanding under certain notes.

US Borrower means any Additional Borrower under this Agreement which is incorporated or formed under the laws of a State of the United States or that resides or has a domicile, a place of business or property in the United States.

US Dollars and US$ means the lawful currency for the time being of the United States.

US Obligor has the meaning given to it in Clause 18.6(c) (Insolvency).

Utilisation Date means:

(a)	in the case of Facility D1, 31st December, 2004;

(b)	in the case of Facility D2, 30th June, 2005;

(c)	in the case of Facility D3, 31st December, 2005;

(d)	in the case of Facility D4, 30th June, 2006;

(e)	in the case of Facility D5, 31st December, 2006; and

(f)	in the case of an Advance under an Additional Facility, the date specified as such in the relevant Request or, on and after the making and/or issue thereof pursuant to such Request, the date on which it was made and/or issued, or, in the case of each Facility D, if such day listed above is not a Business Day, the immediately preceding Business Day.

VAT means value added or similar tax.

Verification Letter means a letter substantially in the form of Part 6 of Schedule 5 (Form of Verification Letter).

Western Europe means the countries that comprised the European Community as at the Effective Date, Scandinavia and Switzerland.

Wider Group means UGCE Inc. and each of its Affiliates including (for the avoidance of doubt) UGC and Liberty Media International, Inc. or any of their respective Subsidiaries.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	a document being in the agreed form means a document (A) in a form previously agreed in writing by or on behalf of the Facility Agent and UPC Distribution, or (B) in a form substantially as set out in any Schedule to any Finance Document, or (C) (if not falling within (A) or (B) above) in form and substance satisfactory to the Lenders and initialled by or on behalf of the Facility Agent and UPC Distribution for the purposes of identification;

amendment includes a supplement, novation or re-enactment and amended is to be construed accordingly;

assets includes all or any part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

references to the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11.00 a.m. on the day on which the calculation falls to be made for spot delivery as determined by the Facility Agent in accordance with its customary practices;

European interbank market means the interbank market for euro operating in Participating Member States;

a guarantee includes a reference to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any indebtedness and guaranteed shall be construed accordingly;

indebtedness is a reference to any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

a month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that month;

permanent prepayment and cancellation means, in relation to any facility, a permanent prepayment of outstanding advances under that facility with a corresponding permanent cancellation of the total commitments in relation to that facility;

a person includes any individual, firm, company, corporation, unincorporated body of persons or any state or any of its agencies;

a regulation includes any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law but, if not having the force of law, only if compliance therewith is in accordance with the general practice of the relevant persons to whom it is intended to apply or, in the case of Clause 12 (Increased Costs) only, the relevant Finance Party or its Holding Company) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

(ii)	a provision of a law is a reference to that provision as amended, re-enacted or extended;

(iii)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

(iv)	a person includes its successors, transferees and assigns;

(v)

(or to any specified provision of) this Agreement or any other document shall be construed, save where expressly provided to the contrary in this Agreement, as a reference to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Facility Agent, all of the Lenders or the Majority Lenders (as the case may be);

(vi)	other than in the definition of “EURIBOR” in Clause 1.1 (Definitions), a time of day is a reference to London time; and

(vii)	words importing the plural include the singular and vice versa.

(b)	Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c)	The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d)	Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

(e)	Notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of that Finance Document.

1.3	Existing Facility Agents

The Existing Facility Agents are entering into this Agreement only for the purposes of giving the confirmation in Clause 5.5 (Relationship between Facility D and Existing Facility).

1.4	Existing Facility Agreement

(a)	Unless expressly stated to the contrary, and subject to paragraph (b), references in any of the Finance Documents to the Existing Finance Documents and to terms defined in, and provisions of, any of the Existing Finance Documents, shall be references to the relevant Existing Finance Document and such terms and provisions as at the Effective Date, as the same may be amended with the prior written approval of the Facility Agent (acting on the instructions of the Majority Lenders) from time to time.

(b)	References in any of the Finance Documents to any Finance Party (as defined in the Existing Facility Agreement) shall include such Finance Party’s permitted successors, transferees or assigns from time to time.

2.	THE FACILITIES

2.1	Facility D

The relevant Facility D Lenders grant to UPC Distribution:

(a)	a committed €109,371,094 term loan facility under which the relevant Lenders will, when requested by UPC Distribution, make cash advances in euros to UPC Distribution on the Utilisation Date for Facility D1;

(b)	a committed €196,867,969 term loan facility under which the relevant Lenders will, when requested by UPC Distribution, make cash advances in euros to UPC Distribution on the Utilisation Date for Facility D2;

(c)	a committed €196,867,969 term loan facility under which the relevant Lenders will, when requested by UPC Distribution, make cash advances in euros to UPC Distribution on the Utilisation Date for Facility D3;

(d)	a committed €284,364,844 term loan facility under which the relevant Lenders will, when requested by UPC Distribution, make cash advances in euros to UPC Distribution on the Utilisation Date for Facility D4; and

(e)	a committed €284,364,844 term loan facility under which the relevant Lenders will, when requested by UPC Distribution, make cash advances in euros to UPC Distribution on the Utilisation Date for Facility D5,

in each case subject to the terms of this Agreement.

2.2	Additional Facilities

(a)	Any person may, subject to the terms of this Agreement, become an Additional Facility Lender by delivering to the Facility Agent an Additional Facility Accession Agreement and, if the Borrower under the relevant Additional Facility is an entity incorporated in The Netherlands, a Verification Letter, in each case duly completed and executed by that person, UPC Distribution and, if the Additional Facility is to be granted to an Additional Borrower, the relevant Additional Borrower. That person shall become an Additional Facility Lender on the date specified in the Additional Facility Accession Agreement.

(b)	Upon the relevant person becoming an Additional Facility Lender, the Total Commitments shall be increased by the amount set out in the relevant Additional Facility Accession Agreement as that Additional Facility Lender’s Commitment.

(c)	Each Additional Facility Lender will grant to the relevant Borrower a term loan facility in the amount specified in the relevant Additional Facility Accession Agreement in euros or US Dollars (as applicable) during the Additional Facility Availability Period specified in the Additional Facility Accession Agreement, subject to the terms of this Agreement.

(d)	The execution by UPC Distribution and the relevant Borrower of an Additional Facility Accession Agreement constitutes confirmation by each Guarantor that its obligations under Clause 14 (Guarantee) shall continue unaffected except that those obligations shall extend to the Total Commitments as increased by the addition of the relevant Additional Facility Lender’s Commitment and shall be owed to each Finance Party including the relevant Additional Facility Lender.

2.3	Overall facility limits

(a)	The aggregate amount of all outstanding Facility D1 Advances shall not at any time exceed the Total Facility D1 Commitments.

(b)	The aggregate amount of all outstanding Facility D2 Advances shall not at any time exceed the Total Facility D2 Commitments.

(c)	The aggregate amount of all outstanding Facility D3 Advances shall not at any time exceed the Total Facility D3 Commitments;

(d)	The aggregate amount of all outstanding Facility D4 Advances shall not at any time exceed the Total Facility D4 Commitments.

(e)	The aggregate amount of all outstanding Facility D5 Advances shall not at any time exceed the Total Facility D5 Commitments.

(f)	The aggregate Original Euro Amount of all outstanding Additional Facility Advances under an Additional Facility shall not at any time exceed the Total Additional Facility Commitments for that Additional Facility.

(g)	The aggregate amount of:

(i)	the participations of a Lender in Facility D1 Advances shall not at any time exceed that Lender’s Facility D1 Commitment at that time;

(ii)	the participations of a Lender in Facility D2 Advances shall not at any time exceed that Lender’s Facility D2 Commitment at that time;

(iii)	the participations of a Lender in Facility D3 Advances shall not at any time exceed that Lender’s Facility D3 Commitment at that time;

(iv)	the participations of a Lender in Facility D4 Advances shall not at any time exceed that Lender’s Facility D4 Commitment at that time; and

(v)	the participations of a Lender in Facility D5 Advances shall not at any time exceed that Lender’s Facility D5 Commitment at that time.

(h)	The aggregate Original Euro Amount of the participations of a Lender in Additional Facility Advances under an Additional Facility shall not at any time exceed that Lender’s Additional Facility Commitment for that Additional Facility at that time.

2.4	Number of Requests and Advances

(a)	No more than one Request for an Advance may be made for each of the Facility D1 Advance, Facility D2 Advance, Facility D3 Advance, Facility D4 Advance or Facility D5 Advance under this Agreement.

(b)	No more than one Request may be made for each Additional Facility Advance under this Agreement.

(c)	No more than five Advances may be outstanding at any one time under Facility D and no more than five Advances may be outstanding at any time under each Additional Facility.

2.5	Nature of a Finance Party’s rights and obligations

(a)	The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

(c)

Each of the Obligors and each of the Finance Parties agrees that the Security Agent shall be the joint and several creditor (hoofdelijk crediteur) of each and every obligation of any Obligor towards each of the Finance Parties under any Finance Document, and that accordingly the Security Agent will have its own independent claim as creditor and not as agent against each Obligor to demand performance by the relevant Obligor of those obligations. However, any discharge of any such obligation to either of the Security Agent or the relevant Finance Party shall, to the same extent, discharge the corresponding obligation owing to the other.

(d)	Without limiting or affecting the Security Agent’s rights against any Obligor (whether under this paragraph or under any other provision of the Finance Documents), the Security Agent agrees with each other Finance Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint and several creditor with a Finance Party except with the prior written consent of the relevant Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Agent’s right to act in the protection or preservation of rights under or to enforce any Security Document or the Security Deed as contemplated by the Finance Documents (or to do any act reasonably incidental to any of the foregoing).

2.6	UPC Distribution as Obligors’ agent

Each Obligor:

(a)	irrevocably authorises and instructs UPC Distribution to give and receive as agent on its behalf all notices (including Requests) and sign all documents in connection with the Finance Documents on its behalf (including but not limited to amendments and variations and execution of any new Finance Documents) and take such other action as may be necessary or desirable under or in connection with the Finance Documents; and

(b)	confirms that it will be bound by any action taken by UPC Distribution under or in connection with the Finance Documents.

2.7	Actions of UPC Distribution as Obligors’ agent

The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

(a)	any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by UPC Distribution;

(b)	UPC Distribution acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

(c)	the failure (or purported failure) by or inability (or purported inability) of UPC Distribution to inform any Obligor of receipt by it of any notification under this Agreement or any other Finance Document.

2.8	Additional Facility D Lenders

(a)	Any Facility B Lender (as defined in the Existing Facility Agreement) may, subject to the terms of this Agreement, become an Additional Facility D Lender by delivering to the Facility Agent an Additional Facility D Lender Accession Agreement and a Verification Letter, in each case duly completed and executed by that Additional Facility D Lender and UPC Distribution on or before the day falling four Business Days after the Signing Date. That Additional Facility D Lender will become an Additional Facility D Lender on the date falling five Business Days after the Signing Date.

(b)	If, at 9.30am (London time) on the Allocation Date, the sum of the Facility D Commitments of each Initial Facility D Lender set out opposite its name in Part 2 of Schedule 1 (Initial Facility D Lenders and Commitments) and the Facility D Commitments of each Additional Facility D Lender (as set out in each of the Additional Facility D Lender Accession Agreements) exceed €1,072,000,000, the Facility Agent shall, on the Allocation Date, reduce the Commitments of each Initial Facility D Lender and each Additional Facility D Lender pro rata so that the Total Facility D Commitments are €1,072,000,000 provided that in no circumstances shall:

(i)	the Facility D Commitments of any Initial Facility D Lender exceed the amount set out opposite its name in Part 2 of Schedule 1 (Facility D Commitments);

(ii)	the Facility D Commitment of any Additional Facility D Lender exceed the amount set out in the relevant Additional Facility D Lender Accession Agreement.

(c)	Promptly after the allocation in accordance with Clause 2.8(c) above, the Facility Agent shall amend this Agreement by completing Part 3 of Schedule 1 (Facility D Commitments) to set out the Facility D Commitments of each Facility D Lender as reduced in accordance with this Clause.

(d)	Each Additional Facility D Lender shall participate in each Facility D Advance in accordance with Clause 5.4 (Participations in Advances).

(e)	The execution by UPC Distribution of an Additional Facility D Lender Accession Agreement constitutes confirmation by each Guarantor that its obligations under Clause 14 (Guarantee) shall continue unaffected except that those obligations shall be owed to each Finance Party including the relevant Additional Facility D Lender.

3.	PURPOSE

3.1	Purpose

Each Advance will be applied:

(a)	in the case of Facility D1, to finance (in part) the scheduled repayment of the Relevant Existing Facility Repayment;

(b)	in the case of Facility D2, to finance (in part) the scheduled repayment of the Relevant Existing Facility Repayment;

(c)	in the case of Facility D3, to finance (in part) the scheduled repayment of the Relevant Existing Facility Repayment;

(d)	in the case of Facility D4, to finance (in part) the scheduled repayment of the Relevant Existing Facility Repayment;

(e)	in the case of Facility D5, to finance (in part) the scheduled repayment of the Relevant Existing Facility Repayment; and

(f)	in the case of each Additional Facility:

(i)	to finance (in whole or in part) an Additional Permitted Acquisition;

(ii)	in permanent prepayment and cancellation of the Existing Facility in accordance with clause 7.3 (Voluntary Prepayments) of the Existing Facility

Agreement and/or Facility D in accordance with Clause 7.3(b)(i) (Voluntary Prepayment);

(iii)	in repayment or prepayment of Facility A provided that:

(A)	an amount not exceeding the amount of Facility A that is repaid or prepaid can subsequently be reborrowed (in accordance with the terms of the Existing Facility Agreement) in order to fund (or part fund) a Permitted Acquisition and provided that, at the time that Facility A is repaid or prepaid, UPC Distribution delivers to the Facility Agent a certificate signed by two managing directors or the sole managing director of UPC Distribution certifying that:

I.	the amount of the reduction is funded from an Additional Facility; and

II.	UPC Distribution intends to draw an amount equal to such amount under Facility A following the date of the repayment or prepayment to fund such Permitted Acquisition; or

(B)	the proceeds of a Facility A Advance have been used to fund an Acquisition referred to in paragraph (c)(i)(F) of the definition of Permitted Acquisition and the relevant Additional Facility Advance is subsequently applied in repayment or prepayment of Facility A in an amount up to the amount of such Facility A Advance; and/or

(iv)	provided that Facility B, Facility C and Facility D have each been permanently prepaid and cancelled in full, in permanent prepayment of and cancellation of any Additional Facility in accordance with Clause 7.3 (Voluntary Prepayment).

3.2	No monitoring

Without affecting the obligations of the Borrowers in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Advance.

4.	CONDITIONS PRECEDENT

4.1	Documentary conditions precedent

(a)	This Agreement will take effect on the day falling no less than five Business Days after the Signing Date (the Effective Date) on which the Facility Agent notifies UPC Distribution and the Lenders that it has received written confirmation from the Existing Facility Agents that the conditions precedent in Clause 2(b) of the amendment and restatement agreement dated on or about the date of this Agreement between, inter alia, UPC Distribution and the Existing Facility Agents amending and restating the Existing Facility Agreement have been either satisfied or waived and that such agreement is effective.

(b)	No Borrower may draw an Advance under this Agreement until the Facility Agent has notified UPC Distribution and the Lenders that it has received all of the documents set out in Part 1 of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent.

(c)	The Facility Agent will confirm to UPC Distribution and to the Existing Facility Agents that it has received the documents referred to in paragraph (b) above as soon as practicable upon receiving all of them in form and substance satisfactory to it.

4.2	Further conditions precedent

(a)	The obligations of each Lender in respect of each Facility D Advance are subject to the further conditions precedent that:

(i)	on the date of the Request for that Facility D Advance and on the proposed Utilisation Date, UPC Distribution confirms to the Facility Agent in the Request that the proceeds of such Advance are only to be applied in accordance with Clause 3.1 (Purpose) and specifies the relevant purpose of the proposed Advance in such Request; and

(ii)	on the date of the Request, UPC Distribution has paid to the Facility Agent under and in accordance with the Existing Facility, for application in repayment of the Relevant Existing Facility Repayment on the next Repayment Date for Facility B (as defined in the Existing Facility Agreement) an amount not less than the difference between:

(A)	in the case of Facility D1 , the Relevant Existing Facility Repayment and the Total Facility D1 Commitments;

(B)	in the case of Facility D2, the Relevant Existing Facility Repayment and the Total Facility D2 Commitments;

(C)	in the case of Facility D3, the Relevant Existing Facility Repayment and the Total Facility D3 Commitments;

(D)	in the case of Facility D4, the Relevant Existing Facility Repayment and the Total Facility D4 Commitments; and

(E)	in the case of Facility D5, the Relevant Existing Facility Repayment and the Total Facility D5 Commitments.

(b)	The obligations of each Lender in respect of each Additional Facility Advance are subject to the further conditions precedent that:

(i)	on the date of the Request for that Additional Facility Advance and on the proposed Utilisation Date the representations and warranties in Clause 15 (Representations and Warranties) to be repeated on those dates are and will be immediately after the relevant Additional Facility Advance is drawn down correct in all material respects;

(ii)	on the date of the Request for that Additional Facility Advance and on the proposed Utilisation Date no Default is outstanding or would result from the proposed Additional Facility Advance;

(iii)	on the date of the Request for that Additional Facility Advance and on the proposed Utilisation Date no Change of Control has occurred where the event has not been waived by the Majority Lenders; and

(iv)	the relevant Borrower confirms to the Facility Agent in the Request that the proceeds of such Additional Facility Advance are only to be applied in accordance with Clause

3.1 (Purpose) and specifies the relevant purpose of the proposed Additional Facility Advance in such Request.

4.3	Pro forma covenant compliance

No Borrower may Request or obtain any Additional Facility Advance in an amount which, when aggregated with all other Advances (and all Advances (other than Rollover Advances) (in each case as defined in the Existing Facility Agreement)) (the Relevant Advances) made since the last day of the most recent Ratio Period ending prior to the proposed date of that Additional Facility Advance for which financial statements have been delivered pursuant to Clause 4.1 (Documentary conditions precedent) or Clause 16.2(a) or (b) (Financial information) (the Relevant Ratio Period) would cause UPC Distribution to fail to be in compliance with the financial ratios set out in Clause 17.2 (Financial ratios) for the Relevant Ratio Period, if such financial ratios were re-tested for the Relevant Ratio Period after adding the aggregate amount of all such Relevant Advances to the amount of Senior Debt and Total Debt used in calculating such ratios.

4.4	Deferred Acquisition Costs

Where a member of the Borrower Group has made an Acquisition permitted by Clause 16.11 (Acquisitions and mergers), no Borrower may Request, or apply the proceeds of, any Advance for the purpose of paying any consideration referred to in paragraph (a) of the definition of “Acquisition Cost” in relation to that Acquisition, unless UPC Distribution delivers to the Facility Agent on or before the date of each relevant Request:

(a)	where the Acquisition Cost of the acquisition was greater than €100,000,000 and no more than €150,000,000, a certificate signed by two managing directors or the sole managing director, as the case may be, of UPC Distribution and certifying; or

(b)	where the Acquisition Cost of the acquisition was greater than €150,000,000, financial projections based on assumptions which are no more aggressive (when taken as a whole) than those used in the preparation of the Business Plan which demonstrate, that the Borrowers will be in compliance with Clause 6 (Repayment) and the undertakings set out in Clause 17 (Financial Covenants) for the period from the Utilisation Date of such Advance (taking into account (i) the Acquisition Cost of such acquisition (but deducting from that Acquisition Cost the value of any consideration referred to in paragraph (a) of the definition of “Acquisition Cost” which has yet to be paid or delivered), (ii) the amount of such Advance and (iii) financial projections relating to the acquired business or asset(s)) to the Final Maturity Date.

5.	Advances

5.1	Delivery of Request

Subject to the terms of this Agreement, a Borrower may request an Advance by delivering to the Facility Agent by not later than 11.00 a.m. on the third Business Day, before the Utilisation Date, a duly completed Request.

5.2	Form of Request

Each Request shall specify (where applicable):

(a)	the relevant Facility and the corresponding Utilisation Date which, in the case of an Additional Facility Advance, shall be a Business Day falling during the relevant Additional Facility Availability Period;

(b)	in the case of an Additional Facility Advance the currency of the proposed Advance (which must be euros or US Dollars);

(c)	the principal amount of the proposed Advance which:

(i)	for an Advance denominated in euros, shall be a minimum amount of €10,000,000; and

(ii)	for an Advance denominated in US Dollars, shall be a minimum amount of US$10,000,000;

(d)	the Interest Period of the Advance, which must be a period complying with Clause 8 (Interest); and

(e)	unless previously notified to the Facility Agent in writing and not revoked, or unless Clause 5.5 (Relationship between Facility D and Existing Facility) applies to the entire amount of the Advance, the details of the bank and account to which the proceeds of the proposed Advance are to be made available, which must comply with Clause 9 (Payments).

Subject to the terms of this Agreement, each Request shall be irrevocable and the relevant Borrower shall be bound to borrow an Advance in accordance with such Request.

5.3	Notification to the Lenders

The Facility Agent shall promptly notify each Lender participating in the relevant Advance of each Request for an Advance and the amount of its participation in the Advance.

5.4	Participations in Advances

(a)	Subject to the terms of this Agreement, each Lender shall, on the date specified in any Request for an Advance, make available to the Facility Agent for the account of the relevant Borrower the amount of its participation in that Advance. All such amounts shall be made available to the Facility Agent in accordance with Clause 9.2 (Funds) for disbursement to or to the order of the relevant Borrower in accordance with the provisions of this Agreement.

(b)	The amount of a Lender’s participation in an Advance will be the proportion (applied to the amount set out in the Request) which:

(i)	in the case of a Facility D1 Advance, its Facility D1 Commitment bears to the Total Facility D1 Commitments;

(ii)	in the case of a Facility D2 Advance, its Facility D2 Commitment bears to the Total Facility D2 Commitments;

(iii)	in the case of a Facility D3 Advance, its Facility D3 Commitment bears to the Total Facility D3 Commitments;

(iv)	in the case of a Facility D4 Advance, its Facility D4 Commitment bears to the Total Facility D4 Commitments;

(v)	in the case of a Facility D5 Advance, its Facility D5 Commitment bears to the Total Facility D5 Commitments; and

(vi)	in the case of an Additional Facility Advance, its relevant Additional Facility Commitment bears to the relevant Total Additional Facility Commitments.

(c)	If an Advance is to be drawn down in US Dollars, the amount of each Lender’s participation in that Advance will be determined by converting into US Dollars the Lender’s participation in the Original Euro Amount of that Advance on the basis of the Agent’s Spot Rate of Exchange three Business Days before its Utilisation Date.

(d)	Advances denominated in euro will only be made available in the euro unit.

5.5	Relationship between Facility D and Existing Facility

In relation to each Facility D Advance to be made under this Agreement, the Obligors, the Facility Agent and the Existing Facility Agents confirm that, to the extent that:

(a)	an amount is due to be paid to a Facility D Lender under clause 6.2 (Repayment of Facility B Advances) of the Existing Facility or under a sub-participation agreement (including a Relevant Facility B Sub-participation Agreement) on or about the proposed Utilisation Date; and

(b)	that amount is not less than the amount of the Facility D1 Commitment, Facility D2 Commitment, Facility D3 Commitment, Facility D4 Commitment or Facility D5 Commitment (as applicable) of that Facility D Lender on the relevant Utilisation Date or (if less) the amount which that Facility D Lender is obliged to participate in such Facility D Advance on such Utilisation Date (such amount being the Deemed Drawn Amount), the Deemed Drawn Amount shall, at the time that such Facility D Advance is due to be made (and provided that all conditions precedent set out in Clause 4 (Conditions Precedent) to the making of that Facility D Advance have been satisfied on or by that Utilisation Date), be deemed to be advanced by that Facility D Lender to UPC Distribution under Facility D1, Facility D2, Facility D3, Facility D4 or Facility D5 (as applicable) on the relevant Utilisation Date and UPC Distribution’s payment obligations to that Facility D Lender or to the Relevant Facility B Lender relating to that Facility D Lender (as applicable) under clause 6.2 (Repayment of Facility B Advances) of the Existing Facility will be satisfied in an amount equal to the Deemed Drawn Amount.

6.	Repayment

6.1	Repayment of Advances

(a)	UPC Distribution shall repay the Facility D1 Advance, Facility D2 Advance, Facility D3 Advance, Facility D4 Advance and Facility D5 Advance in full on the Facility D Final Maturity Date.

(b)	The relevant Borrower shall repay each Additional Facility Advance in full on the relevant Additional Facility Final Maturity Date.

6.2	Prepayments and repayments

If an Additional Facility Advance is to be repaid or prepaid by reference to an Original Euro Amount, the US Dollar amount to be repaid or prepaid shall be determined by reference to the Agent’s Spot Rate of Exchange used for determining the US Dollar amount of that Additional Facility Advance under Clause 5.4(c) (Participations in Advances) or, if applicable, the Original Exchange Rate.

6.3	Notification

The Agent shall notify the relevant Lender(s) and UPC Distribution of US Dollar amounts (and the applicable Agent’s Spot Rate of Exchange) promptly after they are ascertained under this Agreement.

7.	CANCELLATION AND PREPAYMENT

7.1	Automatic Cancellation of the Commitments

(a)	The undrawn Facility D1 Commitment of each Lender shall be automatically cancelled at the close of business in London on the relevant Utilisation Date.

(b)	The undrawn Facility D2 Commitment of each Lender shall be automatically cancelled at the close of business in London on the relevant Utilisation Date.

(c)	The undrawn Facility D3 Commitment of each Lender shall be automatically cancelled at the close of business in London on the relevant Utilisation Date.

(d)	The undrawn Facility D4 Commitment of each Lender shall be automatically cancelled at the close of business in London on the relevant Utilisation Date.

(e)	The undrawn Facility D5 Commitment of each Lender shall be automatically cancelled at the close of business in London on the relevant Utilisation Date.

(f)	The undrawn Additional Facility Commitment under each Additional Facility shall be automatically cancelled at the close of Business in London on the last day of the relevant Additional Facility Availability Period.

7.2	Voluntary cancellation

UPC Distribution may, by delivering to the Facility Agent a duly completed Cancellation Notice not less than five Business Days prior to the due date of cancellation, cancel the unutilised portion of the Total Facility D1 Commitments and/or Total Facility D2 Commitments and/or Total Facility D3 Commitments and/or Total Facility D4 Commitments and/or Total Facility D5 Commitments and/or Total Additional Facility Commitments in whole or in part (but, if in part, in an aggregate minimum Original Euro Amount of €10,000,000) in such proportions as UPC Distribution may specify in the Cancellation Notice) on the date specified in the Cancellation Notice. Any cancellation in part shall be applied against the relevant Facility D1 Commitment, Facility D2 Commitment, Facility D3 Commitment, Facility D4 Commitment Facility D5 Commitment or, as the case may be, Additional Facility Commitment of each Lender pro rata.

7.3	Voluntary prepayment

(a)	UPC Distribution may, by delivering to the Facility Agent a duly completed Cancellation Notice not less than five Business Days prior to the due date of prepayment, prepay the whole or any part, (but if in part in an aggregate minimum Original Euro Amount of €10,000,000) of the outstanding Advances made to it under Facility D1, Facility D2, Facility D3, Facility D4, Facility D5 or, subject to paragraph (b) below, any Additional Facility.

(b)	Any voluntary prepayment made under paragraph (a) above will be applied:

(i)	first, against Facility D1, Facility D2, Facility D3, Facility D4 or Facility D5 in such proportions as may be specified by UPC Distribution in the notice of prepayment; and

(ii)	second, once all outstanding Facility D Advances have been repaid or prepaid in full and all undrawn Facility D Commitments have been cancelled, against the Additional Facilities in such proportion as may be specified by UPC Distribution in the notice of prepayment and against all the outstanding Additional Facility Advances made under the relevant Additional Facilities pro rata.

7.4	Change of Control

(a)	If:

(i)	UGC ceases:

(A)	directly or indirectly to own more than 50 per cent. of the issued share capital of UGCE Inc.; and

(B)	to Control UGCE Inc.; or

(ii)	[intentionally left blank]

(iii)	UGCE Inc. does not or ceases to own, directly or indirectly through one or more of its Subsidiaries or other persons Controlled by it, the legal and beneficial interest in more than 50 per cent. of the voting and economic rights attaching to the issued share capital of, or otherwise ceases to Control, UPC Distribution Holdco, (except as a result of a merger or consolidation of UPC Distribution Holdco with or into a Shareholder, provided that such merger or consolidation is in accordance with paragraph (b) below); or

(iv)	in accordance with the terms of any share pledge in favour of the Security Agent over the issued share capital of UPC Distribution and UPC Holding II, UPC Distribution Holdco does not or ceases to own directly (or indirectly through one or more of its Subsidiaries or other persons Controlled by it, subject to such Subsidiary or person complying with Clause 26.4(a) (Additional Obligors)) the legal and beneficial interest in 100 per cent. of the issued share capital of UPC Distribution and UPC Holding II or otherwise ceases to Control UPC Distribution and UPC Holding II; or

(v)

in accordance with the terms of the share pledges in favour of the Security Agent over the issued share capital of each of the Obligors (other than UPC Distribution Holdco, UPC Holding II, UPC Financing and UPC Distribution), UPC Distribution does not or ceases to own directly or indirectly through one or more of its Subsidiaries or other persons Controlled by it, the legal and beneficial interest in at least 75 per cent. of the voting and economic rights attaching to the issued share capital of any Obligor (other than UPC Distribution Holdco, UPC Holding II, UPC Financing or UPC Distribution) or otherwise ceases to Control such Obligor; or

(vi)	UPC Distribution and UPC Holding II do not or cease to own, in accordance with the terms of the pledge referred to in paragraph 2 of Schedule 7 (Security Documents), the legal and beneficial interest in 100 per cent. of the partnership interests and economic rights attaching to the partnership interests of, or otherwise ceases to Control, UPC Financing,

(any of the events described in (i) to (vi) above being a Change of Control):

(A)	UPC Distribution shall promptly notify the Facility Agent upon becoming aware of a Change of Control; and

(B)	if the Majority Lenders so require, the Facility Agent shall, by not less than 20 Business Days’ notice to UPC Distribution, cancel each Facility and declare all outstanding Advances, together with accrued interest and all other relevant amounts accrued under the Finance Documents immediately due and payable, whereupon each Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)	UPC Distribution Holdco shall not enter into a merger or consolidation with or into a Shareholder (the resulting entity being the UPC Merged Entity) unless:

(i)	reasonable details of the proposed merger concerning the matters set out in paragraphs (ii) and (iii) below are provided to the Facility Agent at least 10 days before the merger is to be entered into;

(ii)	the UPC Merged Entity will be liable for the obligations of UPC Distribution Holdco (including the obligations under the Finance Documents), which obligations will continue in full force and effect after the merger, and entitled to the benefit of all rights of UPC Distribution Holdco; and

(iii)	the UPC Merged Entity has entered into Security Documents (if applicable) which provide security over the same assets of at least an equivalent nature and ranking to the security provided by UPC Distribution Holdco pursuant to any Security Documents entered into by it and such Security Documents are the legal, valid and binding obligations of the UPC Merged Entity enforceable in accordance with their terms subject (to the extent applicable) to substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents).

7.5	Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds

(a)	Subject to paragraph (b) below and Clause 7.7 (Date for prepayment), within 10 Business Days of the delivery of the Borrower Group’s audited consolidated financial statements which relate to any financial year of the Borrower Group (starting with the annual Accounting Period ending 31st December, 2004) under Clause 16.2 (Financial information) the Borrowers (unless otherwise agreed in writing by the Facility Agent acting on the instructions of the Majority Lenders) shall prepay, or procure that there is prepaid, an amount of the Facilities equal to 50 per cent. of the Excess Cash Flow for such financial year.

(b)	The Borrowers shall not be required to make any prepayments under paragraph (a) above:

(i)	after the date on which the Facility Agent receives financial statements delivered under Clause 16.2(b) (Financial information) which show that, for the two most recent Ratio Periods, the ratio of Senior Debt to Annualised EBITDA is less than or equal to 4:1; or

(ii)	if the amount of Excess Cash Flow in respect of the relevant financial year is less than €5,000,000.

(c)	(i) Subject to Clause 7.7 (Date for prepayment) and paragraph (e) below UPC Distribution shall, within ten Business Days of receipt by any member of the UGCE Borrower Group of Net Equity Proceeds received by or for the account of that member of the UGCE Borrower Group (where such proceeds are received on or after 31st December, 2004), prepay or procure that there is prepaid, until the Additional Prepayment Cap has been reached, an amount of the Facility D equal to the Make-Whole Amount;

(ii)	For the purposes of this paragraph (c), Make-Whole Amount shall be calculated by:

(A)	calculating the amount (the Relevant Amount) by which each Facility B Repayment Instalment (as defined in the Existing Facility Agreement) would have been reduced as a result of the operation of clause 7.5 (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds) of the Existing Facility Agreement as a result of the receipt of Net Equity Proceeds referred to in sub-paragraph (c)(i) above, had the Facility B Repayment Instalments that have at the relevant time been repaid (partly) out of the proceeds of drawings under Facility D (the Refinanced Repayment Instalments) still remained as Facility B Repayment Instalments (as defined in the Existing Facility Agreement) at the time of receipt of the Net Equity Proceeds referred to above; and

(B)	aggregating the Relevant Amount in respect of each Refinanced Repayment Instalment, such aggregate amount constituting the Make-Whole Amount.

(iii)	The amount of the prepayment of Facility D referred to in sub-paragraph (c)(i) above shall be applied pro rata against all outstanding Facility D Advances.

(d)	(i) In addition to any prepayments under sub-paragraph (c) above or under clause 7.5(c)(i)(A) or (c)(ii)(A), (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds) of the Existing Facility Agreement, subject to sub-paragraph (d)(ii) and paragraph (e) below and Clause 7.7 (Date for prepayment) UPC Distribution shall, within ten Business Days of receipt by a member of the UGCE Borrower Group of the proceeds of an issue of Relevant Convertible Preference Shares (where such proceeds are received on or after 31st December, 2004 and whether or not such Relevant Convertible Preference Shares also constitute Net Equity Proceeds), prepay or procure that there is prepaid, until the Additional Prepayment Cap has been reached, an amount of Facility D equal to 90 per cent. of the proceeds of the Relevant Convertible Preference Shares. Such amount shall be applied first pro rata against all outstanding Facility D Advances and, second, (but only following prepayment of the Existing Facilities as described in sub-paragraph (d)(ii) below) pro rata against all outstanding Additional Facility Advances in accordance with Clause 7.8 (Order of application).

(ii)	To the extent that the amount required to be prepaid under sub-paragraph d(i) above exceeds the amounts outstanding under Facility D at the relevant time UPC

Distribution shall prepay or procure that there is prepaid, until the Additional Prepayment Cap has been reached:

(A)	until all outstanding Facility D Advances have been permanently prepaid and cancelled and there are no undrawn Commitments under Facility D, outstanding Facility B Advances under the Existing Facility; and

(B)	after all outstanding Facility D Advances have been permanently prepaid and cancelled and once there are no undrawn Commitments under Facility D, outstanding Facility B Advances or outstanding Facility C Advances under the Existing Facility as specified by UPC Distribution in the relevant cancellation notice, in each case in an amount equal to such excess in accordance with clause 7.5(d)(i)(C) (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds) of the Existing Facility Agreement.

(iii)	In addition to any prepayments under sub-paragraph (c) above or under clause 7.5(c)(i)(A) or (c)(ii)(A), (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds) of the Existing Facility Agreement, subject to sub-paragraph (d)(iv) and paragraph (e) below and Clause 7.7 (Date for prepayment) and to the extent that UPC Distribution is not required to make prepayments under sub-paragraph (d)(i) or (ii) because the Additional Prepayment Cap has been reached UPC Distribution shall, within ten Business Days of receipt by or for the account of a member of the UGCE Borrower Group of the proceeds of an issue of Relevant Convertible Preference Shares (where such proceeds are received on or after 31st December, 2004 and whether or not such Relevant Convertible Preference Shares also constitute Net Equity Proceeds), prepay or procure that there is prepaid an amount of Facility D equal to 40 per cent. of the balance of the proceeds of the Relevant Convertible Preference Shares which have not been taken into account when calculating the payments to be made under sub-paragraph (d)(i) above. Such amount shall be applied first pro rata against all outstanding Facility D Advances and, second, (but only following pre-payment of the Existing Facilities as described in sub-paragraph (d)(iv) below) pro rata against all outstanding Additional Facility Advances in accordance with Clause 7.8 (Order of application).

(iv)	To the extent that the amount required to be prepaid under sub-paragraph (d)(iii) above exceeds the amounts outstanding under Facility D at the relevant time, UPC Distribution shall prepay or procure that there is prepaid:

(A)	until all outstanding Facility D Advances have been permanently prepaid and cancelled and there are no undrawn Commitments under Facility D, outstanding Facility B Advances under the Existing Facility; and

(B)	after all outstanding Facility D Advances have been permanently prepaid and cancelled and once there are no undrawn Commitments under Facility D, outstanding Facility B Advances or outstanding Facility C Advances under the Existing Facility as specified by UPC Distribution in the relevant cancellation notice, in each case in an amount equal to such excess in accordance with clause 7.5(d)(ii)(C) (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds) of the Existing Facility Agreement.

(e)	UPC Distribution shall not be required to make any prepayments under paragraphs (c) or (d) above:

(i)	provided that the most recently delivered financial statements provided to the Facility Agent under Clause 16.2(b) (Financial information) show that, for the two most recent Ratio Periods, the applicable ratio for the purposes of Clause 17.2(a) (Financial ratios) is 3.5:1 or less;

(ii)	to the extent that such Net Equity Proceeds are provided by another member of the UGCE Borrower Group which is funding such acquisition by means of proceeds which have previously been treated as “Net Equity Proceeds” of that member of the UGCE Borrower Group for the purposes of Clause 7.5(c)(i) above;

(iii)	in respect of Net Equity Proceeds in respect of a new issue of shares by any member of the UGCE Borrower Group subscribed for by any other member of the UGCE Borrower Group; or

(iv)	in respect of Net Equity Proceeds relating to any issuance of shares where all of the shares issued are subscribed for by any member of the Wider Group.

7.6	Prepayment from disposal proceeds

(a)	If the Net Proceeds of disposals of assets comprising or contributing in aggregate a percentage value of 5 per cent. or less of the total assets, revenues and EBITDA of the Borrower Group are either:

(i)	reinvested in the business of the Borrower Group within 12 months of receipt; or

(ii)	deposited immediately with the Facility Agent and:

(A)	applied in prepayment of the Existing Facility and reduction of the Total Facility A Commitments, Total Facility B Commitments and Total Facility C Commitments (each as defined in the Existing Facility) in accordance with the mechanics set out in clauses 7.7 (Date for prepayment) and 7.8 (Order of application) of the Existing Facility Agreement; and

(B)	once the Existing Facility has been repaid in full, applied in prepayment of the Facilities and reduction of the Total Facility D1 Commitments, Total Facility D2 Commitments, Total Facility D3 Commitments, Total Facility D4 Commitments, Total Facility D5 Commitments, and Total Additional Facility Commitments (if any) (in accordance with the mechanics set out in Clauses 7.7 (Date for prepayment) and 7.8 (Order of application)), the percentage value of such assets shall not be taken into account for the purposes of Clause 16.10(b)(viii) (Disposals).

(b)

For the purposes of paragraph (a) above and Clause 16.10(b) (Disposals), percentage value of an asset disposed of means the percentage of the total assets, revenues and EBITDA of the Borrower Group (as the case may be) attributable to such asset in respect of the financial year (in the case of revenues and EBITDA) or as at the end of the financial year (in the case of total assets) immediately preceding the financial year in which the asset is disposed of and for the avoidance of doubt, the value of assets disposed of will be calculated on an increasing percentage basis such that any percentage value will automatically be added to the percentage value of any subsequent disposal. For the purpose of this Clause 7.6(b), all calculations shall be by reference to the annual consolidated financial statements of UPC Distribution or, as the case may be, the annual combined financial statements of the Borrower Group required to be produced pursuant to this Agreement.

(c)	If valid and enforceable security agreements (in form and substance satisfactory to the Facility Agent) have been entered into between, inter alia, KTA and the Security Agent granting security over KTA’s cable network assets in favour of the Security Agent (the KTA Security Agreements), UPC Distribution shall:

(i)	within five Business Days of such KTA Default, apply €100,000,000 in prepayment of the Facilities (or, if less the amount of the Facilities); and

(ii)	promptly following enforcement by the Security Agent of the security constituted by the KTA Security Agreements (and in any event within five Business Days of receipt by the Security Agent of the proceeds of such enforcement), apply an amount equal to the net proceeds of such enforcement (after the deduction of all enforcement costs), to the extent that such net enforcement proceeds exceed €100,000,000, in prepayment of the Facilities (or, if less the amount of the Facilities).

The obligations of UPC Distribution under this Clause 7.6(c) shall be satisfied in full on receipt by the Security Agent of the proceeds of enforcement of the security constituted by the KTA Security Agreements.

7.6A	Mandatory prepayment from Third Party Debt proceeds

(a)	Subject to Clause 7.7 (Date for prepayment) and paragraph (b) below if any member of the UGCE Borrower Group incurs Third Party Debt at any time after 31st December, 2004 and Clause 16.12(d)(i) (Restrictions on Financial Indebtedness) applies to such Third Party Debt, UPC Distribution shall, within ten Business Days of receipt by such member of the UGCE Borrower Group of the proceeds of the Third Party Debt, prepay or procure that there is prepaid, until the Additional Prepayment Cap has been reached, an amount of Facility D equal to 50 per cent. of the proceeds of the Third Party Debt. The amount of such prepayment shall be applied first pro rata against relevant outstanding Facility D Advances and, second, (but only following prepayment of the Existing Facilities as described in paragraph (b) below) pro rata against all outstanding Additional Facility Advances in accordance with Clause 7.8 (Order of application).

(b)	To the extent that the amount due to be prepaid under paragraph (a) above exceeds the outstanding amounts under Facility D at the relevant time, UPC Distribution shall prepay or procure that there is prepaid, until the Additional Prepayment Cap has been reached:

(i)	until all outstanding Facility D Advances have been permanently prepaid and cancelled and there are no undrawn Commitments under Facility D, outstanding Facility B Advances under the Existing Facility; and

(ii)	after all outstanding Facility D Advances have been permanently prepaid and cancelled and once there are no undrawn Commitments under Facility D, outstanding Facility B Advances or outstanding Facility C Advances under the Existing Facility as specified by UPC Distribution in the relevant cancellation notice, in each case, in an amount equal to the amount of such excess in accordance with clause 7.6A(b)(i)(B) (Mandatory prepayment from Third Party Debt proceeds) of the Existing Facility Agreement.

7.7	Date for prepayment

Each amount of the Facilities to be prepaid under Clause 7.5 (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds), Clause 7.6 (Prepayment from disposal proceeds), Clause 7.6A (Mandatory prepayment from Third Party Debt proceeds) and Clause 17.4 (Cure provisions) shall be applied in prepayment of the Facility within the period required by the relevant Clause or deposited before the end of such period with the Security Agent or as the Security Agent may reasonably direct in an account (or accounts) (each a Blocked Account) in the name of any Obligor bearing interest at rates customarily offered by the Security Agent in such circumstances, secured (if requested by the Security Agent) by a first ranking security interest in favour of the Security Agent on behalf of the Beneficiaries, on terms that the principal amount so deposited may only be released by making the relevant prepayment on Interest Dates falling immediately thereafter, in accordance with Clause 7.8 (Order of application) (where applicable), until the prepayment obligations under Clause 7.5 (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds), 7.6 (Prepayment from disposal proceeds), Clause 7.6A (Mandatory prepayment from Third Party Debt proceeds) and Clause 17.4 (Cure provisions) have been satisfied.

7.8	Order of application

The amount of each prepayment of the Facilities made under Clauses 7.5(a) and (d) (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds), Clause 7.6 (Prepayment from disposal proceeds) and Clause 7.6A (Mandatory prepayment from Third Party Debt proceeds) shall be applied:

(a)	first, pro rata between outstanding Facility D Advances with a corresponding permanent cancellation of the Total Facility D1 Commitments, Total Facility D2 Commitments, Total Facility D3 Commitments, Total Facility D4 Commitments and Total Facility D5 Commitments (pro rata between the Commitments of the Lenders under the relevant Facility D); and

(b)	second, once all outstanding Facility D Advances have been repaid or prepaid in full and all undrawn Facility D Commitments have been cancelled and subject to any requirements described this Agreement first to apply amounts in prepayment of the Existing Facilities, pro rata between outstanding Additional Facility Advances with a corresponding permanent cancellation of the Total Additional Facility Commitments (pro rata between the Commitments of the Lenders under each Additional Facility).

7.9	Right of prepayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by a Borrower is required to be increased under Clause 10.2(c) (Tax gross-up); or

(ii)	any Lender claims indemnification from a Borrower under Clause 10.3 (Tax indemnity) or Clause 12.1 (Increased Costs),

a Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, in respect only of the Facilities made available to it, give the Facility Agent notice of cancellation of the Facility D1 Commitment, Facility D2 Commitment, Facility D3 Commitment, Facility D4 Commitment, Facility D5 Commitment and/or Additional Facility Commitment (as applicable) of that Lender and its intention to procure the repayment of that Lender’s participation in all relevant Advances.

(b)	On receipt of a notice referred to in paragraph (a) above, the Facility D1 Commitment, Facility D2 Commitment, Facility D3 Commitment, Facility D4 Commitment, Facility D5 Commitment and/or Additional Facility Commitment (as applicable) of that Lender shall each immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after a Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the relevant Borrower in that notice), the relevant Borrower shall repay that Lender’s participation in all relevant Advances.

(d)	Prepayments made pursuant to this Clause 7.9 shall be applied against the outstanding Advances pro rata.

7.10	Automatic cancellation of Facility D

(a)	In the event of a prepayment and cancellation of all or part of Facility B, the undrawn Facility D Commitments of the Facility D Lenders will be automatically cancelled in an amount equal to the Relevant Reduced Amount.

For the purposes of this Clause 7.10:

(i)	Relevant Reduced Amount means the aggregate amount by which the Relevant Repayment Instalments are reduced as a result of a prepayment and cancellation of Facility B; and

(ii)	Relevant Repayment Instalments means, at any time, each Facility B Repayment Instalment which falls to be paid on a Repayment Date (as defined in the Existing Facility Agreement) corresponding to a Utilisation Date under Facility D in respect of undrawn Facility D Commitments at that time:

(b)	In the case of a prepayment and cancellation of Facility B applied pro rata against the Relevant Repayment Instalments the undrawn Facility D Commitments will be automatically cancelled pro rata against each undrawn Facility D. Such cancellation will be applied against the undrawn Facility D Commitment of each Facility D Lender in respect of each undrawn Facility D pro rata;

(c)	In the case of a prepayment and cancellation of Facility B applied other than pro rata across the Relevant Payment Instalments, the Facility D Commitments in respect of each undrawn Facility D will be automatically cancelled by the amount by which the Relevant Repayment Instalment which falls due to be repaid on the Utilisation Date for that Facility D is reduced as a result of such prepayment and cancellation. Such cancellation will be applied against the undrawn Facility D Commitment of each Facility D Lender pro rata.

7.11	Miscellaneous provisions

(a)	Any Cancellation Notice delivered under this Agreement is irrevocable. The Facility Agent shall notify the Lenders promptly of receipt of any such notice.

(b)	All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment and, subject to Clause 23.4 (Break Costs), without premium or penalty.

(c)	No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d)	No amount prepaid under this Agreement may subsequently be re-borrowed.

(e)	No amount of any Commitment cancelled under this Agreement may subsequently be reinstated.

(f)	Any prepayment in part of any Advance shall be applied against the participations of the Lenders in that Advance pro rata.

8.	INTEREST

8.1	Interest rate

The rate of interest on each Advance for its Interest Period is the rate per annum determined by the Facility Agent to be the aggregate of:

(a)	the applicable Margin; and

(b)	(i) LIBOR (in the case of an Advance denominated in US Dollars); or

(ii)	EURIBOR (in the case of an Advance denominated in euros); and

(c)	the Mandatory Costs.

8.2	Selection of Interest Periods

(a)	The Interest Period of each Advance will be the period selected in the Request for that Advance and each subsequent Interest Period will be the period selected by the Borrower by notice (a Selection Notice) to the Facility Agent received not later than the third Business Day before the end of the then current Interest Period.

(b)	Each Interest Period shall be one month, two, three or six months or in any case such other period not exceeding six months as the relevant Borrower and the Facility Agent (acting on the instructions of all the Lenders) may agree from time to time. Each Interest Period for an Advance will commence on its Utilisation Date or in the case of each subsequent Interest Period the expiry of its preceding Interest Period.

8.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.4	Further Adjustments to Interest Periods

(a)	If an Interest Period: for a Facility D1 Advance, Facility D2 Advance, Facility D3 Advance, Facility D4 Advance or Facility D5 Advance would otherwise overrun the Facility D Final Maturity Date, it shall be shortened so that it ends on the Facility D Final Maturity Date.

(b)	for an Additional Facility Advance would otherwise overrun the relevant Additional Facility Final Maturity Date, it shall be shortened so that it ends on that Additional Facility Maturity Date.

8.5	Other adjustments

The Facility Agent and the Borrowers may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Advances.

8.6	Notification

The Facility Agent shall notify the relevant Borrower and the Lenders of the duration of each Interest Period promptly after ascertaining its duration.

8.7	Due dates

Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower on its Interest Date and also, in the case of any Advance with an Interest Period longer than six months, at six monthly intervals after the first day of that Interest Period for so long as the Interest Period continues.

8.8	Default interest

(a)	If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Facility Agent pay interest on the overdue amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the default rate) determined by the Facility Agent to be two per cent. per annum above the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted an Advance at the Margin applicable to a new Advance if it had been drawn down at such time in the currency of the Unpaid Sum for such successive Interest Periods of such duration (not being more than three months) as the Facility Agent may determine, having regard to the likely duration of the default (a Designated Term).

(b)	The default rate will be determined on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c)	Default interest will be compounded at the end of each Designated Term.

8.9	Notification of rates of interest

The Facility Agent will promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.	PAYMENTS

9.1	Place of Payment

All payments by an Obligor or a Lender under this Agreement shall be made to the Facility Agent to its account at such office or bank in the principal financial centre of the country of the currency concerned (or, in the case of euros, the financial centre of such of the Participating Member States or London) as the Facility Agent may notify to the Obligor or Lender for this purpose.

9.2	Funds

Payments under this Agreement to the Facility Agent shall be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

9.3	Distribution

(a)	Each payment received by the Facility Agent under this Agreement for another Party shall, except as set out in paragraph (d) below and subject to paragraphs (b) and (c) below, be made available by the Facility Agent to that Party by payment (on the date of value of receipt and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or, in the case of euros, in the principal financial centre of such of the Participating Member States or London) as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)	The Facility Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement in the same currency on such date or in or towards the purchase of any amount of any currency to be so applied.

(c)	Where a sum is to be paid under this Agreement to the Facility Agent for the account of another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Facility Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Facility Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate reasonably determined by the Facility Agent to reflect its cost of funds.

(d)	Subject to paragraph (c) above, in the case of a Mid-Interest Period Transfer, the Facility Agent shall:

(i)	make any interest payable in respect of the principal amount that is assigned, transferred or novated under a Mid-Interest Period Transfer, that accrues on and prior to the date on which the Mid-Interest Period Transfer becomes effective, available to the Existing Lender; and

(ii)	make any interest payable in respect of the principal amount that is assigned, transferred or novated as a Mid-Interest Period Transfer, that accrues after the date on which the Mid-Interest Period Transfer becomes effective, available to the New Lender, such payments shall be paid (on the date of value of receipt and in the currency and funds of receipt) to the Existing Lenders’ account or the New Lenders’ account (as applicable) with such bank and in the principal financial centre of the country of the relevant currency (or in the case of euros, in the principal financial centre of one of the Participating Member States or London) as it may notify to the Facility Agent for this purpose by not less that five Business Days’ prior notice.

9.4	Currency

(a)	A repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated.

(b)	All interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)	Amounts payable in respect of costs, expenses, Taxes and the like are payable in the currency in which they are incurred.

(d)	Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in euros.

9.5	Set-off and counterclaim

All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

9.6	Non-Business Days

(a)	If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

9.7	Partial payments

(a)	Subject to the Security Deed, if the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the Facility Agent shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:

(i)	first, in or towards payment pro rata of any unpaid costs, fees and expenses of the Facility Agent under this Agreement;

(ii)	secondly, in or towards payment pro rata of any accrued fees (other than any commitment fees payable under Clause 20.1 (Commitment fee)) due but unpaid under Clause 20 (Fees);

(iii)	thirdly, in or towards payment to the Lenders pro rata of any accrued interest (including, where a Mid-Interest Period Transfer has taken place towards payment to the Existing Lenders and the New Lenders pro rata) and commitment fees due but unpaid under this Agreement;

(iv)	fourthly, in or towards payment to the Lenders pro rata of any principal due but unpaid under this Agreement; and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	Subject to the Security Deed, the Facility Agent shall, if so directed by all of the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (v) above. The Facility Agent shall notify UPC Distribution of any such variation.

(c)	Paragraphs (a) and (b) above shall override any appropriation made by any Obligor.

10.	TAX GROSS-UP AND INDEMNITIES

10.1	Definitions

(a)	In this Clause 10:

Protected Party means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means an increased payment made by an Obligor to a Finance Party under Clause 10.2 (Tax gross-up) or a payment under Clause 10.3 (Tax indemnity).

Treaty Lender means a Lender which is (on the date a payment falls due), entitled to that payment under a double taxation agreement in force on the date (subject to the completion of any necessary procedural formalities) without a Tax Deduction.

(b)	In this Clause 10 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

10.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	UPC Distribution or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. If the Facility Agent receives such notification from a Lender it shall notify UPC Distribution and that Obligor.

(c)	Subject to Clause 10.5 (U.S. Taxes), if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)

A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate and use its reasonable efforts to complete any procedural formalities and provide any information, in each case on a timely basis, necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction (or with a reduced rate of such Tax Deduction).

10.3	Tax indemnity

(a)	The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b)	Paragraph (a) above shall not apply with respect to any Tax assessed on:

(i)	a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income or net profits received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	the Facility Agent, as a result of the failure by a Lender to satisfy on the due date of a payment of interest either of the conditions set out in Clause 19.15(b)(i)(A) and (B) (Lenders).

(c)	A Protected Party making or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent in writing of the event which will give, or has given, rise to the claim, including details of the nature of the Tax due or paid by that Protected Party, following which the Facility Agent shall promptly provide such information to UPC Distribution.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 10.3, notify the Facility Agent.

10.4	Tax Credit

(a)	If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(i)	a Tax Credit is attributable to that Tax Payment; and

(ii)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

(b)	No provision of this Agreement shall:

(i)

interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit or oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment of Tax in priority to any other credit, relief, remission or repayment available to it, except that the Finance Party’s sole reason (acting in good faith) for not claiming or for deferring such credit, relief, remission or repayment shall not be its obligation to make a payment under this Clause 10.4; or

(ii)	oblige any Finance Party to disclose any information relating to its Tax or other affairs or any computations in respect thereof.

10.5	U.S. Taxes

A US Borrower shall not be required to pay any additional amount pursuant to Clause 10.2 (Tax gross-up) in respect of United States Taxes (including, without limitation, federal, state, local or other income Taxes), branch profits or franchise Taxes with respect to a sum payable by it pursuant to this Agreement to a Lender if on the date such Lender becomes a Party to this Agreement or has designated a new Facility Office either:

(a)	in the case of a Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), such Lender has not provided the Borrower with two accurate and complete original signed copies of (i) U.S. Internal Revenue Service Form W-8BEN (relating to such Lender and claiming a complete exemption from withholding under an income tax treaty (or successor form) or (ii) U.S. Internal Revenue Service Form W-8ECI (or successor form) certifying, in each case, to such Lender’s entitlement as of such date to a complete exemption from United States withholding with respect to all amounts payable pursuant to the Finance Documents;

(b)	after the date such Lender becomes a Party to this Agreement, when a lapse in time or change in circumstances renders the previous certification of such Lender made pursuant to Clause 10.5(a) above obsolete or inaccurate, such Lender has not delivered to UPC Distribution two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefit of any income tax treaty), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to amounts payable pursuant to the Finance Documents; or

(c)	such Lender is subject to such Tax by reason of any connection between the jurisdiction imposing such Tax and the Lender or its Facility Office other than a connection arising solely from this Agreement or any transaction contemplated hereby.

10.6	Value added tax

(a)	All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall, following delivery of a VAT invoice, pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)	Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

11.	Market Disruption

11.1	Absence of quotations

Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by noon on the Rate Fixing Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to an Advance for any Interest Period, then the rate of interest on each Lender’s share of that Advance for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin;

(ii)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Advance from whatever source it may reasonably select; and

(iii)	the Mandatory Cost.

(b)	In this Agreement Market Disruption Event means:

(i)	at or about noon on the Rate Fixing Day for the relevant Term or Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and period; or

(ii)	before close of business in London on the Rate Fixing Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in an Advance aggregate not less than one-third of that Advance) that the cost to it of obtaining matching deposits in the London Interbank Market or, as the case may be, the European Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Facility Agent or UPC Distribution so requires, the Facility Agent and UPC Distribution shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and UPC Distribution, be binding on all Parties.

11.4	Revocation of currency

If before 9.30 a.m. on any Rate Fixing Day, the Facility Agent receives notice from a Lender that:

(a)	it is impracticable for the Lender to fund its participation in an Advance in US Dollars during that Interest Period in the ordinary course of business in the London or (in the case of euro) European Interbank Market; and/or

(b)	the use of US Dollars might contravene any law or regulation,

the Facility Agent shall give notice to UPC Distribution and to the Lenders to that effect before 11.00 a.m. on that day. In this event:

(i)	UPC Distribution and the Lenders may agree that the drawdown will not be made; or

(ii)	in the absence of agreement:

(A)	that Lender’s participation in the Advance (or, if more than one Lender is similarly affected, those Lender’s participations in the Advance) shall be treated as a separate Advance denominated in euros during the relevant Interest Period;

(B)	in the definitions of “LIBOR” or, as applicable, “EURIBOR”, (insofar as it applies to that Advance) in Clause 1.1 (Definitions):

I.	there shall be substituted for the time “11.00 a.m.” the time “1.00 p.m.”; and

II.	paragraph (c) of the relevant definition shall apply.

12.	INCREASED COSTS

12.1	Increased Costs

(a)	Subject to Clause 12.3 (Exceptions) the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay to the Facility Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Holding Companies as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation after the Signing Date or (ii) compliance with any law or regulation made after the Signing Date.

(b)	In this Agreement Increased Costs means:

(i)	a reduction in the rate of return from the Facilities or on a Finance Party’s (or any of its Holding Companies’) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Holding Companies to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

12.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 12.1 (Increased Costs) as soon as is reasonably practicable after that Finance Party becomes aware that circumstances have arisen which entitle it to make such claim, shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify UPC Distribution.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

12.3	Exceptions

(a)	Clause 12.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	compensated for by Clause 10.3 (Tax indemnity) (or would have been compensated for under Clause 10.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in Clause 10.3(b) (Tax indemnity) applied);

(iii)	compensated for by the payment of the Mandatory Cost; or

(iv)	attributable to the wilful breach by the relevant Finance Party or any of its Holding Companies of any law or regulation.

(b)	In this Clause 12.3, a reference to a Tax Deduction has the same meaning given to the term in Clause 10.1 (Definitions).

13.	ILLEGALITY AND MITIGATION

13.1	Illegality

If it is or will become unlawful in any applicable jurisdiction for a Lender to give effect to any of its obligations as contemplated by this Agreement or to fund or allow to remain outstanding all or part of its participation in any Advance:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of the same;

(b)	upon the Facility Agent notifying UPC Distribution, the Commitment of that Lender will be immediately cancelled; and

(c)	if the Facility Agent on behalf of such Lender requires, the relevant Borrower or Borrowers shall repay that Lender’s participation in any Advance made to that Borrower on the last day of the Interest Period for each Advance occurring after the Facility Agent has notified UPC Distribution or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

13.2	Mitigation

(a)	Each Finance Party shall, in consultation with UPC Distribution, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount (including without limitation, VAT) becoming payable under, or cancelled pursuant to, any of Clause 10 (Tax Gross-up and Indemnities), Clause 12 (Increased Costs) or Clause 13.1 (Illegality) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

13.3	Limitation of Liability

(a)	The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 13.2 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 13.2 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.	GUARANTEE

14.1	Guarantee and indemnity

In consideration of the Finance Parties entering into this Agreement and, where applicable, the other Finance Documents and performing their obligations thereunder and the High Yield Hedging Banks from time to time entering into the High Yield Hedging Agreements respectively, each Guarantor irrevocably and unconditionally, jointly and severally:

(a)	guarantees to each Finance Party and the Security Agent on behalf of the Beneficiaries punctual performance by each Borrower and each High Yield Hedging Counterparty of all their respective obligations under the Guaranteed Documents;

(b)	undertakes with each Finance Party and the Security Agent on behalf of the Beneficiaries that whenever a Borrower or a High Yield Hedging Counterparty does not pay any amount when due under or in connection with any Guaranteed Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	indemnifies each Finance Party and the Security Agent on behalf of the Beneficiaries immediately on demand against any cost, loss or liability suffered by that Finance Party or Beneficiary if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party or Beneficiary would otherwise have been entitled to recover.

Any demand issued to a Guarantor under this Clause 14.1 shall be copied to UPC Distribution at the same time as it is issued to the relevant Guarantor, provided that failure to do so shall not affect the validity or effectiveness of the demand or the obligations of the Guarantor under this Clause 14 (Guarantee).

14.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor or any High Yield Hedging Counterparty under the Guaranteed Documents, regardless of any intermediate payment or discharge in whole or in part.

14.3	Reinstatement

If any payment by an Obligor or a High Yield Hedging Counterparty or any discharge given by a Beneficiary (whether in respect of the obligations of any Obligor or any High Yield Hedging Counterparty or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Beneficiary shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

14.4	Waiver of defences

The obligations of each Guarantor under this Clause 14 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 14 (without limitation and whether or not known to it or any Beneficiary) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or any High Yield Hedging Counterparty or other person;

(b)	the release of any other Obligor or any High Yield Hedging Counterparty or any other person under the terms of any composition or arrangement with any creditor of any member of the Borrower Group or any High Yield Hedging Counterparty;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any High Yield Hedging Counterparty or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of, or dissolution or change in, the members or status of an Obligor or a High Yield Hedging Counterparty or any other person;

(e)	any amendment (however fundamental) or replacement of a Guaranteed Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Guaranteed Document or any other document or security; or

(g)	any insolvency or similar proceedings.

14.5	Immediate recourse

None of the Beneficiaries shall be obliged to make any claim or demand on the Borrowers or any High Yield Hedging Counterparty or to resort to any security document or other means of payment now or hereafter held by or available to them or it before enforcing its rights under this Clause 14 and no action taken or omitted by any of the Beneficiaries in connection with any such security document or other means of payment shall discharge, reduce, prejudice or affect the liability of any Guarantor under this Clause 14 nor shall any of the Beneficiaries be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Security Document or other means of payment in reduction of the obligations and liabilities expressed to be guaranteed by the Guarantors pursuant to this Clause 14.

14.6	Appropriations

Until all amounts which may be or become payable by the Obligors and the High Yield Hedging Counterparties under or in connection with the Guaranteed Documents have been irrevocably paid in full, each Beneficiary (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Beneficiary (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 14.

14.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors and the High Yield Hedging Counterparties under or in connection with the Guaranteed Documents have been irrevocably paid in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) each Guarantor agrees that, without the prior written consent of the Facility Agent, it will not:

(a)	exercise its rights of subrogation, reimbursement and indemnity against any other Obligor or High Yield Hedging Counterparty or any other person liable; or

(b)	demand or accept any security to be executed in respect of any of its obligations under this guarantee or any other indebtedness now or hereafter due to such Guarantor from any other member of the Borrower Group or any High Yield Hedging Counterparty or from any other person liable; or

(c)	take any step or enforce any right against any Obligor or any High Yield Hedging Counterparty or any other person liable in respect of any obligations and liabilities expressed to be guaranteed by the Guarantors pursuant to this Clause 14; or

(d)	exercise any right of set off or counterclaim against any other Obligor or any High Yield Hedging Counterparty or any other person liable or claim or prove or vote as a creditor in competition with any of the Beneficiaries in the bankruptcy, liquidation, administration or other insolvency proceeding of any other Obligor or any High Yield Hedging Counterparty or any other person liable or have the benefit of, or share in, any payment from or composition with, any other Obligor or any High Yield Hedging Counterparty or any other person liable or any other security document now or hereafter held by any of the Beneficiaries for the obligations and liabilities expressed to be guaranteed by the Guarantors pursuant to this Clause 14 or for the obligations or liabilities of any other person liable, but so that, if so directed by the Facility Agent, it will prove for the whole or any part of its claim in the liquidation of any other Obligor or any High Yield Hedging Counterparty, as the case may be, on terms that the benefit of such proof and of all money received by it in respect thereof shall immediately be transferred to an account to be designated by the Security Agent for the Beneficiaries and applied in or towards discharge of the obligations and liabilities expressed to be guaranteed by the Guarantors pursuant to this Clause 14 in accordance with the Security Deed.

14.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Beneficiary.

14.9	Limitation

Notwithstanding any other provision of this Clause 14, the obligations of each US Guarantor under this Clause 14, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code, any applicable provisions of comparable state law or any applicable case law (collectively, the Fraudulent Transfer Laws), in each case after giving effect to all other liabilities of such US Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such US Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such US Guarantors and other Affiliates of the Borrower Group of the obligations arising under guarantees by such parties.

For the purposes of this Clause 14.9, US Guarantor means each Guarantor incorporated (or in the case of a non-corporate Guarantor, formed and subsisting) in the United States of America (or any of its states or territories or any political or legal subdivision thereof).

15.	REPRESENTATIONS AND WARRANTIES

15.1	Representations and warranties

(a)	Subject to paragraph (b), each Obligor makes the representations and warranties set out in this Clause 15, in respect of itself and (where applicable) its Subsidiaries which are members of the Borrower Group, other than:

(i)	Clauses 15.9 (Accounts), 15.10 (Financial condition) and 15.14 (Business Plan) Clause 15.15(b) (Tax liabilities) and 15.25 (Dutch Banking Act), which shall only be made by UPC Distribution;

(ii)	Clause 15.24 (UPC Financing), which shall only be made by UPC Financing, to each Finance Party.

(b)	UPC Distribution Holdco does not make the representations and warranties set out in Clauses 15.6(b) or (c) (Consents), 15.7 (Material Contracts), 15.9 (Accounts), 15.10 (Financial condition), 15.11 (Environmental), 15.13(a) (Litigation and insolvency proceedings), 15.15(a) (Tax liabilities), 15.16 (Ownership of assets), 15.17 (Intellectual Property Rights), 15.19 (Borrower Group structure) and 15.24 (UPC Financing).

15.2	Status

(a)	It is a corporation, duly incorporated and validly existing under the laws of its place of incorporation and, in the case of UPC Financing only, it is a Delaware general partnership duly formed and wholly existing under the laws of its place of formation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

15.3	Powers and authority

It has the power:

(a)	to enter into and comply with all obligations expressed on its part under the Finance Documents; and

(b)	(in the case of a Borrower) to borrow under this Agreement; and

(c)	(in the case of a Guarantor) to give the guarantee in Clause 14 (Guarantee),

and has taken all necessary actions to authorise the execution, delivery and performance of the Finance Documents to which it is a party.

15.4	Legal validity

(a)	Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligations enforceable, subject to any relevant reservations or qualifications as to matters of law contained in any legal opinion referred to in paragraph 3 of Part 1 of Schedule 2 (Conditions Precedent Documents) or

(as applicable) paragraph 12 of Part 2 of Schedule 2 (Conditions Precedent Documents), in accordance with its terms.

(b)	The choice of English law as the governing law of the Finance Documents and its irrevocable submission to the jurisdiction of the courts of England in respect of any proceedings relating to the Finance Documents (in each case other than any Finance Document which is expressly to be governed by a law other than English law) will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above.

(c)	Any judgment obtained in England in relation to a Finance Document (in each case other than any Security Document which is expressly to be governed by a law other than English law) will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above.

15.5	Non-violation

The execution and delivery by it of, the Finance Documents to which it is a party, and its performance of the transactions contemplated thereby, will not violate:

(a)	in any material respect, any law or regulation or official judgment or decree applicable to it;

(b)	in any material respect, its constitutional documents; or

(c)	any agreement or instrument to which it is a party or binding on any of its assets or binding upon any other member of the Borrower Group or any other member of the Borrower Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.

15.6	Consents

(a)	Subject to any relevant reservations or qualifications contained in any legal opinion referred to in Clause 15.4(a) (Legal validity) above, all material and necessary authorisations,

registrations, consents, approvals, licences (other than the Licences), and filings required by it in connection with the execution, validity or enforceability of the Finance Documents to which it is a party and performance of the transactions contemplated by the Finance Documents have been obtained (or, if applicable, will be obtained within the required time period) and are validly existing.

(b)	The Licences are in full force and effect and each member of the Borrower Group is in compliance in all material respects with all provisions thereof such that the Licences are not the subject of any pending or, to the best of its knowledge, threatened attack, suspension or revocation by a competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack, suspension or revocation of a Licence would not have or be reasonably likely to have a Material Adverse Effect.

(c)	All the Necessary Authorisations are in full force and effect, each member of the Borrower Group is in compliance in all material respects with all provisions thereof and the Necessary Authorisations are not the subject of any pending or, to the best of its knowledge, threatened attack or revocation by any competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack or revocation of a Necessary Authorisation would not have or be reasonably likely to have a Material Adverse Effect.

15.7	Material Contracts

(a)	Each Material Contract to which any member of the Borrower Group is a party constitutes, or will when executed constitute, the legal, valid and binding obligation of such member, subject to the application of any relevant insolvency, bankruptcy or similar laws or other laws affecting the interests of creditors generally, enforceable against it in accordance with its terms.

(b)	No member of the Borrower Group is in breach of any of its material obligations under any Material Contract to which such member is a party, nor (to the best of its knowledge and belief), is any other party thereto, in each case in such a manner or to such an extent as would or is reasonably likely to have a Material Adverse Effect. To the best of its knowledge and belief there is no material dispute between any member of the Borrower Group and any other party to a Material Contract and there have been no amendments to any Material Contract in the form provided to the Facility Agent prior to the date of this Agreement which would or is reasonably likely to have a Material Adverse Effect.

15.8	No default

(a)	No Event of Default has occurred and is continuing or will result from the making of any Advance.

(b)	None of it or any other member of the Borrower Group is in default under any law, regulation or agreement to which it is subject, except for a default which will not have or be reasonably likely to have a Material Adverse Effect.

15.9	Accounts

The consolidated financial statements of it and the Borrower Group most recently delivered to the Facility Agent (which, at the date of this Agreement are the Original Borrower Group Financial Statements):

(a)	present a true and fair view of (in the case of audited financial statements) or fairly present (in the case of unaudited financial statements) its financial position and the consolidated financial position of the Borrower Group respectively as at the date to which they were drawn up; and

(b)	have been prepared in all material respects in accordance with GAAP (except that such consolidated financial statements do not include all consolidated Subsidiaries to the extent they are Unrestricted Subsidiaries).

15.10	Financial condition

There has been no material adverse change in the consolidated financial position of the Borrower Group (taken as a whole) since the date of the Original Borrower Group Financial Statements which would or is reasonably likely to have a Material Adverse Effect.

15.11	Environmental

(a)	It and each other member of the Borrower Group (i) have obtained all requisite Environmental Licences required for the carrying on of its business as currently conducted and (ii) have at all times complied with the terms and conditions of such Environmental Licences and (iii) have at all times complied with all other applicable Environmental Law, which in each such case, if not obtained or complied with, would or is reasonably likely to have a Material Adverse Effect.

(b)	There is no Environmental Claim in existence, pending or, to the best of its knowledge, threatened, against it which is reasonably likely to be decided against it and which, if so decided, would or is reasonably likely to have a Material Adverse Effect.

(c)	So far as it is aware, no Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on, from or under any premises (whether or not owned, leased, occupied or controlled by it or any member of the Borrower Group and including any offsite waste management or disposal location utilised by it or any member of the Borrower Group) in circumstances where this would be reasonably likely to result in a liability on it which would or is reasonably likely to have a Material Adverse Effect.

15.12	Security Interests

Its execution and delivery of this Agreement does not necessitate and will not result in the creation or imposition of any Security Interest over any of its material assets or those of any member of the Borrower Group (except for any Security Interest created pursuant to the Security Documents).

15.13	Litigation and insolvency proceedings

(a)	No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against any member of the Borrower Group and, to its knowledge, no such proceedings are threatened, where in any such case, there is a reasonable likelihood of an adverse outcome to any member of the Borrower Group where that outcome is of a nature which would or is reasonably likely to have a Material Adverse Effect.

(b)	None of the circumstances referred to in Clause 18.7 (Insolvency proceedings) are pending or, to its knowledge, threatened against it or any member of the Borrower Group which is a Material Subsidiary.

15.14	Business Plan

To the best of its knowledge after due inquiry, as of the date of the Business Plan:

(a)	the factual information relating to the Borrower Group contained in the Business Plan is accurate in all material respects;

(b)	all UPC Distribution’s projections and forecasts contained in the Business Plan were based on and arrived at after due and careful consideration and have been prepared by UPC Distribution on the basis of assumptions that UPC Distribution believed were reasonable as of the date of the projections;

(c)	there are no material facts or circumstances which have not been disclosed to the Lenders in writing prior to the date of the Business Plan and which would make any material factual information referred to in (a) above untrue, inaccurate or misleading in any material respect as at the date of the Business Plan, or any such opinions, projections, or assumptions referred to in (b) above misleading in any material respect as at the date of the Business Plan.

15.15	Tax liabilities

(a)	No claims are being asserted against it or any member of the Borrower Group with respect to Taxes which are reasonably likely to be determined adversely to it or to such member and which, if so adversely determined, would or is reasonably likely to have a Material Adverse Effect. It is not materially overdue in the filing of any Tax returns required to be filed by it (where such late filing might result in any material fine or penalty on it) and it has paid within any period required by law all Taxes shown to be due on any Tax returns required to be filed by it or on any assessments made against it (other than Tax liabilities being contested by it in good faith and where it has made adequate reserves for such liabilities or where such overdue filing, or non-payment, or a claim for payment, of which in each such case would not have or be reasonably likely to have a Material Adverse Effect).

(b)	Each Obligor (other than UPC Financing) is part of the same fiscal unity for Dutch corporate income tax purposes. UPC Financing is transparent for Dutch corporate income tax purposes and all of the partners in UPC Financing are part of the fiscal unity for Dutch corporate income tax purposes as all of the other Obligors.

15.16	Ownership of assets

It and each member of the Borrower Group has good title to or valid leases or licences of or is otherwise entitled to use all assets necessary to conduct its business, except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.

15.17	Intellectual Property Rights

(a)	It (and each member of the Borrower Group) owns or has the legal right to use all the Intellectual Property Rights which are required for the conduct of the business of the Borrower Group as a whole from time to time or are required by it (or such member) in order for it to carry on such business as it is then being conducted, except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect. As far as it is aware it does not (nor does any member of the Borrower Group), in carrying on its business, infringe any Intellectual Property Rights of any third party in any way which would or is reasonably likely to have a Material Adverse Effect.

(b)	None of the Intellectual Property Rights owned by any member of the Borrower Group is, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those Intellectual Property Rights, by any third party which, in either case, would or is reasonably likely to have a Material Adverse Effect.

(c)	All registered Intellectual Property Rights owned by it (or any member of the Borrower Group) are subsisting and all actions (including payment of all fees) required to maintain the same in full force and effect have been taken except where the absence of such rights or the failure to take any such action would not have or be reasonably likely to have a Material Adverse Effect.

15.18	Works councils

All of the requirements of Section 25 of The Netherlands Works Council Act (Wet op de Ondernemingsraden) in connection with the transactions contemplated by the Finance Documents which are applicable to an Obligor have been complied with by that Obligor.

15.19	Borrower Group structure

Schedule 8 (Borrower Group Structure) sets out a description which is true and complete in all material respects as at the Effective Date of the corporate ownership structure of the Borrower Group and of the ownership of the Borrower (but does not describe any level of ownership above UGCE Inc.).

15.20	ERISA

Neither it nor any member of the Borrower Group or ERISA Affiliate maintains, contributes to or has any obligation to contribute to or any liability under, any Plan, or in the past five years has maintained or contributed to or had any obligation to, or liability under, any Plan.

15.21	United States Regulations

Neither it nor any member of the Borrower Group is:

(a)	a holding company as defined in the United States Public Utility Holding Company Act of 1935 or subject to regulation thereunder;

(b)	a public utility as defined in the United States Federal Power Act of 1920; or subject to regulation thereunder;

(c)	required to be registered as an investment company as defined in the United States Investment Company Act of 1940 or subject to regulation thereunder; or

(d)	subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

15.22	Anti-Terrorism Laws

To the best of its knowledge, neither it nor any member of the Borrower Group:

(a)	is, or is controlled by, a Designated Party;

(b)	has received funds or other property from a Designated Party; or

(c)	is in material breach of or is the subject of any action or investigation under any Anti-Terrorism Law

It and each of its Affiliates have taken commercially reasonable measures to ensure compliance with the Anti-Terrorism Laws.

15.23	Margin stock

(a)	(In the case of the Borrowers only) the proceeds of the Facilities have been and will be used only for the purposes described in Clause 3 (Purpose).

(b)	Neither it nor any member of the Borrower Group is engaged principally in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X of the Board of Governors of the United States Federal Reserve System), and no portion of any Advance has been or will be used, directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

15.24	UPC Financing

UPC Financing did not trade or carry on any business from the date it was formed up to and including 26th October, 2000 except for investment in or proposed investment in other members of the Borrower Group by way of intercompany loan or subscription of shares.

15.25	Dutch Banking Act

On the Effective Date:

(a)	UPC Distribution is in compliance with the applicable provisions of the Dutch Banking Act and any implementing regulations; and

(b)	UPC Distribution has verified, by obtaining a duly completed and executed Verification Letter, the status of each person which is a Lender under this Agreement either as:

(i)	a Professional Market Party; or

(ii)	exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with UPC Distribution.

15.26	Investment Company Act

Neither it nor any member of the Borrower Group is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the United States Investment Company Act of 1940, as amended.

15.27	Public Utility Holding Company Act and Federal Power Act

Neither it nor any member of the Borrower Group is a “holding company”, or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of, or otherwise subject to regulation under, the United States Public Utility Holding Company Act of 1935, as amended. Neither it nor any member of the Borrower Group is a “public utility” within the meaning of, or otherwise subject to regulation under, the United States Federal Power Act.

15.28	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause 15 (Representations and Warranties) are made by each Obligor on the Signing Date (except for Clause 15.25 (Dutch Banking Act) which shall be made on the Effective Date) and (except for Clauses 15.6(a) (Consents), 15.10 (Financial condition), 15.12 (Security Interests), 15.13(b) (Litigation and insolvency proceedings), 15.14 (Business Plan), 15.15 (Tax liabilities), 15.16 (Ownership of assets), 15.18 (Works councils), 15.19 (Borrower Group structure), 15.20 (ERISA), 15.24 (UPC Financing) and 15.25 (Dutch Banking Act)) are deemed to be made again by each relevant Obligor on the date of each Request, the first day of each Interest Period and on each Utilisation Date with reference to the facts and circumstances then existing.

(b)	The representations and warranties set out in this Clause 15 (Representations and Warranties) (except Clauses 15.9 (Accounts), 15.10 (Financial condition), 15.14 (Business Plan), 15.19 (Borrower Group structure) and 15.24 (UPC Financing)) are repeated by each Additional Obligor with respect to itself on the date of the Obligor Accession Agreement relating to that Additional Obligor, with reference to the facts and circumstances then subsisting.

(c)	The representation and warranty made by UPC Distribution in Clause 15.14 (Business Plan) will be deemed to be repeated on the date any updated Business Plan is delivered to the Facility Agent by UPC Distribution, but only in respect of that updated Business Plan, by reference to the facts and circumstances existing on the relevant date.

16.	UNDERTAKINGS

16.1	Duration

The undertakings in this Clause 16 (Undertakings) will remain in force from the Signing Date for so long as any amount is or may be outstanding under any Finance Document or any Commitment is in force.

16.2	Financial information

UPC Distribution shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as the same are available (and in any event within 150 days of the end of each of its financial years) audited consolidated financial statements of UPC Distribution Holdco for that financial year;

(b)	as soon as the same are available (and, in any event, (in the case of its first three financial quarters in any financial year) within 60 days of the end of each of its financial quarters and (in the case of its fourth financial quarter in each financial year) within 150 days of the end of each such financial quarter), unaudited quarterly consolidated management accounts of UPC Distribution Holdco for that financial quarter in the agreed form;

(c)	by no later than 60 days after the last day of each of its financial years, an annual budget for the Distribution Business of the Borrower Group in the agreed form for the immediately following financial year;

(d)	together with any financial statements specified in paragraphs (a) or (b) above, a certificate signed by a director of UPC Distribution:

(i)	confirming that no Default is outstanding or if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it;

(ii)	setting out in reasonable detail computations establishing, as at the date of such financial statements, whether each of the financial ratios set out in Clause 17 (Financial Covenants) were complied with;

(iii)	(in the case of financial statements specified in paragraph (a) above, starting with the annual financial statements for 31st December, 2004) setting out in reasonable detail computations establishing the Excess Cash Flow (if any) for the financial year to which such financial statements were delivered for the purposes of Clause 7.5 (Mandatory prepayment from Excess Cash Flow and Net Equity Proceeds);

(iv)	certifying current compliance with the Borrowers’ obligations under Clause 7.6(a)(i) (Prepayment from disposal proceeds); and

(v)	certifying compliance with Clause 16.11(a) and (b) (Acquisitions and mergers) and setting out in reasonable detail the amount of the Acquisition Cost of all Acquisitions made by the Borrower Group since the Signing Date (excluding, at UPC Distribution’s option, the value of any consideration referred to in paragraph (a) of the definition of “Acquisition Cost” in respect of such Acquisition which has yet to be paid or delivered) and whether any such Acquisition Cost has been directly or indirectly funded by the proceeds of equity or Subordinated Shareholder Loans as described in paragraph (c) of the definition of “Permitted Acquisition” and paragraph (b) of the definition of “Permitted Joint Venture” respectively;

(e)	as soon as the same is available (and in any event within 90 days after each of its financial quarters) the consolidated financial statements of UGC. for that financial quarter on Form 10Q as filed with the United States Securities and Exchange Commission (the Commission) or such other comparable form as UGC. is required to file with the Commission under the United States Securities Exchange Act of 1934 (the 1934 Act) or, if UGC. is no longer subject to the reporting requirements of the 1934 Act, in the form required to be filed with the regulatory body comparable to the Commission then having jurisdiction over UGC.;

(f)	as soon as the same is available (and in any event within 180 days after each of its financial years) the audited consolidated financial statements of UGC. for that financial year on Form 10K as filed with the Commission or such other comparable form as UGC. is required to file with the Commission under the 1934 Act or, if UGC. is no longer subject to the reporting requirements of the 1934 Act, in the form required to be filed with the regulatory body comparable to the Commission then having jurisdiction over UGC.;

(g)	together with the financial statements and accounts referred to in paragraphs (a) and (b), a reconciliation demonstrating the effect of excluding from such financial statements or accounts the results of any business or activity other than the Distribution Business of the Borrower Group, provided that non-Distribution Business Assets need not be so excluded (and the reconciliation need not apply to such assets) unless they are subject to any Security Interest referred to in paragraph (i) of the definition of “Permitted Security Interest” or any other form of recourse as contemplated by Clause 16.12(b)(xii) (Restrictions on Financial Indebtedness); and

(h)	details of the principal terms (including without limitation, details of the notional amount, the termination date and applicable rates) of any Senior Hedging Agreements or High Yield Hedging Agreements to which any member of the Borrower Group is a party within five Business Days of any Senior Hedging Agreement or High Yield Hedging Agreement being entered into.

16.3	Information - Miscellaneous

UPC Distribution shall supply promptly (and in any event in the case of paragraph (d) below within five Business Days of the date on which UPC Distribution becomes aware of such information) or procure that there shall be supplied (both in hard copy and in electronic form) promptly to the Facility Agent:

(a)	all notices, reports or other documents despatched by or on behalf of any Obligor to its creditors generally in relation to it or any of its Subsidiaries;

(b)	a copy of any material report or other notice, statement or circular, sent or delivered by any member of the Borrower Group whose shares are pledged to the Security Agent pursuant to any Security Document to any person in its capacity as shareholder of such member of the Borrower Group, which materially adversely affects the interest of the Finance Parties under such Security Document;

(c)	such other material information regarding the Borrower Group and which is in the possession or control of any member of the Borrower Group as the Facility Agent may from time to time reasonably request; and

(d)	written notification of:

(i)	any or all of the Priority Pledge and/or the Derby and EPG Share Pledges becoming enforceable;

(ii)	any breach by UPC, UPC Exploitation II B.V., UPC Exploitation Holding B.V. or Priority Telecom N.V. of its obligations set out in the Priority Pledge and/or the Derby and EPG Share Pledges;

(iii)	any breach of the Derby and EPG Agreements; and

(iv)	any breach of the Sale and Purchase Agreements.

16.3A	Enforcement of and undertakings in relation to certain agreements

(a)	UPC Distribution agrees promptly after (and in any event within five Business Days of) receiving notice from the Facility Agent to do so, to take all necessary action to:

(i)	if any or all of the Priority Pledge and/or the Derby and EPG Share Pledges become enforceable, enforce any or all of them;

(ii)	if UPC, UPC Exploitation II B.V., UPC Exploitation Holding B.V. or Priority Telecom N.V. has breached its obligations set out in all or any of the Priority Pledge and/or the Derby and EPG Share Pledges in any material respect or if any party is in breach of either of the Derby and EPG Agreements in any material respect, enforce its rights in respect of any such breaches by UPC, UPC Exploitation II B.V., UPC Exploitation Holding B.V. or Priority Telecom N.V. of their respective obligations under such agreements; and

(iii)	if any party to the Sale and Purchase Agreements is in default under any one or more of the Sale and Purchase Agreements in any material respect, enforce its rights in respect of such default.

(b)	UPC Distribution undertakes to keep the Lenders informed and to take such action in connection with the enforcement of the Priority Pledge and/or the Derby and EPG Share Pledges or its rights under the Priority Pledge and/or the Derby and EPG Share Pledges, the Derby and EPG Agreements or any of the Sale and Purchase Agreements (as the case may be) as may be requested by the Facility Agent (acting on the instructions of the Majority Lenders).

(c)	UPC Distribution undertakes not to:

(i)	agree to any amendment, variation, supplement or waiver of the Priority Pledge and/or the Derby and EPG Share Pledges, the Derby and EPG Agreements or the Sale and Purchase Agreements;

(ii)	enter into any arrangements with UPC Exploitation Holding B.V. or UPC Exploitation II B.V. other than the Priority Pledge and/or the Derby and EPG Share Pledges, the Derby and EPG Agreements or any of the Sale and Purchase Agreements; or

(iii)	enter into any arrangements with UPC, UPC Exploitation Holding B.V. or UPC Exploitation II B.V. in relation to the derby billing system or electronic programming guide software that will prejudice UPC Distribution’s rights to use and operate the derby billing system and/or the electronic programming guide software, without the written consent of the Facility Agent (acting on the instructions of the Majority Lenders) where the same would prejudice in any material respect the interests of the Lenders under such arrangements.

16.4	Notification of Default and inspection rights

(a)	Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it (unless that Obligor is aware that such a notification has already been provided by another Obligor).

(b)	Each Obligor (other than UPC Distribution Holdco) shall, if required by the Facility Agent (acting on the instructions of the Majority Lenders), at any time whilst an Event of Default is continuing or the Facility Agent has reasonable grounds to believe that an Event of Default may exist and at other times if the Facility Agent has reasonable grounds for such request, permit representatives of the Facility Agent upon reasonable prior written notice to UPC Distribution to:

(i)	visit and inspect the properties of any member of the Borrower Group during normal business hours;

(ii)	inspect its books and records other than records which the relevant member of the Borrower Group is prohibited by law, regulation or contract from disclosing to the Facility Agent; and

(iii)

discuss with its principal officers and Auditors its business, assets, liabilities, financial position, results of operations and business prospects provided that (A) any such discussion with the Auditors shall only be on the basis of the audited financial statements of the Borrower Group and any compliance certificates issued by the Auditors and (B) representatives of UPC Distribution shall be entitled to be present at any such discussion with the Auditors.

(c)	Any Obligor must promptly upon becoming aware of it notify the Facility Agent of:

(i)	any Reportable Event;

(ii)	the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA; and

(iii)	material non-compliance with any law or regulation relating to any Plan which would or is reasonably likely to have a Material Adverse Effect.

16.5	Authorisations

Each Obligor (other than UPC Distribution Holdco, in the case of paragraphs (b) and (c) below) will, and will procure that each of its Subsidiaries which is a member of the Borrower Group will:

(a)	obtain or cause to be obtained, maintain and comply with the terms of:

(i)	every material consent, authorisation, licence or approval of, or filing or registration with or declaration to, governmental or public bodies or authorities or courts; and

(ii)	every material notarisation, filing, recording, registration or enrolment in any court or public office,

in each case required under any law or regulation to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of any Finance Document to which it is a party; and

(b)	obtain or cause to be obtained every Necessary Authorisation and the Licences and ensure that (i) none of the Necessary Authorisations or Licences is revoked, cancelled, suspended, withdrawn, terminated, expires and is not renewed or otherwise ceases to be in full force and effect and (ii) no Necessary Authorisation or Licence is modified and no member of the Borrower Group commits any breach of the terms or conditions of any Necessary Authorisation or Licence which, in each case, would or is reasonably likely to have a Material Adverse Effect.

16.6	Pari passu ranking

Each Obligor will procure that its payment obligations under the Finance Documents do and will rank at least pari passu with all the claims of its other present and future unsecured and unsubordinated creditors (save for those obligations mandatorily preferred by applicable law applying to companies generally).

16.7	Negative pledge

(a)

Each Obligor (other than UPC Distribution Holdco) will not permit any Security Interest (other than the Permitted Security Interests) by any member of the Borrower Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future indebtedness of any member of the Borrower Group or any other person.

(b)	UPC Distribution Holdco will not create or permit to subsist any Security Interest over its assets which are subject to the Security Documents to which it is a party (other than any Permitted Security Interest referred to in paragraphs (a), (b), (d), (e) or (g) of the definition of “Permitted Security Interest”).

(c)	(i) UPC Distribution will procure that none of Belmarken, UPC, UGCE Inc. or any other member of the UGCE Borrower Group (each a Relevant Company) will create or permit to subsist any Security Interest (other than an Agreed Security Interest) over all or part of that Relevant Company’s present or future undertakings, assets, rights or revenues.

(ii)	For the purposes of sub-paragraph (c)(i) above:

Agreed Security Interest means:

(A)	any liens arising in the ordinary course of business by way of contract which secure indebtedness under any agreement for the supply of goods or services in respect of which payment is not deferred for more than 180 days (or 360 days if such deferral is in accordance with the terms pursuant to which the relevant goods were acquired or services were provided);

(B)	any Security Interest imposed by any taxation or governmental authority in respect of amounts which are being contested in good faith and not yet payable and for which adequate reserves have been set aside in the accounts of the Relevant Company in respect of the same in accordance with GAAP;

(C)	any Security Interest in favour of any bank incurred in relation to any cash management arrangements;

(D)	rights of set-off arising in the ordinary course of business;

(E)	any Security Interest granted by a Relevant Company over its shareholding in any of its Subsidiaries which is not itself a Relevant Company;

(F)	any Security Interest granted by a Relevant Company under any Existing Security Documents provided that, (other than in the case of the Security Interests referred to in paragraph (a) of the definition of “Existing Security Documents”) at the same time that such Security Interest is granted, the Relevant Company grants an identical Security Interest over the same assets to the Beneficiaries and under the terms of the Intercreditor Agreement, such Security Interest ranks pari passu with the Security Interest(s) arising under the corresponding Security Document which purports to create a Security Interest over the same property, assets or rights provided that any such Existing Security Document will be in the same form as the corresponding Security Document (save for changes directly attributable to the identity of the parties and the loan amounts);

(G)	any Security Interest granted by a Relevant Party to secure any Third Party Debt permitted under Clause 16.12(d) (Restrictions on Financial Indebtedness); and

(H)	any Security Interest not falling within sub-paragraphs (A) to (G) above securing any indebtedness which, when aggregated with all other indebtedness secured by that

Relevant Company and each other Relevant Company, does not exceed €15,000,000 (or its equivalent).

16.8	Permitted Business

(a)	Each Obligor will ensure that it and its Subsidiaries which are members of the Borrower Group (other than any Relevant Eastern European Subsidiary) engage:

(i)	in no material activity outside the Permitted Business; and/or

(ii)	in the business of acting as the holder of shares and/or interests in other members of the Borrower Group (which shall include the raising of Permitted Financial Indebtedness and the on-lending of such Financial Indebtedness to its Subsidiaries in accordance with the provisions of this Agreement and the entry into of hedging arrangements on behalf of its Subsidiaries).

(b)	The Borrowers will ensure that UPC Financing will engage primarily in the business of a finance company for and in respect of the Borrower Group in connection with the Existing Facilities and the transactions contemplated by the Existing Facility Agreement.

16.9	Compliance with laws

Each Obligor will, and will procure that each of its Subsidiaries which is a member of the Borrower Group will, comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, having jurisdiction over it or any of its assets, except where failure to comply with which would not have or be reasonably likely to have a Material Adverse Effect.

16.10	Disposals

(a)	Each Obligor (other than UPC Distribution Holdco) will not and will procure that no other member of the Borrower Group (other than a Relevant Eastern European Subsidiary) will, sell, transfer, lend (subject to Clause 16.14 (Loans and guarantees)) or otherwise dispose of or cease to exercise direct control over (each a disposal) any part of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not (other than Permitted Disposals).

(b)	As used herein a Permitted Disposal means:

(i)	disposals (including, for the avoidance of doubt, the outsourcing of activities that support or are incidental to the Permitted Business) on arm’s length commercial terms in the ordinary course of business;

(ii)	the disposal of property or other assets on bona fide arm’s length commercial terms in the ordinary course of business in consideration for, or to the extent that the net proceeds of disposal are applied within 120 days after such disposal in the acquisition of, property or other assets of a similar nature and approximately equal value to be used in the Permitted Business;

(iii)	disposals of assets on bona fide arm’s length commercial terms where such assets are obsolete or no longer required for the purposes of the Permitted Business;

(iv)	the application of cash in payments which are not otherwise restricted by the terms of this Agreement and the Security Documents including, for the avoidance of doubt, Permitted Acquisitions and Permitted Payments;

(v)	disposals (or the payment of management, consultancy or similar fees):

(A)	by an Obligor to another Obligor; or

(B)	from a member of the Borrower Group which is not an Obligor, to any member of the Borrower Group; or

(C)	from an Obligor to another member of the Borrower Group which is not an Obligor;

(vi)	disposals of any interest in an Unrestricted Subsidiary;

(vii)	disposals made in connection with Approved Stock Options;

(viii)	disposals of assets (in addition to those described in sub-paragraphs (i) to (viii) above), comprising or contributing in aggregate a percentage value (as determined in accordance with Clause 7.6(b) (Prepayment from disposal proceeds)) of five per cent. or less (adjusted in accordance with Clause 7.6(a) (Mandatory prepayment from disposal proceeds)) of the total assets, revenues and EBITDA of the Borrower Group provided that no Default has occurred and is continuing or would occur as a result of such disposal;

(ix)	disposals of undertakings, assets, rights or revenues comprising interests in the share capital of persons not holding or engaged in the Distribution Business of the Borrower Group or other undertakings, assets, rights or revenues not constituting part of the Distribution Business of the Borrower Group (non-Distribution Business Assets);

(x)	payment, transfer or other disposal of consideration for any Acquisition, merger or consolidation permitted by Clause 16.11 (Acquisitions and mergers);

(xi)	disposals of cash or cash equivalents constituting any distribution, dividend, transfer, loan or other transaction permitted by Clause 16.13 (Restricted Payments);

(xii)	the grant of indefeasible rights of use or equivalent arrangements with respect to network capacity, communications, fibre capacity or conduit, in each case on arm’s length commercial terms or on terms that are fair and reasonable and in the best interests of the Borrower Group; and

(xiii)	disposal of any interest (whether direct or indirect) held by Polska Holdco in Fox Kids Inc., Telewizja Korporacja Partycypacyjana SA and/or @media S.p.zoo.

For the avoidance of doubt and without limiting the generality of sub-paragraph (x) above, non-Distribution Business Assets shall include:

(A)

undertakings, assets, rights and revenues comprising interests in the share capital of any person engaged solely in the competitive local exchange carrier (CLEC) business, including without limitation, the business of providing traditional voice and data services and services based on Transmission Control Protocol/Internet Protocol (TCP/IP) technology and other undertakings, assets, rights or revenues constituting a part of such businesses; and

(B)	undertakings, assets, rights and revenues comprising interests in the share capital of any person engaged solely in the business of television and radio programming, including without limitation, the business or creating and distributing special interest television channels, radio programmes, pay per view programmes and near video on demand services and other undertakings, assets, rights or revenues constituting a part of such businesses.

(c)	Except as otherwise expressly permitted in this Agreement or the relevant Security Document, UPC Distribution Holdco will not sell, transfer, lease or otherwise dispose of all or any part of its assets which are subject to a Security Document to which it is a party.

16.11	Acquisitions and mergers

(a)	No Obligor (other than UPC Distribution Holdco) will, and each Obligor (other than UPC Distribution Holdco) will procure that none of its Subsidiaries which is a member of the Borrower Group will, make any Acquisition, other than:

(i)	any Acquisition approved in writing by the Majority Lenders;

(ii)	any Permitted Acquisition;

(iii)	any Permitted Joint Venture; or

(iv)	any Acquisition from any person which is a member of the Borrower Group or subscription of an interest in the share capital (or equivalent) in any person which is a member of the Borrower Group.

(b)	No Obligor (other than UPC Distribution Holdco) will, and each Obligor (other than UPC Distribution Holdco) will procure that none of its Subsidiaries which is a member of the Borrower Group will, pay or deliver any consideration referred to in paragraph (a) of the definition of “Acquisition Cost” in connection with a Permitted Acquisition or Permitted Joint Venture made by it if and to the extent that the aggregate of:

(i)	such deferred consideration; and

(ii)	the Acquisition Cost of all other Acquisitions made by the Borrower Group since the Signing Date,

would cause the relevant Acquisition to cease to be a Permitted Acquisition or, as the case may be, a Permitted Joint Venture.

(c)	[Intentionally left blank]

(d)	Each Obligor (other than UPC Distribution Holdco) will not merge or consolidate with any other company or person and will procure that no member of the Borrower Group will merge or consolidate with any other company or person (other than, in each case, in connection with the Romania Restructuring) save for:

(i)	Acquisitions permitted by paragraphs (a) and (b) above and disposals permitted by Clause 16.10 (Disposals); or

(ii)	with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders); or

(iii)	mergers between any member of the Borrower Group with (I) any or all of the other members of the Borrower Group or (II) an Unrestricted Subsidiary (Original Entities), into one or more entities (each a Merged Entity) provided that:

(A)	reasonable details of the proposed merger in order to demonstrate satisfaction with sub-paragraphs (C) to (G) below are provided to the Facility Agent at least 10 days before the merger is to be entered into;

(B)	if the proposed merger is between a member of the Borrower Group and an Unrestricted Subsidiary, UPC Distribution has delivered to the Facility Agent financial projections based on assumptions which are no more aggressive than those used in the preparation of the Business Plan which demonstrate that the Borrower Group will be in compliance with the undertakings set out in Clause 17.2 (Financial ratios) for the period commencing on the date of merger and ending on the Final Maturity Date;

(C)	such Merged Entity will be a member of the Borrower Group and will be liable for the obligations of the relevant Original Entities (including the obligations under this Agreement and the Security Documents), which obligations remain unaffected by the merger, and entitled to the benefit of all rights of such Original Entities;

(D)	(if all or any part of the share capital of any of the relevant Original Entities was charged pursuant to a Security Document) the equivalent part of the issued share capital of such Merged Entity is charged pursuant to a Security Document on terms of at least an equivalent nature and equivalent ranking as any Security Document relating to the shares in each relevant Original Entity;

(E)	such Merged Entity has entered into Security Documents (if applicable) which provide security over the same assets of at least an equivalent nature and ranking to the security provided by the relevant Original Entities pursuant to any Security Documents entered into by them;

(F)	any possibility of the Security Documents referred to in sub-paragraphs (D) or (E) above being challenged or set aside is not materially greater than any such possibility in relation to the Security Documents entered into by, or in respect of the share capital of, any relevant Original Entity; and

(G)	all the property and other assets of the relevant Original Entities are vested in the Merged Entity and the Merged Entity has assumed all the rights and obligations of the relevant Original Entities under any relevant Material Contracts, material Necessary Authorisations and Licences and other licences or registrations (to the extent reasonably necessary for the business of the relevant Original Entities) granted in favour of the Original Entities under Telecommunications and Cable Laws and/or all such rights and obligations have been transferred to the Merged Entity and/or the relevant Material Contracts, Necessary Authorisations and Licences and other licences or registrations (to the extent reasonably necessary for the business of the relevant Original Entities) granted in favour of the Original Entities under Telecommunications and Cable Laws have been reissued to the Merged Entity.

16.12	Restrictions on Financial Indebtedness

(a)	Each Obligor (other than UPC Distribution Holdco) will not, and will procure that no other member of the Borrower Group (other than a Relevant Eastern European Subsidiary) will, create, incur or otherwise permit to be outstanding any Financial Indebtedness (other than Permitted Financial Indebtedness).

(b)	As used herein, Permitted Financial Indebtedness means, without duplication:

(i)	any Financial Indebtedness arising hereunder or under the Security Documents;

(ii)	any Financial Indebtedness arising under the Existing Facility;

(iii)	any Financial Indebtedness or guarantees permitted pursuant to Clause 16.14 (Loans and guarantees);

(iv)	any Financial Indebtedness incurred through a Subordinated Shareholder Loan made to any member of the Borrower Group;

(v)	any Financial Indebtedness of any member of the Borrower Group arising as a result of the issue by it or a financial institution of a surety or performance bond in relation to the performance by such member of the Borrower Group or its obligations under contracts entered into in the ordinary course of its business (other than for the purpose of raising finance);

(vi)	any Financial Indebtedness approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders);

(vii)	any Financial Indebtedness incurred in connection with the Senior Hedging Agreements and any other hedging arrangements permitted by Clause 16.17 (Hedging);

(viii)	any deposits or prepayments constituting Financial Indebtedness received by any member of the Borrower Group from a customer or subscriber for its services;

(ix)	any Financial Indebtedness owing by any member of the Borrower Group being Management Fees or management, consultancy or similar fees payable to another member of the Borrower Group in respect of which payment has been deferred;

(x)	any Financial Indebtedness being Permitted Payments in respect of which payment has been deferred;

(xi)	any Financial Indebtedness of a company which is acquired by a member of the Borrower Group after the date hereof as an acquisition permitted by Clause 16.11 (Acquisitions and mergers) where such Financial Indebtedness existed at the date of completion of such Permitted Acquisition provided that (A) such Financial Indebtedness was not incurred in contemplation of the acquisition, (B) the amount of such Financial Indebtedness is not increased beyond the amount in existence at the date of completion of the acquisition and (C) such Financial Indebtedness is discharged within six months of the date of completion of the acquisition;

(xii)	any Financial Indebtedness of any member of the Borrower Group, in respect of which the person or persons to whom such Financial Indebtedness is or may be owed has or have no recourse whatever to any member of the Borrower Group for any payment or repayment in respect thereof other than recourse to such member of the Borrower Group for the purpose only of enabling amounts to be claimed in respect of such Financial Indebtedness in an enforcement of any Security Interest given by any member of the Borrower Group over non-Distribution Business Assets, provided that:

(A)	the extent of such recourse to such member is limited solely to the amount of any recoveries made on any such enforcement;

(B)	such person or persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such Financial Indebtedness, to commence proceedings for the winding up, dissolution or administration of any member of the Borrower Group (or proceedings having an equivalent effect) or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of any member of the Borrower Group or any of its assets (save only for the non-Distribution Business Assets the subject of that Security Interest) until after the Commitments have been reduced to zero and all amounts outstanding under the Finance Documents have been repaid or paid in full; and

(C)	the aggregate outstanding amount of all such Financial Indebtedness of all members of the Borrower Group does not exceed €100,000,000 (or its equivalent in other currencies);

(xiii)	any Financial Indebtedness of any member of the Borrower Group (other than any Obligor) constituting Financial Indebtedness to all the holders (or their Associated Companies) of the share capital of any such member of the Borrower Group on a basis that is substantially proportionate to their interests in such share capital (with any disproportionately large interest received by any member of the Borrower Group or any disproportionately small interest received by any person other than a member of the Borrower Group, in each case relative to its interests in such share capital, being ignored for this purpose), provided such Financial Indebtedness does not bear interest (other than by way of addition to its principal amount on a proportionate basis as described above) and is made on terms that repayment or pre-payment of such Financial Indebtedness shall only be made to each such holder (A) in proportion to their respective interests in such share capital (ignoring any disproportionately large interest held by any member of the Borrower Group or any disproportionately small interest received by any person other than a member of the Borrower Group, in each case relative to its interests in such share capital, for this purpose) and (B) only on and in connection with the liquidation or winding up (or equivalent) of such member of the Borrower Group;

(xiv)	any Financial Indebtedness arising under the Permitted Borrower Group Revolving Credit Facility or the Permitted Borrower Group Guarantee Facilities; and

(xv)	any other Financial Indebtedness in addition to the Financial Indebtedness falling within paragraphs (i) to (xiv) above not exceeding at any time more than €25,000,000 in aggregate (or its equivalent) provided that such Financial Indebtedness is not indebtedness incurred in respect of Acquisitions.

(c)	No Obligor will, and each Obligor will procure that none of its Subsidiaries which is a member of the Borrower Group will, incur or have outstanding any Financial Indebtedness due to or for the benefit of UPC or any Subsidiary of UPC (not being a member of the Borrower Group), other than Subordinated Shareholder Loans and any Permitted Financial Indebtedness referred to in Clause 16.12(b)(vi), (viii), (ix), (x) or (xii).

(d)	(i) Subject to sub-paragraph (ii) below, UPC Distribution will ensure that no member of the UGCE Borrower Group will incur any Third Party Debt (other than any Third Party Debt subsisting prior to 28th September, 2002) unless:

(A)	UPC Distribution prepays or procures the prepayment of the Facilities in accordance with Clause 7.6A (Mandatory prepayment from Third Party Debt proceeds); and

(B)	such Third Party Debt will not become due and payable until after the later of the Final Maturity Date and the last Final Repayment Date (as defined in the Existing Facility Agreement).

(ii)	Sub-paragraph (d)(i) above shall not apply if:

(A)	the most recently delivered financial statements provided to the Facility Agent under Clause 16.2(b) (Financial information) show that, for the two most recent Ratio Periods, the applicable ratio for the purposes of Clause 17.2(a) (Financial ratios) is 3.5:1 or less; or

(B)	the principal amount of such Third Party Debt, when aggregated with (I) any other Third Party Debt incurred by that member of the UGCE Borrower Group after 28th September, 2002, and (II) any Third Party Debt incurred by any other member of the UGCE Borrower Group after 28th September, 2002, is equal to or less than €15,000,000.

16.13	Restricted Payments

(a)	Except for any payment or transfer of consideration for the transfer of shares or receivables to a member of the Borrower Group pursuant to the Restructuring, each Obligor (other than UPC Distribution Holdco) will not, and will procure that no member of the Borrower Group will, make any Restricted Payments other than Permitted Payments or enter into any transaction with a Restricted Person other than on bona fide arm’s length commercial terms or on terms which are fair and reasonable and in the best interests of the Borrower Group.

(b)	As used herein, a Restricted Payment means, in each case whether in cash, securities, property or otherwise:

(i)	any direct or indirect distribution, dividend or other payment on account of any class of its share capital or capital stock or other securities;

(ii)	any payment of principal of, or interest on, any loan; or

(iii)	any transfer of assets, loan or other payment,

in the case of each of (i), (ii) and (iii), to a Restricted Person.

(c)	As used herein, a Permitted Payment means any distribution, dividend, transfer of assets, loan or other payment:

(i)	to any Restricted Person in relation to transactions carried out on bona fide arm’s length commercial terms in the ordinary course of business or on terms which are fair and reasonable and in the best interests of the Borrower Group (including, but not limited to, such transactions under Clause 16.21 (chello and Priority));

(ii)	by way of payment of Management Fees (A) which are paid on bona fide arm’s length terms in the ordinary course of business to a Restricted Person or (B) of up to €15,000,000 in any financial year provided that, at the time of payment, no Default is subsisting or would occur as a result of such payment;

(iii)	by way of payment of interest on Subordinated Shareholder Loans, provided that:

(A)	such interest is applied ultimately in payment of (1) all or any interest due in respect of Serviceable Subordinated Debt where all or part of the proceeds of the corresponding Subordinated Shareholder Loans have been applied in mandatory permanent prepayment of the Existing Facility or Facility D; (2) all or any interest due in respect of the UGC Convertible (provided that €450 million or more (being proceeds from the UGC Convertible or otherwise) has been applied in permanent prepayment and cancellation of Facility B since 15th June, 2004 in accordance with the Existing Facility Agreement); or (3) only the interest due in respect of that part of the outstanding principal amount of any Serviceable Subordinated Debt which corresponds to the amount of the proceeds of the corresponding Subordinated Shareholder Loans which have been applied in permanent prepayment and cancellation (other than a mandatory prepayment) of the Facility D or the Existing Facility; or

(B)	the then applicable ratio for the purposes of Clause 17.2(a) (Financial ratios) is 3.5:1 (or less),

and in each case no Default has occurred and is continuing or would occur as a result of such payment;

(iv)	by way of distributions, dividends or other payments paid by UPC Distribution in respect of its share capital or by way of repayment or payment by UPC Distribution or the relevant member of the Borrower Group (as the case may be) in respect of a Subordinated Shareholder Loan (each a Relevant Payment) but only to the extent that UPC Distribution or the relevant member of the Borrower Group (as the case may be) has either (A) received a corresponding distribution, dividend or other payment from an Unrestricted Subsidiary or any other person in which UPC Distribution has any interest that is not a member of the Borrower Group of at least an equal amount to such Relevant Payment; or (B) the Relevant Payment is made from the proceeds of sale or a disposal by UPC Distribution or the relevant member of the Borrower Group (as the case may be) permitted by Clause 16.10(b)(vi) (Disposals);

(v)	by way of payment to any person or for any purpose to the extent that any such payment would be permitted to be made to UGCE Inc. or the relevant Subordinated Creditor pursuant to sub-paragraph (iii) above and provided that any such payment shall automatically reduce the liability to UGCE Inc. or the relevant Subordinated Creditor under the relevant obligation referred to in sub-paragraph (iii) above to the extent of the amount paid;

(vi)	by way of the repayment of any Subordinated Shareholder Loan made, or the redemption of equity share capital in a member of the Borrower Group subscribed for, to finance a Permitted Acquisition or a Permitted Joint Venture, provided that (A) the repayment of such Subordinated Shareholder Loan or the redemption of such equity share capital would not cause the limits referred to in the definition of “Permitted Acquisition” or “Permitted Joint Venture” to be exceeded and (B) no Default has occurred and is continuing or would occur as a result of such payment;

(vii)	by way of payment to any Restricted Person of consideration for an acquisition, merger or consolidation permitted by Clause 16.11 (Acquisitions and mergers);

(viii)	by way of transfer to any Restricted Person of any non-Distribution Business Assets (as defined in Clause 16.10(b)(x) (Disposals)) permitted in accordance with Clause 16.10(b)(x) (Disposals); and

(ix)	by way of repayment of a principal amount of no more than €26,000,000 of the Subordinated Shareholder Loan between UPC Holding as lender and UPC Distribution as borrower where such repayment is made in consideration for the transfer by UPC Distribution to UPC Holding of the receivable owed to it by Priority Telecom Netherlands N.V. and/or its Subsidiaries as at the date of the Amendment Agreement, and provided further that, in the case of (iii), (v) and (vi), prior to making the relevant payment the Borrower Group is in compliance with the financial covenants set out in Clause 17.2 (Financial ratios) and would be in compliance with such covenants if Total Cash Interest had been increased by the amount of the proposed Permitted Payment and all other Permitted Payments made since the date to which the most recent financial statements delivered under Clause 16.2(a) or (b) (Financial information) were prepared.

(d)	The restriction contained in paragraph (a) on the payment by any member of the Borrower Group of Management Fees shall cease to apply during such period as the applicable ratio for the purposes of Clause 17.2(a) (Financial ratios) is 3.50:1 (or less), provided that no Management Fees may be paid by any member of the Borrower Group at any time after a Relevant Event has occurred or if a Relevant Event would result from such payment.

16.14	Loans and guarantees

Each Obligor (other than UPC Distribution Holdco) will not, and will procure that no member of the Borrower Group will make any loans, grant any credit or give any guarantee, to or for the benefit of, or enter into any transaction having the effect of lending money to, any person, other than:

(a)	loans from a member of the Borrower Group to another member of the Borrower Group, provided that no Obligor shall make a loan to any other member of the Borrower Group unless:

(i)

such Obligor has first entered into an Obligor Pledge of Shareholder Loans which creates an effective pledge in favour of the Security Agent in relation to such loan and provided the Security Agent with such evidence as it may reasonably request as the power and authority of such Obligor to enter into such Obligor Pledge of Shareholder Loans and that such Obligor Pledge of Shareholder Loans constitutes valid and legally binding obligations of such Obligor enforceable in accordance with its terms subject (to the extent possible) to substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents); and

(ii)	the relevant member of the Borrower Group to whom the shareholder loan is to be made has given a notification of pledge to the Security Agent in respect of such shareholder loans;

(b)	as permitted by Clause 16.12 (Restrictions on Financial Indebtedness);

(c)	normal trade credit in the ordinary course of business;

(d)	guarantees given:

(i)	by any Obligor in respect of the liabilities of another Obligor;

(ii)	by a member of the Borrower Group in respect of the liabilities of an Obligor; or

(iii)	by a member of the Borrower Group (which is not an Obligor) in respect of the liabilities of another member of the Borrower Group (which is not an Obligor); or

(iv)	by an Obligor in respect of the liabilities of any other member of the Borrower Group to the extent that such liabilities could have been incurred by such Obligor directly without breaching this Agreement; or

(e)	to the extent that the same constitute Permitted Payments or a Permitted Disposal (not being a Permitted Disposal of cash or cash equivalents);

(f)	loans, the granting of credit, guarantees and other transactions having the effect of lending money (each a Lending Transaction) from a member of the Borrower Group, in connection with an acquisition by that member which is permitted by Clause 16.11 (Acquisitions and mergers), to the relevant person being acquired or one or more of its Subsidiaries, provided that:

(i)	no Lending Transaction may have a term longer than 12 months (including any extensions or refinancings of the original Lending Transaction); and

(ii)	the aggregate outstanding principal amount of all Lending Transactions (which principal amount shall be deemed to be no longer outstanding for this purpose at the time the beneficiary of the relevant Lending Transaction becomes a member of the Borrower Group upon completion of the relevant acquisition, provided such Lending Transaction was made to or in favour of the person acquired or its Subsidiaries) shall not exceed €100,000,000 at any time; and

(g)	Lending Transactions from a member of the Borrower Group to any person of the proceeds of equity subscribed by any Restricted Person in, or Subordinated Shareholder Loans provided to, such member (other than any such proceeds which:

(i)

are (A) taken into account in any calculation of Acquisition Cost pursuant to sub-paragraph (c)(i)(A) or (c)(i)(B) of the definition of “Permitted Acquisition” or in the calculation of the Acquisition basket in accordance with sub-paragraph (c)(i)(1) of the definition of “Permitted Acquisition” or in the calculation of Acquisition Cost pursuant to sub-paragraph (b)(i)(A) or (b)(i)(B) of the definition of “Permitted Joint Venture” or in the calculation of the Acquisition basket in accordance with the final paragraph of sub-paragraph (b)(i) of the definition of “Permitted Joint Venture” or (B) or are used to fund or part fund (directly or indirectly) an Additional Permitted Acquisition; or

(ii)	are subscribed or provided pursuant to Clause 17.4 (Cure provisions)).

16.15	Environmental matters

Each Obligor (other than UPC Distribution Holdco) will and will procure that each of its Subsidiaries which is a member of the Borrower Group will:

(a)	(i) obtain all requisite Environmental Licences, (ii) comply with the terms and conditions of all Environmental Licences applicable to it and (iii) comply with all other applicable Environmental Law, in each case where failure to do so would or is reasonably likely to have a Material Adverse Effect;

(b)	promptly upon receipt of the same, notify the Facility Agent and the Security Agent of any claim, notice or other communication served on it in respect of any alleged breach of, or corrective or remedial obligation or liability under, any Environmental Law which, if substantiated, would or is reasonably likely to have a Material Adverse Effect.

16.16	Insurance

Each Obligor (other than UPC Distribution Holdco) will, and will procure that each of its Material Subsidiaries which is a member of the Borrower Group will maintain insurance cover of a type and level which a prudent company in the same business would effect.

16.17	Hedging

(a)	Each Obligor (other than UPC Distribution Holdco) will not, and will procure that no member of the Borrower Group will, enter into any interest rate or currency swaps, other interest rate or currency derivative transactions or other hedging arrangements other than:

(i)	transactions and arrangements entered into with a High Yield Hedging Bank or a Senior Hedging Bank directly relating to the management of interest rate and/or currency exchange rate risk arising out of any Financial Indebtedness of any member of the Borrower Group permitted to subsist by the terms of this Agreement (or transactions and arrangements relating to interest rate or currency swaps, other interest rate or currency derivative transitions or other hedging arrangements that themselves relate to the management of interest rate and/or currency exchange rate risk arising out of any Financial Indebtedness of any member of the Borrower Group permitted to subsist by the terms of this Agreement), in each case excluding any such transactions or arrangements that directly or indirectly relate to Subordinated Shareholder Loans; and

(ii)	transactions and arrangements entered into by any Obligor with a Senior Hedging Bank directly relating to the management of currency exchange risk arising out of income denominated in a currency other than euro (each such transaction or arrangement, a Cash Flow Hedging Agreement); and

(iii)	to the extent they constitute interest rate or currency swaps or other hedging arrangements, the guarantees granted by each of the Guarantors pursuant to Clause 14 (Guarantee) or clause 14 (Guarantee) of the Existing Facility Agreement (as applicable) in respect of any High Yield Hedging Agreements.

(b)	UPC Distribution will procure that any member of the Borrower Group that enters into a Senior Hedging Agreement (as defined in the Existing Facility Agreement) and any member of the UGCE Borrower Group that enters into a High Yield Hedging Agreement accedes to the Security Deed and the Intercreditor Agreement as a Charging Entity by delivering to the Security Agent a Security Provider’s Deed of Accession duly executed by that company.

16.18	Intellectual Property Rights

Except as otherwise permitted by this Agreement, each Obligor (other than UPC Distribution Holdco) will, and will procure that each of its Subsidiaries which is a member of the Borrower Group will:

(a)	make such registrations and pay such fees and similar amounts as are necessary to keep those registered Intellectual Property Rights owned by any member of the Borrower Group and which are material to the conduct of the business of the Borrower Group as a whole from time to time;

(b)	take such steps as are necessary and commercially reasonable (including, without limitation, the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights referred to in paragraph (a) above and (without prejudice to paragraph (a) above) take such other steps as are reasonably practicable to maintain and preserve its interests in those rights, except where failure to do so will not have or be reasonably likely to have a Material Adverse Effect;

(c)	ensure that any licence arrangements in respect of the Intellectual Property Rights referred to in paragraph (a) above entered into with any third party are entered into on arm’s length terms and in the ordinary course of business (which shall include, for the avoidance of doubt, any such licensing arrangements entered into in connection with outsourcing on normal commercial terms) and will not have or be reasonably likely to have a Material Adverse Effect;

(d)	not permit any registration of any of the Intellectual Property Rights referred to in paragraph (a) above to be abandoned, cancelled or lapsed or to be liable to any claim of abandonment for non-use or otherwise to the extent the same would or is reasonably likely to have a Material Adverse Effect; and

(e)	pay all fees, and comply with each of its material obligations under, any licence of Intellectual Property Rights which are material to the conduct of the business of the Borrower Group as a whole from time to time.

16.19	Share capital

Each Obligor (other than UPC Distribution Holdco) will not, and will procure that no member of the Borrower Group (other than in respect of such other members of the Borrower Group in order to permit a solvent reorganisation permitted under Clause 16.11(d)(iii) (Acquisitions and mergers)) will, reduce its capital or purchase or redeem any class of its shares or any other ownership interest in it, except to the extent the same constitutes a Permitted Payment or in the case of members of the Borrower Group other than the Obligors, is otherwise permitted by Clause 16.13 (Restricted Payments) or is in connection with the Romania Restructuring.

16.20	Inter-connection and chello

Each Obligor (other than UPC Distribution Holdco) will ensure that each member of the Borrower Group which is not a Relevant Eastern European Subsidiary:

(a)	which offers residential telephony services in any country, maintains inter-connection arrangements with one or more major fixed line telephony operators in that country; and

(b)	which offers internet and/or data services is provided with such services by chello broadband N.V. or by another provider on arm’s length commercial terms.

16.21	chello and Priority

For as long as chello broadband N.V. or, as the case may be, Priority Telecom N.V. is a Restricted Person, each Obligor (other than UPC Distribution Holdco) will not and will not permit any contractual arrangements between chello broadband N.V. and Priority Telecom N.V. respectively and the Borrower Group to be entered into other than on bona fide arm’s length commercial terms or on terms that are fair and reasonable and in the best interests of the Borrower Group.

16.22	[Intentionally left blank]

16.23	UPC Distribution Pledged Account

(a)	Subject to receipt of all necessary legal, regulatory, shareholder and partner approvals (all of which each Obligor will, and will ensure that each of its Subsidiaries will, use all reasonable efforts to obtain as soon as practicable), each Obligor (other than UPC Distribution Holdco) shall ensure that it and each of its Subsidiaries which is a member of the Borrower Group, promptly following the last day of each calendar quarter of UPC Distribution ending after 30th June, 2004 transfers an amount equal to its Excess Cash on that date to the UPC Distribution Pledged Account.

(b)	For the purposes of this Clause 16.23:

(i)	Excess Cash means, in relation to any member of the Borrower Group at any time, the aggregate cash in hand and at bank (less withdrawals and other transfers of cash that have not cleared at bank) of that member at that time in excess of €5,000,000 (or its equivalent in other currencies); and

(ii)	the UPC Distribution Pledged Account means one or more accounts in the name of UPC Distribution or any other member of the Borrower Group, held with a branch of a bank or financial institution, which has been pledged to the Beneficiaries pursuant to a Security Document in the agreed form and in respect of which account(s) all notices required by that Security Document have been served upon the relevant bank or financial institution in the manner required by that Security Document and the relevant account bank(s) have waived any lien, right of set-off or other Security Interest, other than in respect of routine account keeping charges and set offs between UPC Distribution Pledged Accounts.

(c)	UPC Distribution may withdraw amounts standing to the credit of the UPC Distribution Pledged Account at any time provided that:

(i)	any such withdrawn amount is to be applied to meet expenditure arising in the course of the Business of the Borrower Group as carried on in accordance with this Agreement or for any other purpose permitted under this Agreement; and

(ii)	no Event of Default has occurred which is continuing.

16.24	Share security

Each Obligor (other than UPC Distribution Holdco) will not, and will procure that no member of the Borrower Group will, issue any shares of any class provided that:

(a)	notwithstanding paragraph (b), an Obligor (other than UPC Distribution, UPC Holding II or UPC Distribution Holdco) may issue shares to any person other than a member of the Borrower Group and shall not be required to procure that such shares are charged or pledged in favour of the Beneficiaries, provided that such share issue does not result in a Change of Control;

(b)	any member of the Borrower Group may issue shares to or otherwise acquire additional rights from any other member of the Borrower Group so long as (if any of the existing shares in the relevant member of the Borrower Group are charged or pledged in favour of any Beneficiary) such shares are charged or pledged in favour of the Beneficiaries pursuant to the terms of a Security Document and there are delivered at the same time to the Security Agent the relevant share certificates and blank stock transfer forms (or equivalent documents) in respect thereof together with such other documents and evidence and legal opinions as the Security Agent may reasonably require;

(c)	UPC Distribution and UPC Holding II may issue shares to UPC Distribution Holdco provided that such shares are charged or pledged in favour of the Beneficiaries pursuant to the terms of a Security Document and there are delivered at the same time to the Security Agent the relevant share certificates and blank stock transfer forms (or equivalent documents) in respect thereof together with such other documents and evidence and legal opinions as the Security Agent may reasonably require;

(d)	any member of the Borrower Group may issue shares pursuant to the exercise of Approved Stock Options;

(e)	a member of the Borrower Group may issue shares as part of an Acquisition or merger or consolidation permitted by Clause 16.11 (Acquisitions and mergers), provided that the issue of such shares does not cause a Change of Control;

(f)	a member of the Borrower Group (other than an Obligor) may issue shares to all the holders of the share capital of such member pro rata to their interests in such share capital provided that, if any existing shares in that member of the Borrower Group are charged or pledged in favour of any Beneficiary under any Security Document, upon issue the shares that are issued to any other member of the Borrower Group or any Shareholder are charged or pledged in favour of the Beneficiaries as provided in paragraph (b) above; and

(g)	any member of the Borrower Group (other than UPC Distribution or UPC Holding II) may issue shares to any person pursuant to any agreement or other legally binding arrangement existing, and disclosed to the Facility Agent in writing, on or before the Signing Date, provided that such share issue does not result in a Change of Control.

16.25	Shareholder Loans

(a)	Each Obligor will procure that prior to any Restricted Person making any Financial Indebtedness (other than Permitted Payments) available to any member of the Borrower Group, such Restricted Person shall enter into a Pledge of Subordinated Shareholder Loans on terms and conditions satisfactory to the Facility Agent and a Security Provider’s Deed of Accession and provides (i) the Facility Agent with such documents and evidence as it may reasonably require as to the power and authority of the Restricted Person to enter into such Pledge of Subordinated Shareholder Loans and Security Provider’s Deed of Accession and that the same constitute valid and legally binding obligations of such Restricted Person enforceable in accordance with their terms subject (to the extent applicable) to substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents); and (ii) notification of such pledge to the relevant member of the Borrower Group.

(b)	Each Obligor shall ensure that each Subordinated Shareholder Loan and each shareholder loan entered into between an Obligor which is a party to an Obligor Pledge of Shareholder Loans as a creditor and a member of the Borrower Group is governed by the law of The Netherlands.

16.26	Further security over receivables

UPC Distribution shall:

(a)	on each date on which it is required to deliver the financial statements referred to in Clause 16.2(b) (Financial information) in respect of its second and fourth financial quarters in each financial year, notify the Facility Agent of the details of any contracts, agreements or other arrangements entered into by any member of the Borrower Group with chello broadband N.V. or Priority Telecom N.V. at any time under which receivables owing to such member of the Borrower Group aggregating €10,000,000 (or its equivalent in other currencies) or more are outstanding on such date, together with details of such receivables; and

(b)

if the Facility Agent (acting on the instructions of the Majority Lenders) requires, promptly grant, or procure the grant by the relevant member of the Borrower Group of (in each case subject to receipt of all necessary legal, regulatory, shareholder and partner approvals, other than approvals from chello broadband N.V. or Priority Telecom N.V, all of which UPC Distribution will and will ensure that each member of the Borrower Group will use all reasonable efforts to obtain as soon as possible) (i) a pledge in favour of the Beneficiaries over the receivables referred to in (a) above in substantially the same form as a receivables pledge already granted to the Security Agent by a member of the Borrower Group in respect of receivables located in, or governed by the laws of, or (as the case may be) owed by or to a person incorporated in, the same jurisdiction as the relevant receivables or (as the case may be) relevant person by or to whom such receivables are owed or in such other form as the Security Agent may reasonably request and (ii) a Security Provider’s Deed of Accession and shall provide the Security Agent with such evidence as it may reasonably request as to the power and authority of such member of the Borrower Group to enter into such pledge of receivables and Security Provider’s Deed of Accession and that the same constitute valid and legally binding obligations of such member enforceable in accordance with their terms subject (to the extent possible) to substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents), together with all such notices and other documents as the Security Agent may reasonably require to perfect the receivables pledge.

16.27	Financial year end

Each Obligor (other than UPC Distribution Holdco) will, and will procure that its Subsidiaries which are members of the Borrower Group will, maintain a financial year end of 31st December, save with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders in each case not to be unreasonably withheld).

16.28	Capital expenditure

Each Obligor (other than UPC Distribution Holdco) will not, and will procure that no member of the Borrower Group will, incur any material Capital Expenditure other than in relation to the Permitted Business.

16.29	Constitutive documents

Each Obligor will not, and will procure that no member of the Borrower Group will, amend its constitutive documents in any way which would or is reasonably likely to materially adversely affect (in terms of value, enforceability or otherwise) any charge or pledge over the shares or partnership interest of any member of the Borrower Group granted to the Beneficiaries pursuant to the Security Documents.

16.30	ERISA

Each Obligor (other than UPC Distribution Holdco) will, and will procure that its Subsidiaries which are members of the Borrower Group will, give the Facility Agent prompt notice of the adoption of, participation in or contribution to any Plan by it or any ERISA Affiliate, or any action by any of these to adopt, participate in or contribute to any Plan, or the incurrence by any of them of any liability or obligation to any Plan.

16.31	UPC Financing

(a)	Each Borrower will ensure that the proceeds of any loan made to the UPC Financing by UPC Distribution or UPC Holding II and the proceeds of any drawing made by UPC Financing under Facility C shall be invested by way of intercompany loan or equity subscription in one or more other members of the Borrower Group within five Business Days of receipt of such proceeds or, as the case may be, the relevant Utilisation Date.

(b)	Each Obligor (other than UPC Distribution Holdco) will ensure that, in accordance with the terms of any pledge of intercompany loans made by UPC Financing, any intercompany loan made by UPC Financing to any Obligor or any Subsidiary of an Obligor which is a member of the Borrower Group is made on bona fide arm’s length commercial terms or on terms which are fair and reasonable and in the best interests of UPC Financing and entered into in good faith.

16.32	UPC Poland Share Security

(a)	In the event that a member of the Borrower Group acquires all or any part of the share capital of an entity which is incorporated or carrying on business in Poland or all or any part of the share capital of any Holding Company of such entity the Facility Agent (acting on the instructions of the Majority Lenders) may notify UPC Distribution in writing that it requires a pledge over the share capital of the entity so acquired (the Polish Holdco); and

(b)	UPC Distribution shall, within 30 Business Days of receipt of such written notice procure the grant by the relevant member of the Borrower Group of:

(i)	a pledge in favour of the Security Agent over the share capital of the Polish Holdco in substantially the same form as the share pledges already granted to the Security Agent by a member of the Borrower Group and listed in Schedule 7 (Security Documents) (save for any changes required under Polish law); and

(ii)	a Security Provider’s Deed of Accession,

and shall provide the Security Agent with such evidence as it may reasonably request as to the power and authority of such member of the Borrower Group to enter into the share pledge and Security Provider’s Deed of Accession and that the same constitute valid and legally binding obligations of such member enforceable in accordance with their terms subject (to the extent possible) to substantially similar qualifications to those usually made in Polish law legal opinions, together with all such notices and other documents as the Security Agent may reasonably require to perfect the share pledge.

17.	FINANCIAL COVENANTS

17.1	Financial definitions

In this Clause 17:

Annualised EBITDA means:

(a)	for the purposes of the definition of Permitted Acquisition (other than in respect of the Noos Acquisition), in respect of any six month period, two times EBITDA of the Borrower Group for that period;

(b)	for the purposes of the definition of Permitted Acquisition and in respect of the Noos Acquisition, in respect of the five month period referred to in that definition, EBITDA of the Borrower Group for that period, multiplied by 12 and divided by 5; and

(c)	for all other purposes, in respect of any Ratio Period, two times EBITDA of the Borrower Group for that Ratio Period.

EBITDA means, in respect of any period or person, the Net Income of that person (plus, in the case of the Borrower Group, any amount attributable to non-cash compensation payable to employees or directors of members of the Borrower Group deducted in calculating Net Income, any depreciation, amortisation, other non-cash charges (such as deferred Taxes), accrued Management Fees (whether or not paid), fees accrued (whether or not paid) in respect of Financial Indebtedness and interest expense and other charges in respect of Financial Indebtedness) for such period adjusted as follows:

(a)	minus extraordinary income of the relevant person for such period;

(b)	plus any extraordinary expenses (including one off restructuring costs) of the relevant person for such period;

(c)	minus any interest income of the relevant person for such period; and

(d)	in the case of the Borrower Group, minus any Management Fees paid during such period,

to the extent attributed to the Distribution Business of the Borrower Group and all as determined in accordance with GAAP and (in the case of the Borrower Group) as shown in the relevant financial statements prepared and delivered to the Facility Agent pursuant to Clause 16.2(a) or (b) (Financial information) (as the case may be).

Interest means:

(a)	interest and amounts in the nature of interest (including, without limitation, the interest element of finance leases) accrued;

(b)	discount fees and acceptance fees payable or deducted in respect of any Financial Indebtedness (including all commissions payable in connection with any letter of credit); and

(c)	any net payment (or, if appropriate in the context, receipt) under any interest rate hedging agreement or instrument (including without limitation under the Senior Hedging Agreements and (as applicable) High Yield Hedging Agreements), taking into account any premiums payable.

Net Income means, in respect of any period and for any period, the net profit after Taxes and (in the case of the Borrower Group only) Management Fees, in the case of the Borrower Group to the extent attributed to the Distribution Business of the Borrower Group for such period as determined in accordance with GAAP and (in the case of the Borrower Group) as shown in the financial statements in respect of such period prepared and delivered to the Facility Agent pursuant to Clause 16.2(a) or (b) (Financial information).

Ratio Period means each period of approximately 6 months covering two quarterly Accounting Periods of the Borrower Group ending on each date to which each set of financial statements required to be delivered under Clause 16.2(a) or (b) (Financial information) are prepared.

Senior Debt means at any time, the consolidated Financial Indebtedness of the Borrower Group, excluding:

(a)	any Financial Indebtedness which is a contingent obligation of a member of the Borrower Group; and

(b)	any Subordinated Shareholder Loans and any Financial Indebtedness referred to in Clause 16.12(b)(viii), (xi), (xii) and (xiii) (Restrictions on Financial Indebtedness).

Senior Debt Service means, for any Ratio Period, the sum of:

(a)	all scheduled repayments (including scheduled reductions of revolving credits to the extent they are drawn) of Senior Debt which fell due during such Ratio Period excluding any scheduled repayments of facilities under this Agreement or the Existing Facility Agreement that are funded by drawings of Facility D or an Additional Facility in accordance with the terms of this Agreement; and

(b)	Total Cash Interest for that Ratio Period.

Senior Interest means, in respect of any period, the amount of Total Cash Interest accrued in respect of Senior Debt during that period.

Total Cash Interest means, in respect of any period, the total amount of all Interest accrued in respect of Senior Debt and Subordinated Shareholder Loans during such period and payable in cash (either during such period or after such period) (having taken into account the effect of any Senior Hedging Agreements), except in each case, to the extent that such payments (other than payments in respect of Senior Debt) are funded by distributions made by Unrestricted Subsidiaries to UPC Distribution or any other member of the Borrower Group and excluding, for the avoidance of doubt, capitalisation of Interest accrued in respect of Subordinated Shareholder Loans.

Total Debt means, at any time, the aggregate amount of:

(a)	Senior Debt; and

(b)	Financial Indebtedness of each other member of the UGCE Borrower Group, but excluding any Financial Indebtedness (i) owing between members of the UGCE Borrower Group and (ii) owing between a member of the UGCE Borrower Group and a member of the Wider Group (other than a member of the UGCE Borrower Group).

17.2	Financial ratios

UPC Distribution will procure that:

(a)	the ratio of Senior Debt to Annualised EBITDA for each Ratio Period which ends on a date or in a period specified in column 1 below shall not exceed the ratio specified in column 2 below opposite such date or period:

Test Dates	Ratio
30th September, 2003	7.75:1
31st December, 2003	6.75:1
31st March, 2004	6.75:1
30th June, 2004	5.90:1
30th September, 2004	5.40:1
31st December, 2004	4.90:1
31st March, 2005	4.80:1
30th June, 2005	4.60:1

Test Dates	Ratio
30th September, 2005	4.40:1
31st December, 2005	4.10:1
thereafter	4.00:1

(b)	the ratio of EBITDA to Total Cash Interest for each Ratio Period which ends on a date or in a period specified in column 1 below shall not be less than the ratio specified in column 2 below opposite such date and period:

Test Dates	Ratio
30th September, 2003	2.25:1
31st December, 2003	2.25:1
31st March, 2004	2.00:1
30th June, 2004	2.25:1
30th September, 2004	2.50:1
31st December, 2004	2.50:1
31st March, 2005	2.50:1
30th June, 2005	2.50:1
30th September, 2005	2.75:1
31st December, 2005	2.75:1
31st March, 2006	2.75:1
30th June, 2006	2.75:1
Thereafter	3.00:1

(c)	the ratio of EBITDA to Senior Debt Service for each Ratio Period which ends on a date or in a period specified in column 1 below shall not be less than the ratio specified in column 2 below opposite such date or period:

Test Dates	Ratio
31st December, 2003	1.00:1
31st March, 2004	1.00:1
30th June, 2004	1.50:1

Test Dates	Ratio
30th September, 2004	1.50:1
31st December, 2004	1.50:1
31st March, 2005	2.25:1
30th June, 2005	2.25:1
30th September, 2005	2.25:1
31st December, 2005	2.25:1
31st March, 2006	2.25:1
30th June, 2006	1.00:1
30th September, 2006	1.00:1
31st December, 2006	0.65:1
31st March, 2007	0.65:1
Thereafter	1.00:1

(d)	the ratio of EBITDA to Senior Interest for each Ratio Period which ends on a date or in a period specified in column 1 below shall not exceed the ratio specified in column 2 below opposite such date or period:

Test Dates	Ratio
30th September, 2003	2.25:1
31st December, 2003	2.25:1
31st March, 2004	2.10:1
30th June, 2004	2.10:1
30th September, 2004	2.50:1
31st December, 2004	2.65:1
31st March, 2005	2.80:1
30th June, 2005	2.85:1
30th September, 2005	3.05:1
31st December, 2005	3.15:1
thereafter	3.40:1	; and

(e)	the ratio of Total Debt to Annualised EBITDA for each Ratio Period which ends on a date or in a period specified in column 1 below shall not be less than the ratio specified in column 2 below opposite such date and period:

Test Dates	Ratio
30th September, 2003	7.50:1
31st December, 2003	7.25:1
31st March, 2004	7.00:1
30th June, 2004	7.00:1
30th September, 2004	7.00:1
31st December, 2004	7.00:1
31st March, 2005	7.00:1
30th June, 2005	6.75:1
30th September, 2005	6.50:1
31st December, 2005	6.25:1
31st March 2006	5.75:1
Thereafter	5.75:1

17.3	Calculations

For the purposes of Clause 17.2 (Financial ratios), Senior Debt for any Ratio Period will be calculated on the basis of Senior Debt outstanding on the last day of that Ratio Period.

17.4	Cure provisions

(a)	UPC Distribution may cure a breach of the financial ratios set out in Clause 17.2(a), (b), (c), (d) and (e) (Financial ratios) by procuring that additional equity is injected into the Borrower Group by one or more Restricted Persons and/or additional Subordinated Shareholder Loans are provided to the Borrower Group in an aggregate amount equal to:

(i)	in the case of a breach of Clause 17.2(a) or (e) (Financial ratios), the amount which, if it had been deducted from Senior Debt or Total Debt (as applicable) for the Ratio Period in respect of which the breach arose, would have avoided the breach; or

(ii)	in the case of a breach of Clause 17.2(b), (c) or (d) (Financial ratios), the amount which, if it had been added to EBITDA for the Ratio Period in respect of which the breach arose, would have avoided the breach; or

(iii)	in the case of a breach of more than one paragraph of Clause 17.2 (Financial ratios), the higher of the relevant amount referred to in (i) or (ii) above.

(b)	A cure under paragraph (a) above will not be effective unless:

(i)	the required amount of additional equity or the proceeds of Subordinated Shareholder Loans is received by the Borrower Group before delivery of the financial statements delivered under Clause 16.2(a) or (b) (Financial information) which show that Clause 17.2 (Financial ratios) has been breached; and

(ii)	in the case of a cure of Clause 17.2(a) or (e) (Financial ratios), the proceeds of the relevant additional equity or Subordinated Shareholder Loans are applied in full in or towards repayment or prepayment of Facility A Advances (as defined in the Existing Facility Agreement) in accordance with Clause 7 (Cancellation and Prepayment) and, to the extent of any surplus after such repayment or prepayment, for the purposes of the Permitted Business.

(c)	No cure may be made under this Clause 17.4:

(i)	in respect of more than five Ratio Periods during the life of the Facilities; or

(ii)	in respect of consecutive Ratio Periods.

(d)	Where a cure is exercised under this Clause 17.4 in respect of a breach of Clause 17.2(b), (c) or (d) (Financial ratios) and the next Ratio Period ends approximately three months after the Ratio Period in respect of which the cure was made, EBITDA in respect of that next Ratio Period will be deemed, for the purposes of Clause 17.2(b), (c) and (d) (Financial ratios), to be increased by the amount determined under sub-paragraph (a)(ii) above in respect of the relevant cure. This deemed increase will not be treated as a separate cure.

17.5	Determinations

(a)	Any amount outstanding in a currency other than euros is to be taken into account at its euro equivalent calculated at the rate used in the latest accounts delivered to the Facility Agent.

(b)	All the terms used above are to be calculated in accordance with the GAAP on which the preparation of the Original Borrower Group Financial Statements was based.

(c)	If there is a dispute as to any interpretation of or computation for Clause 17.1 (Financial definitions), the interpretation or computation of the auditors of UPC Distribution shall prevail.

(d)	If UPC Distribution is obliged or chooses to prepare its financial statements on a different basis from the basis used in the preparation of the Original Borrower Group Financial Statements, such financial statements shall be accompanied by a statement (providing reasonable detail) from UPC Distribution either:

(i)	confirming that the change(s) would have no effect on the operation of the ratios set out in Clause 17.2 (Financial ratios); or

(ii)	unless otherwise agreed in writing by the Facility Agent (acting upon the instructions of the Majority Lenders), if the change(s) would have such an effect, containing a reconciliation demonstrating the effect of the change(s) (and, for the purpose of calculating the ratios set out in Clause 17.2 (Financial ratios), such financial statements will be treated as though adjusted by that reconciliation so as to exclude the effect of the changes).

18.	DEFAULT

18.1	Events of Default

Each of the events set out in Clauses 18.2 (Non-payment) to 18.21 (KTA Network Agreement Enforcement) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

18.2	Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents (other than any amount payable by UPC Distribution under Clause 7.6(c) (Prepayment from disposal proceeds) of this Agreement) at the place at, and in the currency in, which it is expressed to be payable, unless the relevant amount is paid in full within one Business Day (in the case of principal amounts) or three Business Days (in the case of other amounts) of the due date.

18.3	Breach of other obligations

(a)	An Obligor does not comply with any of Clauses 16.6 (Pari passu ranking), 16.7 (Negative pledge), 16.10 (Disposals), 16.11 (Acquisitions and mergers), 16.13 (Restricted Payments), 16.14 (Loans and guarantees), 16.19 (Share capital) or 17 (Financial Covenants).

(b)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in paragraph (a) above or in Clause 18.2 (Non-payment) and other than non-payment by UPC Distribution of any amount under Clause 7.6(c) (Prepayment from disposal proceeds) of this Agreement) and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 28 days from the earlier of the date on which (i) such Obligor has become aware of the failure to comply or (ii) the Facility Agent gives notice to UPC Distribution requiring the same to be remedied.

18.4	Misrepresentation

A representation or warranty made or repeated by any Obligor in or in connection with any Finance Document or in any certificate or statement delivered by or on behalf of any Obligor under or in connection with any Finance Document (other than the representation in Clause 15.25 (Dutch Banking Act) or 26.2(k) (Transfers by Lenders)) is incorrect in any material respect when made or deemed to have been made or repeated and, in the event that any representation or warranty is capable of remedy, the misrepresentation is not remedied within 28 days of the earlier of the date on which (i) such Obligor has become aware of the misrepresentation or (ii) the Facility Agent gives notice to UPC Distribution requiring the same to be remedied.

18.5	Cross default

(a)	Subject to paragraph (d) below, any Financial Indebtedness of a member of the Borrower Group or a member of the UGCE Borrower Group is not paid when due or within any originally applicable grace period.

(b)	Subject to paragraph (d) below, any Financial Indebtedness of a member of the Borrower Group or a member of the UGCE Borrower Group becomes prematurely due and payable or is placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness.

(c)	Subject to paragraph (d) below, any Financial Indebtedness of a member of the Borrower Group or a member of the UGCE Borrower Group becomes capable of being declared prematurely due and payable or placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness.

(d)	It shall not be an Event of Default under:

(i)	this Clause 18.5 where the aggregate principal amount of all Financial Indebtedness to which any event specified in paragraphs (a), (b) or (c) relates is less than €15,000,000 (in the case of the Borrower Group) or €50,000,000 (in the case of any member of the UGCE Borrower Group) or, as the case may be, the equivalent in other currencies;

(ii)	this Clause 18.5 in respect of Financial Indebtedness owing by a member of the Borrower Group to another member of the Borrower Group which is permitted under this Agreement; and

(iii)	paragraph (c) above, in the case of the Acquisition of an entity which results in that entity becoming a member of the Borrower Group, for a period of 180 days following completion of that Acquisition, by reason only of an event of default (however described) arising in relation to the Financial Indebtedness of that acquired entity as a result only of the Acquisition of that acquired entity, provided that such Financial Indebtedness is not placed on demand, becomes prematurely due and payable or is otherwise accelerated during that period).

(e)	Any Financial Indebtedness of a member of the Borrower Group under an Existing Finance Document becomes capable of being due and payable or placed on demand, in each case as a result of an Event of Default as defined under the relevant Existing Finance Document.

18.6	Insolvency

(a)	The Netherlands: any Obligor, any Material Subsidiary or member of the UGCE Borrower Group organised in The Netherlands is declared bankrupt (in staat van faillissement verklaard) or enters into a preliminary or definitive moratorium (in voorlopige of definitieve surseance van betaling gaan) pursuant to the Dutch Bankruptcy Act (Faillissementswet); or

(b)	General: any of the following occurs in respect of an Obligor, any Material Subsidiary or any member of the UGCE Borrower Group:

(i)	it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

(ii)	it admits its inability to pay its debts as they fall due;

(iii)	it suspends making payments on any of its debts or announces an intention to do so; or

(iv)	a moratorium is declared in respect of any of its indebtedness.

If a moratorium occurs in respect of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

(c)	United States of America: any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group which is a partnership, or a partner of any partnership, formed under the laws of the states of Colorado or Delaware, United States or which is incorporated under the laws of a State of the United States or that resides or has a domicile, a place of business or property in the United States (each a U.S. Obligor):

(i)	admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

(ii)	makes a general assignment for the benefit of creditors;

(iii)	shall have had appointed a receiver, a custodian, trustee or similar official for, or a receiver, custodian, trustee or similar official shall have taken possession of, all or substantially all of its assets, in proceedings brought by or against such Obligor or Material Subsidiary, and such appointment shall not have been discharged or such possession shall not have been terminated within 60 days after the effective date thereof or such Obligor or Material Subsidiary shall have consented to or acquiesced in such appointment or possession;

(iv)	shall have filed a petition for relief under the insolvency, bankruptcy or similar laws of the United States of America or any state thereof, or an involuntary petition for such relief shall have been filed against any such Obligor or Material Subsidiary under such laws and shall not have been dismissed or terminated within 60 days after such involuntary petition is filed; or

(v)	shall have failed to have discharged or obtained a stay of any proceeding to enforce, within a period of 45 days after the commencement thereof, any attachment, sequestration or similar proceeding asserted against all or substantially all of the assets of such Obligor or Material Subsidiary, in each case other than in connection with the solvent liquidation of UPC Polska following the transfer of its assets to Polska Holdco.

18.7	Insolvency proceedings

(a)	Any formal voluntary step commencing legal proceedings (including petition or convening a meeting) is taken by any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group with a view to a moratorium or a composition, assignment or arrangement with any class of creditors of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group; or

(b)

a meeting of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group is convened by its shareholders, directors, managing partner (in the case of UPC Financing), secretary or other officers for the purpose of considering any resolution for, to petition for or to file documents with a court for its winding-up, dissolution or for its administration, suspension of payments, composition or bankruptcy or any such resolution is passed; or

(c)	any person presents a petition or files documents, with the appropriate legal authorities, for the winding-up or for the administration or for the bankruptcy of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group and the petition is not discharged or stayed within 45 days (or, in the case of a US Obligor, 60 days); or

(d)	an order for the winding-up or administration of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group is made,

in each case other than in connection with a reconstruction or amalgamation on terms approved by the Facility Agent (acting on the instructions of the Majority Lenders) or in connection with the solvent liquidation of UPC Polska following the transfer of its assets to Polska Holdco.

18.8	Appointment of receivers and managers

(a)	Any liquidator, trustee-in-bankruptcy, preliminary trustee, composition trustee, judicial custodian, compulsory manager, receiver, administrative receiver or administrator is appointed in respect of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group or any part of its assets which is material in the context of the Borrower Group (taken as a whole) and, only in the case of the appointment of a judicial custodian, compulsory manager or receiver, is not discharged within 45 days (or, in the case of a US Obligor, 60 days); or

(b)	the directors, shareholders or other officers of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, preliminary trustee, composition trustee, judicial custodian, compulsory manager, receiver, administrative receiver or administrator, in each case other than in connection with a reconstruction or amalgamation on terms approved by the Facility Agent (acting on the instructions of the Majority Lenders).

18.9	Creditors’ process

A distress, execution, attachment or other legal process is levied, enforced or sued out upon or against all or any part of the assets of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group which is material in the context of the Borrower Group (taken as a whole), except where the same is being contested in good faith or is removed, discharged or paid within 45 days (or, in the case of a US Obligor, 60 days).

18.10	Similar proceedings

Anything which has an equivalent effect to any of the events specified in Clauses 18.6 (Insolvency) to 18.9 (Creditors’ process) (inclusive) shall occur under the laws of any applicable jurisdiction in relation to any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group.

18.11	Unlawfulness

It is or becomes unlawful for any Obligor or Subordinated Creditor to perform any of its payments or other material obligations under the Finance Documents to which it is a party.

18.12	Repudiation

Any Obligor or Subordinated Creditor repudiates, or evidences an intention to repudiate, any Finance Document to which it is a party.

18.13	Cessation of Distribution Business

The Borrower Group (taken as a whole) ceases to carry on all or substantially all of its Distribution Business.

18.14	Seizure

All or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, UGCE Inc., UPC Distribution Holdco or the Borrower Group (taken as a whole but excluding any undertaking, assets, rights or revenues which do not form part of the Distribution Business) are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government.

18.15	Environmental Matters

As a result of any Environmental Law any of the Finance Parties becomes subject to a material obligation (actual or contingent and, in the case of any contingent obligation, being one which, at the relevant time, would be likely to arise) directly as a result of it entering into any of the Finance Documents which was not caused by its negligence or wilful default.

18.16	Breach of Security Deed and Intercreditor Agreement

(a)	A Subordinated Creditor fails to comply with any of its obligations under the Security Deed or the Pledge of Subordinated Shareholder Loans to which it is party and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 28 days from the earlier of the date on which (i) UPC or UPC Distribution has become aware of the failure to comply or (ii) the Facility Agent gives notice to the relevant Subordinated Creditor and UPC Distribution requiring the same to be remedied.

(b)	Any representation or warranty made by a Subordinated Creditor under the Security Deed or the Pledge of Subordinated Shareholder Loans is incorrect in any material aspect when made or repeated and, in the event that any representation or warranty is capable of remedy, the misrepresentation is not remedied within 28 days of the earlier of the date on which (i) such Obligor has become aware of the misrepresentation or (ii) the Facility Agent gives notice to that Subordinated Creditor requiring the same to be remedied.

(c)	Any representation or warranty made by a Finance Party (as defined in the Existing Facility Agreement) is incorrect in any material respect when made or repeated.

18.17	Loss of Licences

Any Licence is in whole or part:

(a)	terminated, suspended or revoked or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiry (in each case, without replacement by Licence(s) having substantially equivalent effect) in any case in a manner which would or is reasonably likely to have a Material Adverse Effect; or

(b)	is modified or is breached in a manner which would or is reasonably likely to have a Material Adverse Effect.

18.18	Material Contracts

(a)	Except as is required by any term of this Agreement, any Material Contract to which a member of the Borrower Group is a party is terminated, suspended, revoked or cancelled or otherwise ceases to be in full force and effect, unless:

(i)	in the case of an Interconnect Agreement only, services of a similar nature to those provided pursuant to such Material Contract are at all times provided to the Borrower Group on terms which are not materially more onerous on the relevant member of the Borrower Group or on the terms imposed by the mandatory requirements of any regulatory body; or

(ii)	such termination, suspension, revocation, cancellation or cessation (in the reasonable opinion of the Facility Agent) would not or is not reasonably likely to have a Material Adverse Effect.

(b)	Any alteration or variation is made to any term of any Material Contract to which a member of the Borrower Group is a party which individually or cumulatively (in the reasonable opinion of the Facility Agent) would or is reasonably likely to have a Material Adverse Effect.

(c)	Any party breaches any term of or repudiates any of its obligations under any Material Contract to which a member of the Borrower Group is a party where such breach or repudiation (in the opinion of the Facility Agent exercised reasonably) would or is reasonably likely to have a Material Adverse Effect unless, in the case of a breach of a Material Contract by any person other than any member of the Borrower Group, the relevant services are at all relevant times provided to the appropriate members of the Borrower Group on the basis set out in (a) above.

18.19	Material Adverse Change

Any event or series of events occurs which would or is reasonably likely to have a Material Adverse Effect.

18.20	ERISA

The occurrence of:

(a)	any event or condition that presents a material risk that any member of the Borrower Group or any ERISA Affiliate may incur a material liability to a Plan or to the United States Internal Revenue Service or to the United States Pension Benefit Guaranty Corporation; or

(b)	an “accumulated funding deficiency” (as that term is defined in section 412 of the United States Internal Revenue Code of 1986, as amended, or section 302 of ERISA), whether or not waived, by reason of the failure of any member of the Borrower Group or any ERISA Affiliate to make a contribution to a Plan.

18.21	KTA Network Agreement Enforcement

Valid and enforceable KTA Security Agreements (as defined in Clause 7.6(c) (Prepayment from disposal proceeds)) have not been entered into and:

(a)	KTA becomes obliged to pay the penalty to the Municipality of Amsterdam on the basis of section 19 of the network agreement between KTA and the Municipality of Amsterdam dated 6th July, 1995 and as amended on 22nd June, 1999 (the Network Agreement); or

(b)	the Municipality of Amsterdam, as mortgagee or pledgee, has factually taken steps to enforce, by way of execution, its pledge or mortgage under the Network Agreement, other than on the basis of the situation described under (a), except where such enforcement is being contested in good faith or is removed or discharged within 45 days.

18.22	Acceleration

On and at any time after the occurrence of an Event of Default while such event is continuing the Facility Agent may, and if so directed by the Majority Lenders will, by notice to UPC Distribution declare that an Event of Default has occurred and:

(a)	cancel the Total Commitments; and/or

(b)	declare that all the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(c)	demand that all the Advances be immediately due and payable, whereupon they shall become immediately due and payable together with all interest accrued on those Advances and all other amounts payable by the Obligors under the Finance Documents.

18.23	Automatic Acceleration

If an Event of Default described in Clause 18.6(c)(ii), (iii) or (iv) (United States of America) occurs, or upon the entry of an order for relief in a voluntary or involuntary bankruptcy of a US Borrower, all outstanding Advances drawn by a US Borrower under this Agreement will be immediately and automatically due and payable and the Total Commitments (to the extent they relate to such Advances) will, if not already cancelled under this Agreement, be immediately and automatically cancelled.

19.	FACILITY AGENT, SECURITY AGENT AND LENDERS

19.1	Appointment and duties of the Agents

(a)	Each Lender irrevocably appoints each Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each Finance Party appointing each Agent irrevocably authorises each Agent on its behalf to:

(i)	perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)	execute each Finance Document expressed to be executed by the Facility Agent on that Finance Party’s behalf.

(c)	Each Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

19.2	Relationship

The relationship between each Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes either Agent as trustee or fiduciary for any other Party or any other person and neither Agent need hold in trust any moneys paid to it for a Party save as provided in the Finance Documents or be liable to account for interest on those moneys.

19.3	Majority Lenders’ directions

(a)	Each Agent will be fully protected if it acts in accordance with the instructions of the Majority Lenders in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of such instructions each Agent may act as it considers to be in the best interests of all the Lenders.

(b)	No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

19.4	Delegation

Each Agent may act under the Finance Documents through its personnel and agents.

19.5	Responsibility for documentation

Neither Agent is responsible to any other Party for:

(a)	the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document by any other Party;

(b)	the collectability of amounts payable under any Finance Document;

(c)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document by any other Party; or

(d)	the integrity or security of any Finance Document or other document or information posted or distributed electronically on any intranet based system (or similar) in connection with the preparation, negotiation and execution of the Finance Documents or the administration of the Facilities.

19.6	Default

(a)	Neither Agent is obliged to monitor or enquire as to whether or not a Default has occurred. Neither Agent will be deemed to have knowledge of the occurrence of a Default. However, if an Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Lenders of such notice.

(b)	Each Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

19.7	Exoneration

(a)	Without limiting paragraph (b) below, neither Agent will be liable for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party may take any proceedings against any officer, employee or agent of either Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

(c)	Any officer, employee or agent of either Agent may rely on this Clause 19.7 and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

19.8	Reliance

Each Agent may:

(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

(c)	engage, pay for and rely on legal or other professional advisers selected by it (including those in the Facility Agent’s employment and those representing a Party other than the Facility Agent).

19.9	Credit approval and appraisal

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(a)	has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by either Agent in connection with any Finance Document; and

(b)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

19.10	Information

(a)	Each Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to that Agent by a Party for that person.

(b)	Except where this Agreement specifically provides otherwise, neither Agent is obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(c)	Except as provided above, neither Agent has a duty:

(i)	either initially or on a continuing basis to provide any Lender with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the Signing Date; or

(ii)	unless specifically requested to do so by a Lender in accordance with this Agreement, to request any certificates or other documents from any Obligor.

19.11	Each Agent individually

(a)	If it is also a Lender, each of the Facility Agent and the Security Agent has the same rights and powers under this Agreement as any other Lender and may exercise those rights and powers as though it were not the Facility Agent or Security Agent (as applicable).

(b)	Each of the Agents may:

(i)	carry on any business with an Obligor or its related entities;

(ii)	act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

(iii)	retain any profits or remuneration in connection with its activities under the Finance Documents, or in relation to any of the foregoing.

19.12	Indemnities

Each Lender shall indemnify each Agent, within three Business Days of demand, against any cost, loss or liability incurred by the relevant Agent (otherwise than by reason of the relevant Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the relevant Agent has been reimbursed by an Obligor pursuant to a Finance Document). Such indemnification shall be pro rata to its Commitments (and for the purposes of calculating this proportion, the amount of the Total Additional Facility Commitments and each Lender’s Additional Facility Commitments shall be converted to euros at the Agent’s Spot Rate of Exchange on the date of the relevant calculation).

19.13	Compliance

(a)	Each Agent may refrain from doing anything which might, in its reasonable opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its reasonable opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b)	Without limiting paragraph (a) above, neither Agent need disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the relevant Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

19.14	Resignation of Agents

(a)

Notwithstanding its irrevocable appointment (but subject to paragraphs (f) and (g) below), each Agent may resign by giving notice to the Lenders and UPC Distribution, in which case the relevant Agent may, following consultation with and with the consent of UPC

Distribution (not to be unreasonably withheld or delayed) forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Lenders may with the consent of UPC Distribution (not to be unreasonably withheld or delayed) appoint a reputable and experienced bank as successor Agent. The resignation of the Security Agent is subject to compliance with clause 9.1 (Retirement of Security Agent) of the Security Deed.

(b)	If the appointment of a successor Agent is to be made by the Majority Lenders but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may, following consultation with and with the consent of UPC Distribution (not to be unreasonably withheld or delayed), appoint a successor Agent.

(c)	The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification and receiving such approval, the successor Agent will succeed to the position of the retiring Facility Agent and the term Facility Agent or Security Agent (as the case may be) will mean the successor Facility Agent or Security Agent, respectively.

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e)	Upon its resignation becoming effective, this Clause 19 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the relevant Agent and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

(f)	The Majority Lenders may by notice to an Agent require it to resign in accordance with paragraph (a) above. In this event, the relevant Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

(g)	UPC Distribution may, if it is unsatisfied (acting reasonably) with the performance by an Agent of its role as Agent, following a period of consultation with the relevant Agent of not less than 14 days, by notice to that Agent require it to resign in accordance with paragraph (a) above. Such notice must specify the reasons for which UPC Distribution is seeking the Agent’s resignation, which must be based on reasonable grounds. In this event, the relevant Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

19.15	Lenders

(a)	Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Lender to the contrary by not less than five Business Days prior to the relevant payment.

(b)	Each Lender, on the date on which it becomes a party to this Agreement, represents to the Facility Agent that:

(i)	it is either:

(A)	not resident in the United Kingdom for United Kingdom Tax purposes; or

(B)	a “bank” as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom;

(ii)	it is beneficially entitled to the interest payable by the Facility Agent to it under this Agreement; and

(iii)	its Facility D1 Commitment, Facility D2 Commitment, Facility D3 Commitment, Facility D4 Commitment, Facility D5 Commitment is no more than the amount scheduled to be repaid to it under Facility B (either as a Facility B Lender under the Existing Facility or as the holder of a sub-participation interest in respect of Facility B (including without limitation under a corresponding Relevant Facility B Sub-participation Agreement) or a combination of the foregoing) on the relevant Utilisation Date, and shall forthwith notify the Facility Agent if any of these representations cease to be correct.

(c)	Each Lender, on the date on which it becomes a party to this Agreement (if it is a requirement of Dutch law that such Lender is a Professional Market Party) represents to the Finance Parties and UPC Distribution that it is a Professional Market Party. Such Lender acknowledges that the Finance Parties and UPC Distribution have relied upon such representation.

19.16	Separate divisions

In acting as an Agent, the agency division of each of the Agents shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by either Agent otherwise than in the capacity of Agent through its agency division (whether as financial adviser to any member of the Borrower Group or otherwise) may be treated as confidential by the relevant Agent and shall not be deemed to be information possessed by the relevant Agent in its capacity as such. Each Finance Party acknowledges that each Agent may, now or in the future, be in possession of, or provided with, information relating to the Obligors which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement, neither Agent will be under any obligation to provide, or be under any liability for failure to provide, any such information to the other Finance Parties.

20.	FEES

20.1	Commitment fee

(a)	Subject to paragraph (c) below UPC Distribution shall pay to the Facility Agent for distribution to each Facility D Lender pro rata to the proportion that the relevant Lender’s Facility D1 Commitment, Facility D2 Commitment, Facility D3 Commitment, Facility D4 Commitment or Facility D5 Commitment bears to the Total Facility D1 Commitments, Total Facility D2 Commitments, Total Facility D3 Commitments, Total Facility D4 Commitments or Total Facility D5 Commitments respectively from time to time a commitment fee (subject to paragraph (c) below) computed at the rate of the difference between (i) 5.50 per cent. per annum and (ii) the Margin payable under Facility B on any undrawn, uncancelled amount of the Total Facility D1 Commitment, Total Facility D2 Commitments, Total Facility D3 Commitments, Total Facility D4 Commitments and Total Facility D5 Commitments.

(b)	Subject to paragraph (c) below, if specified in the relevant Additional Facility Accession Agreement, UPC Distribution shall pay to the Facility Agent for distribution to each

Additional Facility Lender pro rata to the proportion that the relevant Lender’s Additional Facility Commitment bears to the Total Additional Facility Commitments from time to time a commitment fee (subject to paragraph (d) below) computed at the rate specified in the Additional Facility Accession Agreement on any undrawn uncancelled amount of Total Additional Facility Commitments such rate shall not exceed the rate applicable to the commitment fee in relation to Facility D or if Facility D has been cancelled, the commitment fee applicable to Facility D immediately prior to such cancellation.

(c)	Commitment fee is calculated and accrues on a daily basis (i) in the case of the commitment fee under paragraph (a) above only on and from the Effective Date and is payable quarterly in arrear from the Effective Date and on the relevant Utilisation Date and (ii) in the case of the commitment fee in paragraph (b) above only on the date of the relevant Additional Facility Accession Agreement and payable quarterly in arrear from the date of the relevant Additional Facility Accession Agreement and on the relevant Utilisation Date. Accrued commitment fee is also payable to the Facility Agent for the relevant Lender(s) on the cancelled amount of its (their) Facility D1 Commitment, Facility D2 Commitment, Facility D3 Commitment, Facility D4 Commitment Facility D5 Commitment or Additional Facility Commitments, as the case may be, at the time the cancellation takes effect (but only in respect of the period up to the date of cancellation).

(d)	Commitment fee is payable in euros in respect of Facility D and in euros or US Dollars, as applicable, in respect of any Additional Facility.

20.2	Agent’s fees

UPC Distribution shall pay to the Facility Agent and the Security Agent for their own account an agency fee in the amounts and on the dates agreed in the relevant Fee Letter.

20.3	Lenders’ Fees

(a)	UPC Distribution shall pay to the Facility Agent for distribution to each Lender pro rata to the proportion that the relevant Lender’s Facility D1 Commitment, Facility D2 Commitment, Facility D3 Commitment, Facility D4 Commitment or Facility D5 Commitment bears to the Total Facility D1 Commitments, Total Facility D2 Commitments, Total Facility D3 Commitments, Total Facility D4 Commitments or Total Facility D5 Commitments:

(i)	a fee computed at the rate of 0.75 per cent. on the amount of the Total Facility D1 Commitments, Total Facility D2 Commitments, Total Facility D3 Commitments, Total Facility D4 Commitments and Total Facility D5 Commitments on the Effective Date; and

(ii)	subject to paragraph (b) below, a fee computed at the rate of 1.75 per cent. on the amount of the Total Facility D1 Commitments, Total Facility D2 Commitments, Total Facility D3 Commitments, Total Facility D4 Commitments and Total Facility D5 Commitments on 30th December, 2004.

(b)	The fee payable under Clause 20.3(a)(i) shall be payable by UPC Distribution within five Business Days of the Effective Date. The fee payable under Clause 20.3(a)(ii) above shall be payable by UPC Distribution within five Business Days of 31st December, 2004, provided that such fee shall not be payable if, on or before 30th December, 2004:

(i)	UPC Distribution has permanently prepaid and cancelled at least €750,000,000 of the Existing Facility; or

(ii)	the ratio of Senior Debt to Annualised EBITDA for the most recent Ratio Period (as defined in Clause 17.1 (Financial definitions)) is 4:1 or less.

For the purposes of this Clause:

Annualised EBITDA means in respect of any Ratio Period, two times EBITDA of the Borrower Group based for that Ratio Period adjusted to take into account any Acquisitions or disposals made after the relevant Ratio Period but before the delivery of the relevant compliance certificate in respect of that Ratio Period under Clause 16.2(d) (Financial information).

Senior Debt has the meaning given to it in Clause 17.1 (Financial definitions) and shall be calculated as at 30th December, 2004.

20.4	VAT

Any fee referred to in this Clause 20 (Fees) is exclusive of any applicable value added tax. If any value added tax is so chargeable and is invoiced, it shall be paid by UPC Distribution at the same time as it pays the relevant fee. Where appropriate, the relevant Finance Party will supply a VAT invoice in respect of such fees.

21.	EXPENSES

21.1	Transaction Expenses

UPC Distribution shall within ten Business Days of demand pay TD Bank Europe Limited the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Document executed after the date of this Agreement.

21.2	Amendment Costs

If:

(a)	an Obligor requests an amendment, waiver or consent under or in connection with any Finance Document;

(b)	an amendment is required under Clause 25.3 (Change of Currency),

UPC Distribution shall, within ten Business Days of demand, reimburse the Facility Agent or, as the case may be, the Security Agent, for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent or, as the case may be, the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

21.3	Enforcement Costs

UPC Distribution shall, within ten Business Days of demand, pay to the Facility Agent on behalf of each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

22.	STAMP DUTIES

UPC Distribution shall pay and, within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document (other than those imposed by reason of any assignment or novation by any Finance Party).

23.	INDEMNITIES

23.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within ten Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

23.2	Other indemnities

UPC Distribution shall (or shall procure that an Obligor will), within ten Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Pro Rata Sharing);

(c)	funding, or making arrangements to fund, its participation in an Advance requested by a Borrower in a Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

(d)	an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by a Borrower;

(e)	any representation made by UPC Distribution under Clause 15.25 (Dutch Banking Act) or Clause 26.2 (Transfers by Lenders) being incorrect when made or deemed to be made. UPC Distribution shall not be liable under this paragraph (e) to any Lender which makes a representation which is untrue in relation to its status as a Professional Market Party or its status as part of a closed circle (besloten kring).

23.3	Indemnity to the Facility Agent

UPC Distribution shall, within ten Business Days of demand, indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

23.4	Break Costs

(a)	UPC Distribution shall, within ten Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Advance or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate (which shall be provided to UPC Distribution) confirming the amount of its Break Costs for any Interest Period in which they accrue.

24.	EVIDENCE AND CALCULATIONS

24.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

24.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount payable under this Agreement or otherwise expressed to be determined by a Finance Party is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

24.3	Calculations

The interest and the fees payable under Clause 20.1 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, where practice in the London inter-bank market, in the case of non-euro amounts, or the European interbank market, in the case of euro amounts, otherwise dictates, 365 days.

25.	AMENDMENTS AND WAIVERS

25.1	Required consents

(a)	Subject to Clause 25.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and UPC Distribution and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 25.

25.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definitions of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount of principal, interest or commitment fees under this Agreement or the Security Documents or the deferral of a Utilisation Date in respect of a Facility D or the extension of an Additional Facility Availability Period;

(iii)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable under this Agreement or the Security Documents;

(iv)	an increase in a Lender’s Facility D1 Commitment, Facility D2 Commitment, Facility D3 Commitment, Facility D4 Commitment, Facility D5 Commitment or Additional Facility Commitment;

(v)	an assignment, transfer, novation or other disposal of any of, or any interest in, an Obligor’s rights and/or obligations under this Agreement other than in accordance with Clause 26 (Changes to the Parties);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.5 (Nature of a Finance Party’s rights and obligations), Clause 26.2 (Transfers by Lenders) or this Clause 25;

(viii)	a release of the guarantee under Clause 14 (Guarantee) other than in accordance with Clause 26 (Changes to the Parties);

(ix)	the selection of an Interest Period exceeding six months; or

(x)	the release of an asset from a Security Document (except as otherwise expressly permitted herein or in any such Security Document and except in furtherance of a disposal or any other transaction which is permitted by any Finance Document), shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Facility Agent may not be effected without the consent of the Facility Agent.

(c)	The Facility Agent may agree with UPC Distribution any amendment to or the modification of the provisions of any of the Finance Documents or any Schedule thereto, which is necessary to correct a manifest error.

(d)	If authorised by the Majority Lenders, the Security Agent may, subject to paragraph (a) above, grant any waiver or consent in relation to, or variation of the material provisions of, any Security Document.

25.3	Change of Currency

(a)	If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent; and

(ii)	any translation from one currency or currency unit to another shall be at the official conversion rate recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent acting reasonably.

(b)	If a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent specifies to be necessary to reflect the change in currency and to put the Banks in the same position, so far as possible, that they would have been in if no change in currency had occurred.

25.4	Waivers and remedies cumulative

The rights of each Party under the Finance Documents:

(a)	may be exercised as often as necessary, subject to the terms of the relevant Finance Documents;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in the exercise or non-exercise of any such right is not a waiver of that right.

26.	CHANGES TO THE PARTIES

26.1	Transfers by Obligors

(a)	No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement, except:

(i)	pursuant to a merger in accordance with Clause 16.11(d) (Acquisitions and mergers); and

(ii)	that UPC Distribution Holdco (Existing UPC Distribution Holdco) may at any time assign, transfer, novate or dispose of all of its rights and obligations under this Agreement and the other Finance Documents to which it is a party to another person which is the immediate Holding Company of UPC Distribution (New UPC Distribution Holdco) in accordance with the terms of this Agreement and the terms of such other Finance Document, provided that any transfer or novation of obligations by Existing UPC Distribution Holdco will not be effective until New UPC Distribution Holdco has become an Additional Guarantor in accordance with Clause 26.4 (Additional Obligors) and has delivered or delivers the documents specified in Clause 26.4(a)(v) (Additional Obligors).

(b)	At the time the foregoing conditions for the transfer or novation of Existing UPC Distribution Holdco’s obligations shall have been satisfied (or waived, as the case may be) and such transfer or novation has taken effect:

(i)	Existing UPC Distribution Holdco will be released from its obligations under this Agreement and the other Finance Documents, without prejudice to any such obligations which may have accrued and shall not have been discharged prior to such time; and

(ii)	Existing UPC Distribution Holdco will cease to be an Original Guarantor.

26.2	Transfers by Lenders

(a)	A Lender (the Existing Lender) may at any time after the day falling five Business Days after the Signing Date assign, transfer or novate any of its rights and/or obligations under this Agreement and the other Finance Documents to another person (the New Lender), provided that:

(i)	in the case of a partial assignment, transfer or novation of rights and/or obligations, such assignment, transfer or novation shall be in a minimum amount of €1,000,000;

(ii)	a Facility D Lender may only assign, transfer or novate any of its rights and/or obligations under this Agreement in respect of any undrawn Facility D Commitments if:

(A)	the New Lender will, on completion of such assignment, transfer or novation, be entitled to receive (either as a Facility B Lender under the Existing Facility or the holder of a sub-participation interest in respect of Facility B under the Existing Facility (including without limitation pursuant to a Relevant Facility B Sub-Participation Agreement) or a combination of the foregoing) on the date of the Facility B Repayment Instalment (as defined in the Existing Facility Agreement) corresponding to the Utilisation Date for that undrawn Facility D Commitment, an amount of (or equal to) the Facility B Repayment Instalment (as defined in the Existing Facility Agreement) scheduled to be repaid on that date which is no less than the amount of that undrawn Facility D Commitment; and

(B)	the Existing Lender will, on completion of such assignment, transfer or novation, continue to be in compliance with the representation set out in Clause 19.15(b)(iii) (Lenders) in respect of any of its remaining undrawn Facility D Commitments; and

(iii)	if immediately prior to the time of the proposed assignment, transfer or novation becoming effective, it is a requirement of Dutch law, the New Lender (A) is a Professional Market Party or exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with UPC Distribution and (B) delivers a duly completed and executed Verification Letter to UPC Distribution and makes the representation in paragraph (2) of the Novation Certificate (as defined below).

(b)	The prior consent of UPC Distribution is required for any such assignment, transfer or novation (unless to an Affiliate or to a Lender, but without prejudice to Clause 26.2(a)), provided that:

(i)	UPC Distribution’s consent must not be unreasonably withheld or delayed;

(ii)	the consent of UPC Distribution to an assignment, transfer or novation must not be withheld solely because the assignment, novation or transfer may result in an increase to the Mandatory Cost;

(iii)	the prior consent of UPC Distribution is not required when (A) the assignment, novation or transfer of a Lender’s rights and/or obligations is to an Affiliate or Related Fund of that Lender or (B) an Event of Default is outstanding;

(iv)	nothing in this Clause 26.2 restricts the ability of any Lender to enter into any sub-participation or other arrangement with any third party relating to the Finance Documents which does not transfer to that third party any obligation and/or legal or equitable interest in any of the rights arising under this Agreement.

(c)	A transfer of obligations will be effective only if the obligations are novated in accordance with Clause 26.3 (Procedure for novations).

(d)	On each occasion an Existing Lender assigns, transfers or novates any of its rights and/or obligations under this Agreement (other than to an Affiliate or Related Fund of that Existing Lender), the New Lender shall, on the date the assignment, transfer and/or novation takes effect, pay to the Facility Agent for its own account a fee of €1,500 except in the case of an assignment, transfer or novation where such Existing Lender also assigns, transfers or novates its rights in respect of an amount of outstanding Facility B Advances under the Existing Facility to the same New Lender in order to comply with the provisions of Clause 26.2(a)(ii) above in which case no fee will be payable under this Agreement but a fee of €1,500 will be payable under clause 26.2(d) (Transfers by Lenders) of the Existing Facility Agreement.

(e)	An Existing Lender is not responsible to a New Lender for:

(i)	the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

(ii)	the collectability of amounts payable under any Finance Document; or

(iii)	the accuracy of any statements (whether written or oral) made in connection with any Finance Document.

(f)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Facility D1 Commitment, Facility D2 Commitment, Facility D3 Commitment, Facility D4 Commitment, Facility D5 Commitment or Additional Facility Commitment (if any) is in force.

(g)	No Facility D Lender shall enter into any assignment, transfer, novation, sub-participation or other arrangement which results in its entitlement under Facility B to receive (either as a

Facility B Lender under the Existing Facility or the holder of a sub-participation interest in respect of Facility B under the Existing Facility (including without limitation pursuant to a Relevant Facility B Sub-Participation Agreement) or a combination of the foregoing) on the date of any Facility B Repayment Instalment (as defined in the Existing Facility Agreement) corresponding to the Utilisation Date for any of its undrawn Facility D Commitment, an amount of Facility B less than the amount of its undrawn Facility D Commitment to be drawn on that date.

(h)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and/or obligations assigned, transferred or novated under this Clause 26; or

(ii)	support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(i)	Any reference in this Agreement to a Lender includes a New Lender (to the extent rights have been assigned, transferred or novated to that New Lender and to the extent that obligations have been assumed by the New Lender) but excludes a Lender if no amount is or may be owed to or by it under this Agreement and its Facility D1 Commitment (if any), Facility D2 Commitment (if any), Facility D3 Commitment (if any) Facility D4 Commitment (if any) Facility D5 Commitment (if any) and Additional Facility Commitment (if any) has been cancelled or reduced to nil.

(j)	If any assignment, transfer or novation results, or will result by reason of circumstances existing at the time of the assignment, transfer or novation, in additional amounts becoming due under Clause 10 (Tax Gross-up and Indemnities) or amounts becoming due under Clause 12 (Increased Costs), the New Lender shall be entitled to receive such additional amounts only to the extent that the Existing Lender would have been so entitled had there been no such assignment, transfer or novation.

(k)	On the date that a New Lender becomes a party to this Agreement as a Lender, UPC Distribution represents and warrants that on that date it has verified the status of that New Lender either as:

(i)	a Professional Market Party; or

(ii)	exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with UPC Distribution,

by obtaining a duly completed and signed Verification Letter.

26.3	Procedure for novations

(a)	A novation is effected if:

(i)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed certificate (a Novation Certificate), substantially in the form of Part 1 of Schedule 5 (Novation Certificate); and

(ii)	the Facility Agent executes it (which the Facility Agent shall promptly do).

(b)	Each Finance Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Novation Certificate on its behalf if that Novation Certificate effects a novation permitted by Clause 26.2 (Transfers by Lenders).

(c)	To the extent that they are expressed to be the subject of the novation in the Novation Certificate and subject to paragraph (e) below,:

(i)	the Existing Lender and the other Parties (the existing Parties) will be released from their obligations to each other (the discharged obligations);

(ii)	the New Lender and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Lender instead of the Existing Lender;

(iii)	the rights of the Existing Lender against the existing Parties and vice versa (the discharged rights) will be cancelled;

(iv)	the New Lender and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Lender instead of the Existing Lender; and

(v)	the New Lender shall become, by the execution by the Facility Agent of such Novation Certificate, bound by the terms of the Security Deed as if it were an original party thereto as a Senior Beneficiary and shall acquire the same rights and assume the same obligations towards the other parties to the Security Deed as would have been acquired and assumed had the New Lender been an original party to the Security Deed as a Senior Beneficiary, all on the later of (i) five Business Days after receipt of a Verification Letter accompanied by a Novation Certificate executed by the Existing Lender and the New Lender; (ii) the date of execution of such Novation Certificate by the Facility Agent or; (iii) the date specified in the Novation Certificate.

(d)	If the effective date of a novation is after the date a Request is received by the Facility Agent but before the date the requested Advance is disbursed to the relevant Borrower, the Existing Lender shall be obliged to participate in that Advance in respect of its discharged obligations notwithstanding that novation, and the New Lender shall reimburse the Existing Lender for its participation in that Advance and all interest and fees thereon up to the date of reimbursement (in each case to the extent attributable to the discharged obligations) within three Business Days of the Utilisation Date of that Advance.

(e)	If an Existing Lender effects a Mid-Interest Period Transfer:

(i)	the Facility Agent has an obligation to make interest accruing on and prior to the date on which the Mid-Interest Period Transfer took effect (the Pre-Transfer Accrued Interest) available to the Existing Lender in accordance with Clause 9.3 (Distribution). Once such Accrued Interest has been made available to the Existing Lender in accordance with Clause 9.3 (Distribution), the Facility Agent will be released from all obligations towards the Existing Lender;

(ii)	the Facility Agent will have no obligation to pay Pre-Transfer Accrued Interest to the New Lender;

(iii)	such Existing Lender will continue to have the right to receive Pre-Transfer Accrued Interest. Once such Pre-Transfer Accrued Interest has been made available to such

Existing Lender in accordance with Clause 9.3 (Distribution), all rights of such Existing Lender against the Facility Agent will be cancelled; and

(iv)	the New Lender will have no right to receive Pre-Transfer Accrued Interest from the Facility Agent.

26.4	Additional Obligors

(a)	(i) Subject to paragraphs (b) and (c) below, a Subsidiary of UPC Distribution may become an Additional Guarantor and any member of the Borrower Group may become an Additional Borrower by delivering to the Facility Agent an Obligor Accession Agreement, duly executed by that company as an Additional Guarantor or Additional Borrower (as applicable).

(ii)	A person which (a) becomes the immediate Holding Company of UPC Distribution or (b) becomes a Guarantor under the Existing Facility Agreement shall, prior to or contemporaneously with becoming such Holding Company, become an Additional Guarantor by delivering to the Facility Agent an Obligor Accession Agreement, duly executed by that company as an Additional Guarantor.

(iii)	A member of the Borrower Group that becomes an Additional Borrower shall, prior to or contemporaneously with becoming an Additional Borrower, become an Additional Guarantor by delivering to the Facility Agent an Obligor Accession Agreement (which may be the same Obligor Accession Agreement entered into by that Additional Borrower referred to in sub-paragraph (i) above) duly executed by that company as an Additional Guarantor.

(iv)	Upon execution and delivery of an Obligor Accession Agreement and delivery of the documents specified in sub-paragraph (v) below, the relevant Subsidiary, member of the Borrower Group or person referred to in sub-paragraph (i), (ii) or (iii) above will become an Additional Guarantor or Additional Borrower and an Additional Guarantor (as applicable).

(v)	UPC Distribution shall procure that, at the same time as an Obligor Accession Agreement is delivered to the Facility Agent, there is also delivered to the Facility Agent all those documents listed in Part 2 of Schedule 2 (Conditions Precedent Documents), in each case in form and substance satisfactory to the Facility Agent (acting reasonably).

(vi)	The Obligor Accession Agreement referred to in sub-paragraph (i) above may, in the case of an Additional Guarantor, with the prior written approval of the Facility Agent, include a limitation of the obligations or liabilities of the relevant Additional Guarantor under Clause 14 (Guarantee) where such limitation is required by any applicable law.

(b)	UPC Distribution shall:

(i)	procure that at all times the value of the aggregate EBITDA, total assets and total revenues of:

(A)

the Guarantors as of the Effective Date (other than UPC Distribution, any UPC Distribution Holdco, UPC Holding and UPC Holding II) and their respective Subsidiaries (as calculated by reference to the relevant financial statements most recently provided under Clause 16.2(a) or (b) (Financial information)); and

(B)	any Additional Guarantors which have become Guarantors since the Effective Date and their respective Subsidiaries (as calculated by reference to the relevant financial statements most recently provided under Clause 16.2(a) or (b) (Financial information) or, if no such financial statements have been provided in respect of such Additional Guarantors, as calculated by reference to the financial statements referred to in paragraph 11 of Part 2 of Schedule 2 (Conditions Precedent Documents) provided under Clause 26.4(a)(iii) (Additional Obligors) in respect of each Additional Guarantor), is equal to or greater than 95 per cent. of the Borrower Group’s consolidated EBITDA, total assets and total revenues (as calculated by reference to the relevant financial statements most recently provided under Clause 16.2(a) or (b) (Financial information)), if necessary by procuring that additional Subsidiaries of UPC Distribution become Additional Guarantors; and

(ii)	consult with the Facility Agent prior to any entity becoming an Additional Guarantor in order to ensure that no material adverse change would or be reasonably likely to occur, as a result of such entity becoming an Additional Guarantor, in the consolidated financial position of the Borrower Group (taken as a whole) which would or be reasonably likely to have a Material Adverse Effect.

(c)	A member of the Borrower Group may only become an Additional Borrower:

(i)	under an Additional Facility;

(ii)	if such member of the Borrower Group executes an Obligor Accession Agreement prior to or contemporaneously with the execution by the relevant Initial Additional Facility Lenders of the relevant Additional Facility Accession Agreement and such Obligor Accession Agreement specifies the relevant Additional Facility under which that member of the Borrower Group is to be a Borrower; and

(iii)	with the prior consent of the Majority Lenders.

(d)	UPC Distribution represents and warrants to the Finance Parties that it is in compliance with paragraph (b) above as of the Effective Date (all relevant calculations being made by reference to the financial statements most recently provided under Clause 16.2(a) or (b) (Financial information)).

(e)	After the Effective Date, UPC Distribution shall be in compliance with its obligations under paragraph (b) above if it procures that any of its Subsidiaries which are required to become Additional Guarantors do so within 60 days after the delivery to the Facility Agent of any financial statements delivered under Clause 16.2(a) or (b) (Financial information) which demonstrate that additional Subsidiaries of UPC Distribution are required to be become Additional Guarantors under paragraph (b).

(f)	The execution of an Obligor Accession Agreement constitutes confirmation by the relevant Additional Guarantor or Additional Borrower (if applicable) that the relevant representations and warranties set out in Clause 15 (Representations and Warranties) to be made by it on the date of the Obligor Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

26.5	Reference Banks

(a)	If a Reference Bank ceases to be a Lender, the Facility Agent shall (after consulting with UPC Distribution) appoint another Lender which is not a Reference Bank to replace that Reference Bank.

(b)	UPC Distribution and the Facility Agent may agree to add one or more additional Reference Bank(s) from among the Lenders.

26.6	Register

The Facility Agent shall maintain at its address referred to in Clause 32.2(b) (Addresses for notices) a copy of each Novation Certificate delivered to and accepted by it and a register of the names and addresses all the Parties including, in the case of Lenders, their Commitments under each Facility, the principal amount of the Advances owing under each Facility to each Lender from time to time and the details of their Facility Office notified to the Facility Agent from time to time, and shall supply any other Party (at that Party’s expense) with a copy of the register on request. The entries in such register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the Facility Agent and the Lenders shall treat each person whose name is recorded in the register as a Lender hereunder for all purposes of this Agreement.

27.	Disclosure of Information

(a)	Any Lender may disclose to any of its Affiliates and any other person:

(i)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(ii)	with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(iii)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Borrower Group and the Finance Documents as that Lender shall consider appropriate (acting reasonably) if, in relation to sub-paragraphs (i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

(b)	Notwithstanding any other provision of this Agreement, any Party to this Agreement (and any of its affiliates, officers, directors, employees, representatives, professional advisers, or other agents) may (and has since the commencement of discussions with respect to the Facility been permitted to) disclose to any and all persons, without limitation of any kind:

(i)	the U.S. tax treatment and U.S. tax structure (each as defined below) of the Facility; and

(ii)	all material of any kind (including opinions and other tax analyses) that are provided to such party relating to such U.S. tax treatment or U.S. tax structure,

except to the extent reasonably necessary to comply with applicable federal or state securities laws.

For the purposes of this subsection, the U.S. tax treatment of the Facility is the purported or claimed U.S. federal, state and local income tax treatment of the Facility, and the U.S. tax structure of the Facility is any fact that may be relevant to understanding the purported or claimed U.S. federal, state and local income tax treatment of the Facility. This authorisation is not intended to permit disclosure of any information (other than information relating to the U.S. tax treatment or U.S. tax structure of the Facility) including (without limitation) (i) any portion of any materials to the extent not related to the U.S. tax treatment or U.S. tax structure of the Facility, (ii) the identities of participants or potential participants in the Facility (except to the extent such identities are related to the U.S. tax treatment or U.S. tax structure of the Facility), (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the U.S. tax treatment or the U.S. tax structure of the Facility), or (v) any other term or detail not relevant to the U.S. tax treatment or the U.S. tax structure of the Facility.

28.	Set-off

28.1	Contractual set-off

A Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.2	Set-off not mandatory

No Finance Party shall be obliged to exercise any right given to it by Clause 28.1 (Contractual set-off).

28.3	Notice of set-off

Any Finance Party exercising its rights under Clause 28.1 (Contractual set-off) shall notify the relevant Obligor promptly after set-off is applied.

29.	Pro Rata Sharing

29.1	Redistribution

If any amount owing by an Obligor under any Finance Document to a Finance Party (the recovering Finance Party) is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with Clause 9 (Payments) (a recovery), then:

(a)	the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Facility Agent;

(b)	the Facility Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Facility Agent and distributed in accordance with Clause 9 (Payments);

(c)	subject to Clause 29.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the redistribution) equal to the excess;

(d)	the Facility Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 9 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 9.7 (Partial payments); and

(e)	after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

29.2	Reversal of redistribution

If under Clause 29.1 (Redistribution):

(a)	a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(b)	the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Facility Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 29.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

Each Finance Party agrees with the Facility Agent that it will comply with any notice given to it by the Facility Agent under this Clause 29.2.

29.3	Exceptions

(a)	A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 29.1(e) (Redistribution).

(b)	A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

30.	SEVERABILITY

If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

31.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

32.	NOTICES

32.1	Giving of notices

All notices or other communications under or in connection with this Agreement shall be given in writing and, unless stated, may be made by letter, telex or facsimile or (to the extent that (i) the relevant Party has specified such an address pursuant to Clause 32.2 (Addresses for notices) and (ii) such notice or communication is not required to be signed by an Authorised Signatory, other officer or board of the relevant entity and the form of such notice or communication does not provide for signature by an Authorised Signatory, other officer or board of the relevant entity) by e-mail. Any such notice will be deemed to be given as follows:

(a)	if by letter, when delivered personally or on actual receipt; and

(b)	if by facsimile or e-mail, when received in legible form.

However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

32.2	Addresses for notices

(a)	The address and facsimile number and (if so specified) e-mail address of each Party (other than the Facility Agent and the Borrowers) for all notices under or in connection with this Agreement are:

(i)	that notified by that Party for this purpose to the Facility Agent on or before it becomes a Party; or

(ii)	any other notified by that Party for this purpose to the Facility Agent by not less than five Business Days’ notice.

(b)	The address, facsimile numbers and e-mail address of the Facility Agent and the Security Agent are:

TD Bank Europe Limited

Triton Court

14/18 Finsbury Square

London EC2A 1DB

Contact: Rory McCarthy

Facsimile: +44 20 7638 0006

E-mail: rory.mccarthy@tdsecurities.com

and in each case with a copy to:

TD Bank Europe Limited

Royal Trust Tower

77 King Street West

18th Floor

Toronto

Ontario, Canada

M5K 1A2

Contact: Marc Scaeffer/Parin Kanji

Facsimile: +1 416 982 6630

or such other as the Facility Agent may notify to the other Parties by not less than five Business Days’ notice.

(c)	The address, facsimile numbers and e-mail address of UPC Distribution is:

UPC Distribution Holding B.V.

Boeing Avenue 53

1119 PE Schiphol Rijk

Amsterdam

Contact: Dennis Okhuijsen

Facsimile: + 3120 778 9453; and

E-mail: dokhuijsen@UPCcorp.com

or such other as the Borrower may notify to the other Parties by not less than five Business Days’ notice.

(d)	The Facility Agent shall, promptly upon request from any Party, give to that Party the address, facsimile number or e-mail address (if applicable) of any other Party applicable at the time for the purposes of this Clause 32.

33.	LANGUAGE

(a)	Any notice given under or in connection with any Finance Document shall be in English.

(b)	All other documents provided under or in connection with any Finance Document shall be:

(i)	in English; or

(ii)	if not in English and the Facility Agent so requests, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

34.	JURISDICTION

34.1	Submission

For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document (other than any Security Document expressed to be governed by laws other than the laws of England) and accordingly submits to the jurisdiction of the English courts.

34.2	Service of process

Without prejudice to any other mode of service, each Obligor which is not incorporated in England and Wales:

(a)	irrevocably appoints UPC Services Ltd, 4th Floor, Michelen House, 81 Fulham Road, London, SW3 6RD as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

(b)	agrees to maintain an agent for service of process in England until all Facility D1 Commitments, Facility D2 Commitments, Facility D3 Commitments, Facility D4 Commitments, Facility D5 Commitments and Additional Facility Commitments have terminated and the Advances and all other amounts payable under the Finance Documents have been finally, irrevocably and indefeasibly repaid in full;

(c)	agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned;

(d)	consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 32.2 (Addresses for notices); and

(e)	agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent is entitled and authorised to appoint a process agent for the Obligor by notice to the Obligor.

34.3	Forum convenience and enforcement abroad

Each Obligor:

(a)	waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

(b)	agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

34.4	Non-exclusivity

Nothing in this Clause 34 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

(a)	in any other court of competent jurisdiction; or

(b)	concurrently in more than one jurisdiction.

35.	WAIVER OF IMMUNITY

Each Obligor irrevocably and unconditionally:

(a)	agrees that if a Finance Party brings proceedings against it or its assets in relation to a Finance Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may subsequently acquire; and

(c)	consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.

36.	WAIVER OF TRIAL BY JURY

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

37.	GOVERNING LAW

This Agreement is governed by and construed in accordance with English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

PART 1

ORIGINAL GUARANTORS

Name	Address
UPC Financing Partnership	4643 South Ulster Street Suite 1300 Denver, Co 80237 United States

UPC Distribution Holding B.V.	Boeing Avenue 53 1119 PE Schiphol Rijk Amsterdam The Netherlands

UPC Holding II B.V.	Boeing Avenue 53 1119 PE Schiphol Rijk Amsterdam The Netherlands

UPC Holding B.V.	Boeing Avenue 53 1119 PE Schiphol Rijk Amsterdam The Netherlands

UPC France Holding B.V	Boeing Avenue 53 1119 PE Schiphol Rijk Amsterdam The Netherlands

UPC Scandinavia Holding B.V.	Boeing Avenue 53 1119 PE Schiphol Rijk Amsterdam The Netherlands

Cable Network Austria Holding B.V.	Boeing Avenue 53 1119 PE Schiphol Rijk Amsterdam The Netherlands

Stipdon Investments B.V.	Boeing Avenue 53 1119 PE Schiphol Rijk Amsterdam The Netherlands

Name	Address

UPC Nederland B.V.	Boeing Avenue 53 1119 PE Schiphol Rijk Amsterdam The Netherlands

PART 2

INITIAL FACILITY D LENDERS AND COMMITMENTS

Lender	Facility D1 Commitments	Facility D2 Commitments	Facility D3 Commitments	Facility D4 Commitments	Facility D5 Commitments
Ares leveraged Investment fundII LP	€584,161.25	€1,051,490.25	€1,051,490.25	€1,518,819.25	€1,518,819.25
B&W Master Tobacco retirement (GT)	€56,663.64	€101,994.55	€101,994.55	€147,325.47	€147,325.47
Bank of America N.A.	€7,455,291.56	€13,419,524.80	€13,419,524.80	€19,383,758.05	€19,383,758.05
Bank of America N.A. (Emerging Markets)	€3,362,229.51	€6,052,013.11	€6,052,013.11	€8,741,796.72	€8,741,796.72
Bank of America N.A. (New York)	€890,845.90	€1,603,522.63	€1,603,522.63	€2,316,199.35	€2,316,199.35
Bear, Stearns Corporate Lending Inc.	€4,956,342.67	€8,921,416.80	€8,921,416.80	€12,886,490.94	€12,886,490.94
BNP Paribas, Belgian Branch	€7,277,101.02	€13,098,781.84	€13,098,781.84	€18,920,462.66	€18,920,462.66
Canadian Imperial Bank of Commerce, London Branch	€2,734,392.42	€4,921,906.36	€4,921,906.36	€7,109,420.30	€7,109,420.30
Citibank N.A.	€1,265,543.62	€2,277,978.52	€2,277,978.52	€3,290,413.41	€3,290,413.41
Credit Lyonnais SA	€6,814,971.17	€12,266,948.11	€12,266,948.11	€17,718,925.04	€17,718,925.04
Credit Suisse First Boston	€584,161.25	€1,051,490.25	€1,051,490.25	€1,518,819.25	€1,518,819.25
Deutsche Bank AG	€14,441,056.68	€25,993,902.03	€25,993,902.03	€37,546,747.38	€37,546,747.38
Deutsche Bank Structured Products Inc.	€11,683.22	€21,029.80	€21,029.80	€30,376.38	€30,376.38
Fortis Bank (Nederland) N.V.	€3,894,164.93	€7,009,496.87	€7,009,496.87	€10,124,828.81	€10,124,828.81
GE Capital Corporation	€1,197,530.56	€2,155,555.01	€2,155,555.01	€3,113,579.46	€3,113,579.46
Golden Tree HY Master	€523,857.32	€942,943.18	€942,943.18	€1,362,029.04	€1,362,029.04
Golden Tree HY Master Fund II	€175,248.37	€315,447.07	€315,447.07	€455,645.77	€455,645.77
Golden Tree HY OPP I	€693,595.36	€1,248,471.65	€1,248,471.65	€1,803,347.94	€1,803,347.94
Golden Tree HY OPP II	€714,137.13	€1,285,446.83	€1,285,446.83	€1,856,756.53	€1,856,756.53
GoldenTree HY Value Master Fund	€152,174.01	€273,913.21	€273,913.21	€395,652.41	€395,652.41

Lender	Facility D1 Commitments	Facility D2 Commitments	Facility D3 Commitments	Facility D4 Commitments	Facility D5 Commitments
Goldman Sachs Credit Partners	€3,701,138.93	€6,662,050.07	€6,662,050.07	€9,622,961.22	€9,622,961.22
ING Bank N.V.	€3,894,269.24	€7,009,684.63	€7,009,684.63	€10,125,100.02	€10,125,100.02
JP Morgan Chase Bank	€9,880,775.05	€17,785,395.09	€17,785,395.09	€25,690,015.13	€25,690,015.13
Moore US restructuring LP	€134,357.09	€241,842.76	€241,842.76	€349,328.43	€349,328.43
Morgan Stanley Emerging Markets	€3,504,967.49	€6,308,941.49	€6,308,941.49	€9,112,915.48	€9,112,915.48
Morgan Stanley Senior Funding Inc	€3,047,235.43	€5,485,023.77	€5,485,023.77	€7,922,812.11	€7,922,812.11
Municipal Fire and Police Retirement (GT)	€29,792.22	€53,626.00	€53,626.00	€77,459.78	€77,459.78
ORN European Debt Fund L.P.	€323,938.65	€583,089.58	€583,089.58	€842,240.50	€842,240.50
Perry Principals LLC	€1,110,480.92	€1,998,865.65	€1,998,865.65	€2,887,250.38	€2,887,250.38
QDRF Master Limited	€961,157.68	€1,730,083.82	€1,730,083.82	€2,499,009.96	€2,499,009.96
Quantum Partners LDC	€847,307.84	€1,525,154.11	€1,525,154.11	€2,203,000.39	€2,203,000.39
Satellite Senior Income Fund LLC	€1,856,760.31	€3,342,168.56	€3,342,168.56	€4,827,576.80	€4,827,576.80
Scotiabank Europe plc	€3,124,888.39	€5,624,799.11	€5,624,799.11	€8,124,709.82	€8,124,709.82
Strategic Value Master Fund Ltd	€274,555.79	€494,200.42	€494,200.42	€713,845.05	€713,845.05
TD Texas (inc)	€2,598,305.42	€4,676,949.76	€4,676,949.76	€6,755,594.10	€6,755,594.10
The Royal Bank of Scotland plc	€6,814,971.17	€12,266,948.11	€12,266,948.11	€17,718,925.04	€17,718,925.04
The Toronto Dominion Bank	€7,558,273.69	€13,604,892.65	€13,604,892.65	€19,651,511.61	€19,651,511.61
TRS IO LLC	€1,869,316.00	€3,364,768.79	€3,364,768.79	€4,860,221.59	€4,860,221.59
University of Chicago (GT)	€53,450.75	€96,211.36	€96,211.36	€138,971.96	€138,971.96
Total	€109,371,093.66	€196,867,968.60	€196,867,968.60	€284,364,843.53	€284,364,843.53

PART 3

FACILITY D COMMITMENTS

Lender	Facility D1 Commitments	Facility D2 Commitments	Facility D3 Commitments	Facility D4 Commitments	Facility D5 Commitments
Alpha US Sub Fund II, LLC	€21,306.13	€38,351.03	€38,351.03	€55,395.93	€55,395.93
Areas Leveraged Investment Fund II LP	€560,687.53	€1,009,237.55	€1,009,237.55	€1,457,787.57	€1,457,787.57
B&W Master Tobacco Retirement (GT)	€54,386.69	€97,896.04	€97,896.04	€141,405.39	€141,405.39
Bank of America Emerging Markets	€3,227,122.91	€5,808,821.23	€5,808,821.23	€8,390,519.56	€8,390,519.56
Bank of America N.A.	€7,155,710.85	€12,880,279.53	€12,880,279.53	€18,604,848.21	€18,604,848.21
Bank of America New York	€855,048.48	€1,539,087.26	€1,539,087.26	€2,223,126.04	€2,223,126.04
Bear, Stearns & Co. Inc	€4,757,178.81	€8,562,921.86	€8,562,921.86	€12,368,664.90	€12,368,664.90
BNP Parisbas	€6,984,680.66	€12,572,425.18	€12,572,425.18	€18,160,169.71	€18,160,169.71
Canadian Imperial Bank of Commerce, London Branch	€2,624,514.60	€4,724,126.28	€4,724,126.28	€6,823,737.96	€6,823,737.96
Carlyle HP Partners L.P.	€112,137.51	€201,847.51	€201,847.51	€291,557.51	€291,557.51
Castlerigg Master Investments, Ltd	€2,344,132.61	€4,219,438.69	€4,219,438.69	€6,094,744.78	€6,094,744.78
Citibank N.A.	€1,214,689.48	€2, 186,441.06	€2,186,441.06	€3,158,192.64	€3,158,192.64
CMI, I Ltd	€122,892.55	€221,206.59	€221,206.59	€319,520.62	€319,520.62
Credit Lyonnais SA	€6,541,120.86	€11,774,017.55	€11,774,017.55	€17,006,914.24	€17,006,914.24
Credit Suisse Frist Boston	€560,687.53	€1,009,237.55	€1,009,237.55	€1,457,787.57	€1,457,787.57
Deutsche Bank AG	€13,860,762.55	€24,949,372.58	€24,949,372.58	€36,037,982.62	€037,982.62
Deutsche Bank Structured Products Inc.	€11,213.75	€20,184.75	€20,184.75	€29,155.75	€29,155.75
Fortis Bank (Nederland) N.V.	€3,737,683.23	€6,727,829.81	€6,727,829.81	€9,717,976.39	€9,717,976.39
GE Capital Corporation	€1,149,409.43	€2,068,936.97	€2,068,936.97	€2,988,464.52	€2,988,464.52
Golden Tree HY Master	€502,806.83	€905,052.30	€905,052.30	€1,307,297.76	€1,307,297.76

Lender	Facility D1 Commitments	Facility D2 Commitments	Facility D3 Commitments	Facility D4 Commitments	Facility D5 Commitments
Golden Tree HY Master Fund II	€168,206.26	€302,771.26	€302,771.26	€437,336.27	€437,336.27
Golden Tree HY OPP II	€685,440.50	€1,233,792.90	€1,233,792.90	€1,782,145.30	€1,782,145.30
Golden Tree HY Value Master Fund	€146,059.10	€262,906.38	€262,906.38	€379,753.66	€379,753.66
Goldend Tree HY OPP I	€665,724.18	€1,198,303.52	€1,198,303.52	€1,730,882.87	€1,730,882.87
Goldman Sachs Credit Partners	€3,552,413.72	€6,394,344.69	€6,394,344.69	€9,236,275.67	€9,236,275.67
ING Bank N.V.	€3,737,783.35	€6,728,010.03	€6,728,010.03	€9,718,236.71	€9,718,236.71
JP Morgan Chase Bank	€9,483,729.60	€17,070,713.28	€17,070,713.28	€24,657,696.96	€24,657,696.96
KS Capital Partners, LP	€420,515.65	€756,928.16	€756,928.16	€1,093,340.68	€1,093,340.68
Moore US Restructuring LP	€128,958.13	€232,124.64	€232,124.64	€335,291.14	€335,291.14
Morgan Stanley Emerging Markets	€3,476,262.67	€6,257,272.80	€6,257,272.80	€9,038,282.94	€9,038,282.94
Morgan Stanley Senior Funding Inc	€2,812,648.95	€5,062,768.11	€5,062,768.11	€7,312,887.27	€7,312,887.27
Municipal Fire and Police Retirement (GT)	€28,595.06	€51,471.11	€51,471.11	€74,347.17	€74,347.17
ORN Distressed Debt Fund	€310,921.62	€559,658.92	€559,658.92	€808,396.22	€808,396.22
Perry Principals LLC	€1,065,857.76	€1,918,543.96	€1,918,543.96	€2,771,230.17	€2,771,230.17
QDRF Master Limited	€922,534.87	€1,660,562,76	€1,660,562,76	€2,398,590.66	€2,398,590.66
Quantum Partners LDC	€813,259.93	€1,463,867.88	€1,463,867.88	€2,114,475.83	€2,114,475.83
Salomon Asset Management	€1,569,925.08	€2,825,865.14	€2,825,865.14	€4,081,805.20	€4,081,805.20
Satellite Senior Income Fund LLC	€1,782,148.93	€3,207,868.08	€3,207,868.08	€4,633,587.22	€4,633,587.22
Scotiabank Europe plc	€2,803,337.51	€5,046,007.52	€5,046,007.52	€7,288,677.53	€7,288,677.53
Strategic Value Master Fund Ltd	€263,523.14	€474,341.65	€474,341.65	€685,160.16	€685,160.16
TD Texas (Inc)	€2,493,896.07	€4,489,012.92	€4,489,012.92	€6,484,129.78	€6,484,129.78
The Royal Bank of Scotland plc	€6,541,120.86	€11,774,017.55	€11,774,017.55	€17,006,914.24	€17,006,914.24
The Toronto Dominion Bank	€7,254,554.79	€13,058,198.62	€13,058,198.62	€18,861,842.46	€18,861,842.46

Lender	Facility D1 Commitments	Facility D2 Commitments	Facility D3 Commitments	Facility D4 Commitments	Facility D5 Commitments
TRS IO LLC	€1,794,200.09	€3,229,560.16	€3,229,560.16	€4,664,920.23	€4,664,920.23
University of Chicago (GT)	€51,302,91	€92,345.24	€92,345.24	€133,387.56	€133,387.56
Total	€109,371,093.68	€196,867,968.63	€196,867,968.63	€284,364,843.57	€284,364,843.57

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED BEFORE THE FIRST ADVANCE

1.	Constitutional Documents

(a)	A copy of the articles of association and certificate of incorporation of each Obligor (other than UPC Financing) and the partnership agreement in relation to UPC Financing or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at the date of this Agreement.

(b)	An extract of the registration in the trade register of the Dutch Chamber of Commerce of each Obligor established in The Netherlands.

2.	Authorisations

(a)	A copy of an extract of a resolution of the managing or supervisory board of directors (or equivalent) and, to the extent that a shareholders’ resolution is required under the constitutional documents of any Obligor established in The Netherlands, a copy of an extract of the shareholders’ resolution of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party (including, in the case of each Guarantor, the giving of the guarantee under Clause 14 (Guarantee)) and resolving that it execute and, where applicable, deliver the Finance Documents;

(ii)	authorising a specified person or persons to execute and, where applicable, deliver the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including Requests) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(b)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph (a) above;

(c)	certificate of an authorised signatory of UPC Distribution certifying that each copy of the documents specified in Part 1 of this Schedule 2 and supplied by UPC Distribution is a true copy and in full force and effect as at a date no earlier than the Signing Date; and

(d)	evidence that all of the requirements of Section 25 of the Netherlands Works Council Act (Wet op de Ondernemingsraden) in connection with the transactions contemplated by the Finance Documents have been complied with by each Obligor established in The Netherlands.

3.	Legal opinions

Legal opinions of:

(a)	Allen & Overy, London, Amsterdam, Antwerp and New York, legal advisers to the Facility Agent;

(b)	Vinge KB, Stockholm, legal advisers to the Facility Agent;

(c)	Wiersholm, Mellbye & Bech, Oslo, legal advisers to the Facility Agent.

4.	Finance Documents

(a)	The Security Documents in Schedule 7 (Security Documents) duly executed by all parties thereto.

(b)	The Security Deed duly executed by all parties thereto.

(c)	All relevant notices of security required to be delivered under any Security Document together with acknowledgements of such notices, in each case in the form required by the relevant Security Document.

(d)	Delivery to the Security Agent of share certificates and duly completed blank stock transfer forms (or equivalent) in respect of all shares or partnership interests (as applicable) subject to the Security Documents listed in Schedule 7 (Security Documents).

(e)	UCC-1 Financing Statements duly executed by each of UPC Holding and UPC Holding II.

(f)	Completion of all other steps specified by the Security Agent as being necessary to perfect the Security Interests intended to be created by the Security Documents listed in Schedule 7 (Security Documents).

5.	Financial information

(a)	Audited consolidated financial statements for UPC for the financial year ending 31st December, 2002.

(b)	The Original Borrower Group Financial Statements, together with the financial statements of the Borrower Group for the Accounting Period ended 30th September, 2003.

6.	Other documents

(a)	A copy of (and of all applications for) any and all approvals, consents, licences, exemptions and other requirements of governmental and other authorities required for the entering into or performance of the Finance Documents to be entered into on or about the Signing Date by each party.

(b)	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified UPC Distribution is necessary in connection with the entry into and performance of transactions contemplated by this Agreement or the validity and enforceability of this Agreement.

(c)	Evidence that all fees, costs and expenses required to be paid by UPC Distribution on or before the Effective Date pursuant to Clause 21.1 (Transaction Expenses) have been paid.

(d)	A duly executed copy of Intercreditor Agreement.

(e)	A copy of the Business Plan.

(f)	A copy of a duly executed Verification Letter from each Facility D Lender.

(g)	A copy of an amendment to the partnership agreement of UPC Financing to permit a further assignment of the partnership interest in UPC Financing to be granted.

(h)	A copy of a deed of amendment to the articles of association of UPC Nederland B.V. permitting the entry into of further security agreements and the related notulen and evidence of the execution and delivery to the Ministry of Justice in the Netherlands of the deed of amendment and notulen.

(i)	A statement signed on behalf of United Pan-Europe Communications Norge AS confirming that it has not received any notifications of pledges other than the share pledge dated 31st October, 2000 granted to TD Bank Europe Limited as security agent under the Existing Facility Agreement.

(j)	A copy of a letter from UPC Services Limited acknowledging its appointment as agent for service of process relating to any proceedings before the English courts, in connection with any Finance Document by each Obligor which is not incorporated in England and Wales.

(k)	A copy of the Fee Letter.

PART 2

TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1.	An Obligor Accession Agreement, duly executed as a deed (or using any equivalent necessary formality, in the case of an Additional Obligor incorporated outside the United Kingdom) by the Additional Obligor.

2.	In the case of an Additional Obligor (other than any UPC Distribution Holdco), a pledge over all the issued shares of the Additional Obligor owned by any member of the Borrower Group in substantially the same form as a share pledge already granted to the Security Agent over shares of another Obligor incorporated in the same jurisdiction as the Additional Obligor or in such other form as the Security Agent may reasonably require, together with a Security Provider’s Deed of Accession executed by such member of the Borrower Group, such notices and other documents as the Security Agent may require to perfect such share pledge.

3.	Details of:

(a)	(in the case of an Additional Obligor, other than any UPC Distribution Holdco) all material receivables (aggregating €10,000,000 (or its equivalent in other currencies) or more) which are owed to the Additional Obligor by chello broadband N.V. or Priority Telecom N.V.;

(b)	(in the case of, an Additional Obligor, other than UPC Distribution Holdco) all intercompany loans owed to the Additional Obligor by any member of the Borrower Group, together with an Obligor Pledge of Shareholder Loans executed by the Additional Obligor in respect of such intercompany loans and the other documents referred to in Clause 16.14 (Loans and guarantees);

(c)	where the Additional Guarantor will become a UPC Distribution Holdco at the same time as, or after, it becomes an Additional Guarantor, details of all Financial Indebtedness owing to the Additional Guarantor by any member of the Borrower Group, together with a Pledge of Subordinated Shareholder Loans executed by the Additional Guarantor in respect of such Financial Indebtedness and the other documents referred to in Clause 16.25(a) (Shareholder Loans); and

(d)	(in the case of an Additional Obligor, other than any UPC Distribution Holdco) all Financial Indebtedness owing by the Additional Obligor to any Restricted Person, together with a Pledge of Subordinated Shareholder Loans executed by the relevant Restricted Person(s) (if any) in respect of such Financial Indebtedness and the other documents referred to in Clause 16.25(a) (Shareholder Loans).

4.	A pledge over such of the receivables referred to in sub-paragraph 3(a) above (in the case of an Additional Obligor, other than any UPC Distribution Holdco) as in the opinion of the Security Agent is necessary to maintain the coverage of the Security Documents over such receivables owed to the Borrower Group on a basis consistent with Clause 16.26 (Further security over receivables) in substantially the same form as a receivables pledge already granted to the Security Agent (i) by a member of the Borrower Group incorporated in the same jurisdiction as the Additional Obligor or (ii) in respect of receivables located in the same jurisdiction as the relevant receivables or (iii) in such other form as the Security Agent may reasonably request, together with all such notices and other documents as the Security Agent may require to perfect the receivables pledge.

5.	A copy of the memorandum and articles of association and certificate of incorporation (or other equivalent constitutional documents) of the Additional Obligor (and any Subsidiary of the Additional Obligor, the issued shares of which are to be subject to a share pledge referred to in paragraph 6 below).

6.	(a) Where the Additional Guarantor will become a UPC Distribution Holdco at the same time as, or after, it becomes an Additional Guarantor, a pledge over all the issued shares of UPC Distribution substantially in the same form as a share pledge already granted to the Security Agent over shares of UPC Distribution or in such other form as the Security Agent may reasonable require, together with such notices and other documents as the Security Agent may require to perfect such share pledge.

(b)	In the case of an Additional Obligor (other than any UPC Distribution Holdco), a pledge over all the issued shares of any Subsidiary (a Relevant Subsidiary) of the Additional Obligor (other than shares not owned by the Additional Obligor or any Subsidiary of the Additional Obligor) if in the opinion of the Security Agent such pledge is necessary to maintain the coverage of the Security Documents over shares in Obligors (other than UPC Holding and any other UPC Distribution Holdco) or other key members of the Borrower Group (being holding companies in respect of one or more members of the Borrower Group which carry on business in a particular jurisdiction). Such share pledge shall be in substantially the same form as a Share Pledge already granted to the Security Agent over shares in a person incorporated in the same jurisdiction as the Relevant Subsidiary or in such other form as the Security Agent may reasonably require, together with such notices and other documents as the Security Agent may require to perfect such pledge.

7.	A copy of a resolution of the board of directors of the Additional Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Obligor Accession Agreement (and any relevant Security Document referred to in paragraphs 2, 3, 4 or 6 above (each an Additional Security Document) resolving that it execute the Obligor Accession Agreement (and each Additional Security Document);

(b)	authorising a specified person or persons to execute the Obligor Accession Agreement and each Additional Security Document; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with the Finance Documents.

8.	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Obligor Accession Agreement or any Additional Security Document.

9.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 7 above.

10.	A certificate of an authorised signatory of the Additional Obligor certifying that each copy of the documents specified in Part 2 of this 0 and provided by it is a true copy and in full force and effect as at a date no earlier than the date of the Obligor Accession Agreement (and, in the case of an Additional Obligor other than any UPC Distribution Holdco, if required by the Facility Agent, a certificate of each Relevant Subsidiary in respect of each copy of the documents provided by it in accordance with the provisions of Part 2 of this 0).

11.	A copy of the latest financial statements (audited, if available) of the Additional Obligor.

12.	A legal opinion of legal advisers to the Facility Agent, and, if applicable, other lawyers approved by the Facility Agent in the place of incorporation of the Additional Obligor (and/or each Relevant Subsidiary) addressed to the Finance Parties.

13.	All other notices, documents and other steps required to perfect the security constituted by each Additional Security Document (including, without limitation, accession to, or entry into (as the case may be), by:

(a)	the relevant Additional Obligor (and any member of the Borrower Group which is an intercompany debtor in respect of the Additional Obligor) of an Obligors’ Framework Agreement; or

(b)	as the case may be, the relevant Restricted Person referred to sub-paragraph 3(d) above (and the Additional Obligor) of a Restricted Person’s Framework Agreement.

SCHEDULE 3

MANDATORY COST FORMULAE

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, the arithmetic mean (rounded up, if necessary, to four decimal places) of the respective rates notified by each Reference Bank to the Facility Agent at its request as the rate resulting from the application of the formulae set out in paragraphs 3 and 4 below (the Additional Cost Rate).

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

in relation to an Advance in any currency other than sterling:

E x 0.01	per cent. per annum.
300

Where:

E	is designed to compensate the Reference Banks for amounts payable under the Fees Rules (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Rules) and is calculated by the Facility Agent as being the average for the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	Fees Rules means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)	Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate; and

(c)	Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.	Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which its becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

8.	The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above.

9.	The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Reference Bank pursuant to paragraph 3 above is true and correct in all respects.

10.	The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Costs to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.	Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.	The Facility Agent may from time to time, after consultation with UPC Distribution and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 4

FORM OF REQUEST AND CANCELLATION NOTICE

PART 1

FORM OF REQUEST

To:	[ ]

Attention:	[ ]

From:	UPC Distribution Holding B.V.

Date: [                    ]

REQUEST (ADVANCE)

(1) UPC Distribution Holding B.V. - €1,072,000,000 Term

Credit Agreement dated [    ] January, 2004 (the Credit Agreement)

Dear Sirs,

We hereby give you notice pursuant to Clause 5.1 (Delivery of Request) of the above Credit Agreement that we require an Advance to be made to that Borrower under the Credit Agreement, as follows:

(a) Facility:	[Facility D1, Facility D2, Facility D3, Facility D4, Facility D5 or relevant Additional Facility]

(b) Utilisation Date:	[31st December, 2004, 30th June, 2005, 31st December, 2005, 30th June, 2006, 31st December, 2006 or a date falling within the relevant Additional Facility Availability Period]

(c) Requested Amount:	[ ]

[(d) Currency:	[ ]]

(e) Interest Period:	[ ]

[Payment instructions with respect to the proceeds of the Advance to be made in relation to this Request are as follows: [                        ].]♦

We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request. [In particular, we confirm that the proceeds of the Advance will be applied [specify purpose] in accordance with Clause 3.1 (Purpose).]

♦	Delete if Clause 5.6 applies to the Advance

Terms used in this Request and defined in the Credit Agreement have the same meaning in this Request as in the Credit Agreement.

Yours faithfully

[Authorised Signatory]

[Borrower]

PART 2

FORM OF CANCELLATION AND/OR PREPAYMENT NOTICE

To: [ ] as Facility Agent

From: [BORROWER]

Date: [            ]

(2) UPC Distribution Holding B.V. - €1,072,000,000 Term Credit Agreement dated [        ] January, 2004

1.	[We wish to cancel a portion of Total Facility D1 Commitments* and/or*/Total Facility D2 Commitments* and/or* Total Facility D3 Commitments* and/or* Total Facility D4 Commitments and/or* Total Facility D5 Commitments and/or Total Additional Facility Commitments in the following amounts:

Cancellation:	[ ]*
Total Facility D1 Commitments:	[ ]*
Total Facility D2 Commitments:	[ ]*
Total Facility D3 Commitments:	[ ]*
Total Facility D4 Commitments:	[ ]*
Total Facility D5 Commitments:	[ ]*
Total Additional Facility Commitments: [ ]*

OR

[We wish to prepay the whole or part of the following Advances which are to be applied against the Facilities in the following order:

(a)	Facilities:

Facility D1 Advance:	[ ]*
Facility D2 Advance:	[ ]*
Facility D3 Advance:	[ ]*
Facility D4 Advance:	[ ]*
Facility D5 Advance:	[ ]*
Additional Facility Advance:	[ ]*

*	Delete as appropriate.

(b)	Application of Advance[s]:

Facility D1:	[ ]*
Facility D2:	[ ]*
Facility D3:	[ ]*
Facility D4:	[ ]*
Facility D5:	[ ]*
Additional Facility:	[ ]*

2.	Terms defined in the above Credit Agreement have the same meaning in this notice.

By:

[BORROWER]

Authorised Signatory

SCHEDULE 5

FORMS OF ACCESSION DOCUMENTS

PART 1

NOVATION CERTIFICATE

To:	[ ]as Facility Agent and [BORROWER]
From:	[THE EXISTING LENDER] and [THE NEW LENDER]	Date: [ ]

(3) UPC Distribution Holding B.V. - €1,072,000,000 Term Credit Agreement dated [        ] January, 2004 (the Credit Agreement)

We refer to Clause 26.3 (Procedure for novations) of the Credit Agreement and clause 9.3 (Transfers by the Lenders) of the Security Deed. Terms defined in the Credit Agreement have the same meaning in this Novation Certificate.

1.	We [ ] (the Existing Lender) and [ ] (the New Lender) agree to the Existing Lender and the New Lender novating all the Existing Lender’s rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations) of the Credit Agreement and clause 9.3 (Transfers by the Lenders) of the Security Deed.

2.	On the date on which this novation becomes effective in accordance with Clause 26.3 (Procedure for novations), the New Lender represents and warrants to the Existing Lender, the Finance Parties and UPC Distribution that it is [a Professional Market Party]/[exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with UPC Distribution].

3.	The New Lender represents that it is in compliance with Clause 26.2(a)(ii) (Transfers by Lenders) [by entering into a Relevant Facility B Sub-participation Agreement with the Existing Lender/insert details of compliance].

4.	The Facility Office and address for notices of the New Lender for the purposes of Clause 32.2 (Addresses for notices) are set out in the Schedule.

5.	This Novation Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Novation Certificate.

6.	This Novation Certificate is governed by English law.

THE SCHEDULE

Rights and obligations to be novated

[Details of the rights and obligations of the Existing Lender to be novated.]

[New Lender]

[Facility Office	Address for notices for administrative purposes

Address for notices for credit purposes]

[Existing Lender]	[New Lender]	[ ]

By:	By:	By:

Date:	Date:	Date:

PART 2

SUB-PARTICIPATION AGREEMENT

Date:

GRANTOR:

PARTICIPANT:

This	Funded Participation is entered into between the Grantor and the Participant (acting directly or through their respective agents).

On and from the Settlement Date the Grantor grants to the Participant a participation under which (amongst other things) the Participant undertakes to pay to the Grantor, on the Settlement Date, the Settlement Amount in order to enable the Grantor to fund part of the Facility B Loans subject to:

(a)	the terms and conditions annexed hereto; and

(b)	the schedule annexed hereto;

both	of which are incorporated herein by reference.

The Grantor	The Participant

[ ]	[ ]

By:	By:

THE SCHEDULE

Credit Agreement Details
Borrower(s):	UPC Distribution Holding B.V. (“UPC Distribution”)
Credit Agreement Dated:	26th October, 2000 (as amended from time to time)
Guarantor(s):	The Guarantors listed in Part 1 of Schedule 1 to the Credit Agreement, together with any Additional Guarantors
Agent Bank:	TD Bank Europe Limited
Security:	Yes (as constituted by the Security Documents)
Total Facility Amount:	€3,595,000,000 and US$347,500,000
Governing Law:	English
Additional Information:

Participation Details:
Participated Tranches/Facilities:

each of the Facility B Repayment Instalments which are scheduled to be paid by the Borrower on the following Repayment Dates for Facility B (each a “Relevant Facility B Repayment Date”):

[    ] 31st December, 2004

[    ] 30th June, 2005

[    ] 31st December, 2005

[    ] 30th June, 2006

[    ] 31st December, 2006

[tick the dates of the Facility B Repayment Instalments which correspond to the Utilisation Dates of the Facility D Commitments under the New Facility Agreement that are being assigned, transferred or novated to the Participant (the “Traded Facility D Commitments”) at the same time as this Funded Participation is entered into.]

Name of Tranche/Facility:	Facility B
Nature (Revolving or Term):	Term
Contractual Margin[1]:	[ ]
Recurring Fees:	[ ]
Final Maturity:	For each Participated Tranche, the Relevant Facility B Repayment Date
Participation Commitment:	[for each Participated Tranche, insert amount of the Participated Tranche which is to be sub-participated to the Participant under this Funded Participation]
Settlement Date	[this must match the date of the assignment, transfer or novation of the Traded Facility D Commitments]

[1]	As at the date of the Funded Participation

Details of outstanding Facility B Loans[1]
Specify in respect of each Facility B Loan:
Drawn amount:	[ ]
Tranche/Facility:	Facility B
Nature:	Term

Costs and Expenses	For account of Grantor and Participant in accordance with Clause 13(d)

Administration Details
Grantor’s Receiving Account:

Participant’s Receiving Account:

Addresses

Grantor	Participant
[ ]	[ ]

Address:	Address:
Telephone:	Telephone:
Facsimile:	Facsimile:
Telex:	Telex:
Attn/Ref:	Attn/Ref:

Process Agent
Grantor
Participant

TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the funded participation including the Schedule thereto (the Funded Participation) to which they are annexed.

1.	INTERPRETATION

1.1	Definitions

In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Schedule or (as applicable) the Credit Agreement and:

Borrower means UPC Distribution;

Business Day means a day (other than a Saturday or Sunday) on which banks generally are open for business in any financial centre appropriate for the transaction described in the Funded Participation;

Commitment means, in relation to any Participated Tranche at any time, the amount of the relevant Facility B Repayment Instalment which at that time is scheduled to be paid to the Grantor on the Relevant Facility B Repayment Date;

Credit Documentation means the Credit Agreement, together with all schedules and appendices thereto, any amendments or variations thereto and all ancillary guarantee and security documentation;

General Debt Restructuring means any rescheduling, restructuring or re-organisation of the indebtedness (or of any class of the indebtedness) of any Obligor which satisfies the following tests:

(a)	the holders of more than half of that indebtedness or of any class of that indebtedness participate in or agree to the same; and

(b)	the same arises in relation to any actual or purported insolvency, payments difficulty, moratorium, exchange control or transfer restrictions, withholding of foreign currency payments or similar circumstance;

Guarantor means any person who has given a guarantee, indemnity, security interest or other assurance against loss to the Grantor (or any person acting on the Grantor’s behalf) in respect of any obligations of the Borrower to the Grantor in relation to any Participated Tranche or Facility B Loan;

Interest means, unless the context otherwise requires, all interest received by or accruing to the Grantor in respect of any Facility B Loan;

Facility B Loan means the principal amount of any borrowing made by UPC Distribution from the Grantor under Facility B (including interest compounded thereunder and treated as principal) or the principal amount outstanding of that borrowing;

New Facility Agreement means the €1,072,000,000 facility agreement dated [            ] made between, inter alia, UPC Distribution as borrower, TD Bank Europe Limited as facility agent and security agent and the banks and financial institutions listed therein, as amended from time to time;

Obligor means any Borrower or Guarantor;

Participant’s Facility B Proportion means the proportion (expressed as a percentage) borne by the aggregate of the Participation Commitments to the aggregate of all the Grantor’s drawn Facility B Commitments from time to time under the Credit Agreement;

Participant’s Global Proportion means the proportion (expressed as a percentage) borne by the aggregate of the Participation Commitments to the aggregate of all the Grantor’s drawn and undrawn commitment from time to time under the Credit Agreement;

Participant’s Proportion means, in relation to any Participated Tranche, the proportion (expressed as a percentage) borne by the relevant Participation Commitment to the relevant Commitment;

Participated Tranche means any Facility B Repayment Instalment in respect of which the Participant is granted a participation under the Funded Participation, as set out in the Schedule;

Participation means the participation in the funding of the Facility B Loans accepted by the Participant under the Funded Participation;

Participation Commitment means, in relation to a Participated Tranche, the amount specified as such in the Schedule less an amount equal to the Participant’s Proportion of any amount of the relevant Facility B Repayment Instalment permanently prepaid and cancelled from time to time pursuant to the Credit Agreement;

Party means a party to the Funded Participation;

[Pricing Letter means the letter agreement between the Parties dated the date of the Funded Participation and containing, among other things, details of the Settlement Amount and Traded Margin(s);]

Purchased Assets means the Facility B Loans and related rights of the Grantor under Facility B, as set out in the Credit Documentation, to the extent that such Facility B Loans and other rights form part of this Funded Participation, together with and subject to the obligations and liabilities of the Grantor under the Credit Documentation attributable to such Facility B Loans (together with corresponding rights under any ancillary guarantee or security);

Receiving Account means the account of a Party designated as its Receiving Account as specified in the Schedule;

Relevant Period means in respect of any Facility B Loan which is outstanding on the Settlement Date, any period which commences on or after the Settlement Date or, in relation to any period which commences before the Settlement Date, that part of such period which falls on or after that date;.

Settlement Amount means the amount to be paid by the Participant to the Grantor on the Settlement Date [as specified in the Pricing Letter]; and

Settlement Date means the date specified as such in the Schedule.

1.2	Construction

(a)	In the Funded Participation and these Terms and Conditions unless the contrary intention appears, a reference to:

(i)	a Clause is a reference to a clause of these Terms and Conditions;

(ii)	the Schedule is a reference to the schedule to the Funded Participation; and

(iii)	a person includes its successors and assigns.

(b)	The headings in these Terms and Conditions are for convenience only and are to be ignored in construing them.

(c)	References to any document shall be references to the same as amended, varied, supplemented, replaced and restated in any manner from time to time.

1.3	Third Party Rights

A person who is not a Party has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of the Funded Participation.

2.	PARTICIPANT’S SUBSEQUENT OBLIGATIONS

If at any time on or after the Settlement Date a sum falls due from the Grantor under the Credit Documentation and the sum is, in the Grantor’s reasonable opinion, attributable in whole or in part to any Facility B Loan, then the Participant shall pay to the account of the Grantor an amount equal to the relevant Participant’s Facility B Proportion of such sum in the currency and funds and in the place and time at which the Grantor is required to make the payment under the Credit Documentation.

3.	PAYMENTS

3.1	Receipts

The Grantor shall be entitled to receive, recover and retain all principal, interest and other money payable under the Credit Documentation in relation to each Participated Tranche.

3.2	Payments

Subject to compliance by the Participant with its obligations under the Funded Participation, on and after the Settlement Date the Grantor shall, upon applying any amount actually received by it in respect of any Facility B Loan or Facility B Commitment (whether by way of actual receipt, the exercise of any right of set-off or otherwise), pay to the Participant:

(a)	if that amount is applied against the outstanding principal amount of a Facility B Repayment Instalment due on a Relevant Facility B Repayment Date, an amount equal to the relevant Participant’s Proportion of the amount applied by the Grantor;

(b)	if that amount is applied in satisfaction of Interest accruing on a Facility B Loan (or default interest accruing on a Facility B Loan, on any Interest or on any other amount in respect of which the Participant has made a payment under Clause 2) in respect of any Relevant Period, an amount equal to the relevant Participant’s Facility B Proportion of the amount so applied; and

(c)	if that amount is applied in respect of any commission, fees or any other amount relating to any Facility B Loan or any Facility B Commitment in respect of any Relevant Period (except any underwriting or arrangement or other non-recurring fees), an amount equal to the relevant Participant’s Facility B Proportion of the amount so applied.

3.3	Non-attributable sums

If any sum which is received or recovered under the Credit Documentation is not attributable to any particular amount due under the Credit Documentation, that sum will be applied (after payment of any expenses incurred in its collection) by the Grantor towards such obligations of the relevant Obligor as it may determine.

4.	PAYMENTS ADMINISTRATION

4.1	Place

All payments or deposits by either Party to, or with, the other under the Funded Participation shall be made to the Receiving Account of that other Party. Each Party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

4.2	Funds and currency

(a)	Subject to paragraph (b) below, payments under the Funded Participation shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

(b)	Where the Grantor’s obligation to make a payment under the Funded Participation arises from receipt or recovery of an amount pursuant to the Credit Documentation the Grantor shall make the payment in the currency and funds in which those monies were received or recovered and, if that currency is not the currency of the country where the designated Receiving Account of the Participant is located, it shall be made to the account of the Participant in the principal financial centre of the country of that currency specified by the Participant.

4.3	Set-off and counterclaim

All payments by a Party shall be made without set-off or counterclaim other than in respect of amounts which are due to that Party under the Funded Participation.

4.4	Withholding

(a)	All payments by the Grantor under the Funded Participation shall be made net of any deduction or withholding required to be made from such payments by any law, regulation or practice. If any such deduction or withholding is made, the Participant shall bear the risk of such deduction or withholding and shall be deemed to have received the amount that it would have received if such deduction or withholding had not been made.

(b)

All payments by the Participant under the Funded Participation shall be made free and clear of any deduction or withholding save for such deduction or withholding as may be required to be made from such payments by any law, regulation or practice. If any such deduction or withholding is made or is required to be made the Participant shall increase the amount to be paid to the Grantor to ensure that the Grantor receives and retains a sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

(c)	Both the Grantor and the Participant shall use their reasonable endeavours to avoid any obligation to make any such deduction or withholding as is referred to in Clause 4.4(a) and (b).

4.5	Failure to remit

The Grantor shall not be (i) responsible for any loss or liability arising out of its failure, or the failure of its relevant branch, owing to causes outside its control (such as, but not limited to, the imposition of foreign exchange restrictions) to remit to the Participant any amount due to it under the Funded Participation or (ii) save as otherwise provided below or in Clause 4.6, liable to remit to the Participant any amount greater than the relevant Participant’s Proportion of any amount it receives from any Obligor in respect of any Participated Tranche (in the case of principal amounts) or the relevant Participant’s Facility B Proportion of any amount if received from any Obligor in respect of any Facility B Commitment or Facility B Facility B Loan (in all other cases). If the Grantor fails to make a payment to the Participant for the reasons set out in paragraph (i), then interest shall accrue (as well after as before judgment) on the unpaid balance of the sum from day to day at the rate (as determined by the Participant) which is being offered by leading banks in the relevant interbank market for overnight deposits in the currency of and for an amount equal to the unpaid balance. Interest shall be payable by the Grantor at the end of each day and, for the purposes of this Clause 4.5, shall constitute part of the unpaid balance to the extent it is not paid.

4.6	Default interest

If either party (the payer) fails to pay in full any sum due from it under the Funded Participation to the other party (the payee) on the due date for payment of the sum, then interest shall accrue (as well after as before judgment) on the unpaid balance of the sum from day to day at a rate which is two per cent. per annum over the rate (as determined by the payee) which is being offered by leading banks in the relevant interbank market for overnight deposits in the currency of and for an amount equal to the unpaid balance. Interest shall be payable by the payer at the end of each day and, for the purposes of this Clause 4.6, shall constitute part of the unpaid balance to the extent it is not so paid.

5.	INFORMATION

To the extent that it is lawfully able to do so without breaching any duty of confidentiality or other obligation owed to any person, the Grantor shall promptly provide the Participant with copies of all communications and documents it receives under the Credit Documentation.

6.	NON-RELIANCE AND INDEPENDENT INVESTIGATION

6.1	Independent investigation

Each Party acknowledges to the other that it is a sophisticated Participant or Grantor (as the case may be) with respect to the Funded Participation and has such information as it deems appropriate under the circumstances (however obtained), concerning for example the business and financial condition of the Obligor(s) under the Credit Agreement, to make an informed decision regarding the transaction. Each of the Participant and the Grantor hereby agrees that it has independently made its own analysis (including its own tax analysis) and decision to enter into the Funded Participation, based on such information as it has deemed appropriate under the circumstances, and without reliance on the other Party (except for reliance on any express representation made by the other Party hereunder).

6.2	Non-reliance

In addition, the Grantor does not make, and the Participant does not rely upon, any representation, warranty or condition (express or implied) about, and the Grantor shall have no liability or responsibility to the Participant for, the effectiveness, validity or enforceability of the Credit Documentation, or other documentation delivered by the Grantor to the Participant, or any of the terms, covenants or conditions contained in the Credit Documentation or other documentation, or any non-performance by any party to it, or the financial condition of any Obligor under the Credit Documentation.

6.3	No obligation to support losses

The Grantor notifies the Participant and the Participant acknowledges that:

(a)	the Grantor shall have no obligation to repurchase or reacquire all or any part of the Purchased Assets from the Participant or to support any losses directly or indirectly sustained or incurred by the Participant for any reason whatsoever, including the non-performance by any Obligor under the Credit Documentation of its obligations thereunder (other than any loss caused by the gross negligence or wilful default of the Grantor in performing its obligations under the Funded Participation); and

(b)	any rescheduling or renegotiation of the Purchased Assets shall be for the account of, and the responsibility of, the Participant, who will be subject to the rescheduled or renegotiated terms.

6.4	Information

Each of the Participant and Grantor acknowledges that the other may possess material information not known to it. Each agrees that the other shall have no liability with respect to the non-disclosure of any such information except to the extent that such information renders inaccurate an express representation made pursuant to the Funded Participation by the party possessing such information.

7.	REPRESENTATIONS AND UNDERTAKINGS

7.1	General representations and undertakings

Each of the Participant and the Grantor represents and undertakes to the other that:

(a)	it is duly organised and validly existing under the laws of the jurisdiction in which it is incorporated;

(b)	it has the power to enter into the transaction and to execute and deliver the Funded Participation;

(c)	its obligations hereunder constitute legal, valid, binding and enforceable obligations (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application); and

(d)	in the case of the Participant only, it will not use any information received by it from the Grantor in relation to the Obligors, or the Purchased Assets for any unlawful purpose or in breach of any confidentiality agreement entered into by it in connection with the transaction.

7.2	Grantor’s additional representations and undertakings

The Grantor represents and undertakes to the Participant that:

(a)	as at the Settlement Date it will own beneficially all the Purchased Assets to be participated hereunder free from any rights of set-off in favour of any Obligor or any lien, security interest or other encumbrance, any purchase or option agreement or arrangement, or any agreement to create or effect any of the same, and it will not be in default of any of its obligations in relation to the Purchased Assets or the Credit Documentation;

(b)	so far as it is aware, no decision has been taken by the banks party to the Credit Documentation to accelerate or enforce their rights under the Credit Documentation and no amount of principal or interest is due and unpaid under the Credit Documentation;

(c)	save only where the Participant is a party to the Credit Documentation or where the Participant has confirmed to the Grantor that the Participant has a copy of the Credit Documentation, it has furnished to the Participant, or will furnish to the Participant prior to the Settlement Date, a true and complete copy of the Credit Documentation; and

(d)	save as otherwise specified hereunder and subject to the obtaining of any necessary consents, all rights and benefits and, where applicable, all obligations under the Credit Documentation are to be the subject of the Funded Participation where such rights, benefits and obligations are capable of so being and the entry into, the performance of its obligations and the exercise of its rights under the Funded Participation will not breach any provision of the Credit Documentation.

7.3	Survival of representations

All express representations made by the parties pursuant hereunder shall survive the execution and delivery of the Funded Participation.

8.	STATUS OF PARTICIPATION

8.1	Status of Participation

(a)	The Grantor does not transfer or assign any rights or obligations under the Credit Documentation and the Participant will have no proprietary interest in the benefit of the Credit Documentation or in any monies received by the Grantor under or in relation to the Credit Documentation;

(b)	The relationship between the Grantor and the Participant is that of debtor and creditor with the right of the Participant to receive monies from the Grantor restricted to the extent of an amount equal to the relevant portion of any monies received by the Grantor from any Obligor;

(c)	The Participant shall not be subrogated to or substituted in respect of the Grantor’s claims by virtue of any payment under the Funded Participation and the Participant shall have no direct contractual relationship with or rights against any Obligor;

(d)	Nothing in the Funded Participation constitutes the Grantor as agent, fiduciary or trustee for the Participant;

(e)	Nothing in the Funded Participation shall place the Grantor under an obligation to enquire as to the occurrence or otherwise of an event of default under the Credit Documentation;

(f)	Nothing in the Funded Participation shall place the Grantor under an obligation to exercise any rights of set-off it may have against any Obligor; and

(g)	The Grantor’s obligations hereunder shall be subject to its obligations under the Credit Documentation.

8.2	Credit Documentation

Subject to the proviso contained in Clause 11.5 the Grantor may, without responsibility to the Participant:

(a)	exercise or refrain from exercising any or all of its rights, powers and discretions arising under or in connection with the Credit Documentation;

(b)	agree to any variation or waiver of the terms of the Credit Documentation;

(c)	and perform any other acts under the Credit Documentation as it in its discretion sees fit.

except that the Grantor shall not, without the prior written consent of the Participant, take such action as would result in or any variation to any Relevant Facility B Repayment Date, or any variation to an amount or a change in the currency of, any Facility B Repayment Instalment scheduled to be paid on such date.

9.	CONFIRMATION OF RECEIPTS

Where the obligation of the Grantor to make a payment arises as a result of its having received an amount from another person, the Grantor is not obliged to make that payment to the Participant until the Grantor has established that it has actually received that amount. However, the Grantor may assume that the sum has been paid to it in accordance with the Credit Documentation, and, in reliance on that assumption, make available to the Participant a corresponding amount or the relevant portion thereof. If the sum has not been made available but the Grantor has paid a corresponding amount or the relevant portion thereof to the Participant, the Participant shall forthwith on demand by the Grantor refund the corresponding amount or the relevant portion thereof together with interest on that amount from the date of payment to the date of refund, calculated at a rate reasonably determined by the Grantor to reflect its costs of funds.

10.	REFUNDS

(a)

If the Grantor applies any amount in or towards satisfaction of an Obligor’s obligations under the Credit Documentation and the Grantor is, as a result of the application or any payment to the Grantor giving rise to the application, obliged by any law, rule or regulation to make any payment to any person, then the Participant shall, upon demand by the Grantor, repay to the

Grantor a corresponding portion of any amount paid to the Participant as a result of the application.

(b)	If under any pro rata sharing, loss-sharing or similar clause in the Credit Documentation, the Grantor is obliged:

(i)	to pay a sum to other lenders or their agent under the Credit Documentation; or

(ii)	to acquire an interest in any sum owing to any other lender under the Credit Documentation; or

(iii)	otherwise to share any receipts or recoveries by the Grantor under the Credit Documentation,

(c)	then the Grantor shall not be deemed for the purposes of the Funded Participation to have received any sum from an Obligor to the extent of that payment, interest acquired or sharing. Any interest acquired shall be deemed to be part of the relevant Facility B Loan, if applicable.

11.	GENERAL DEBT RESTRUCTURING

11.1	Risk

The Participant will bear the risk of any General Debt Restructuring in relation to the Participation.

11.2	Blocked payments

(a)	Subject to paragraph (b) below, the Grantor shall not be obliged to make any payment to the Participant under the Funded Participation in respect of:

(i)	any sum which is paid into a blocked account or is paid in non-transferable or non-convertible currency until that impediment is removed;

(ii)	any sum which is required to be used for a specific purpose pursuant to a General Debt Restructuring; or

(iii)	any financial or other instrument issued to the Grantor, (including any instrument issued pursuant to Clause 11.3 (Other instruments)) in either case in satisfaction or purported satisfaction of any obligation of an Obligor to make any payment with respect to any Participated Tranche or Facility B Loan (which payment, if made to the Grantor in the manner provided for in the Credit Documentation, would have given rise to a liability on the part of the Grantor to make a corresponding payment to the Participant under the Funded Participation) unless and until such instrument is disposed of, redeemed or otherwise realised for cash and where the proceeds of realisation are not themselves subject to this paragraph (a).

(b)	The Grantor will endeavour (at the expense of the Participant) to give the Participant the equivalent pro rata benefit of any sum (including, without limitation, any amounts received in cash) or instrument referred to in paragraph (a) above (by way of assignment or otherwise) to the extent that the Grantor is able to do so and to the extent that the same is, in the Grantor’s reasonable opinion, attributable to the Participant’s Participation in relation to any Participated Tranche (in the case of principal amounts) or the Participant’s Facility B Participation in relation to any Facility B Loan (in all other cases).

11.3	Other instruments

The Grantor may, in connection with any General Debt Restructuring, apply for or accept any note, debenture or other instrument whether debt, equity or otherwise issued or proposed to be issued by an Obligor or any other person in respect of any Participated Tranche or Facility B Loan or any part thereof, or any Interest, commission or fees payable in respect of any Participated Tranche or Facility B Loan or any part thereof.

11.4	Rescheduling agreement

Subject as provided herein, the Grantor may participate in any agreement in connection with a General Debt Restructuring and which relates to any principal of, Interest on or fees in respect of, any Participated Tranche or Facility B Loan. The Grantor shall give to the Participant the benefit of the agreement on the same terms (mutatis mutandis) as the Funded Participation to the extent that payments received and applied by the Grantor under the agreement are in the Grantor’s reasonable opinion attributable to the Participant’s Participation in relation to any Participated Tranche (in the case of principal amounts) or the Participant’s Facility B Participation in relation to any Facility B Loan (in all other cases).

11.5	New money

If, in connection with any General Debt Restructuring, the Grantor agrees to increase its exposure (whether by way of additional advances or otherwise), the Grantor shall not be obliged to account to the Participant under the Funded Participation until that increased exposure has been paid and satisfied unless the Participant participates in the increased exposure on the terms of the Funded Participation (mutatis mutandis) Provided that, notwithstanding any other provision of these Terms and Conditions the Participant shall have no obligation to participate in any such increased exposure whether in connection with any General Debt Restructuring or otherwise.

12.	SET-OFF

Either Party may (but is not obliged to) set off any amount due and payable by the other Party under the Funded Participation against any such amounts due and payable by it to the other Party thereunder. The Party exercising its rights under this provision may effect such currency exchanges as it considers necessary to implement the set off.

13.	EXPENSES AND INDEMNITY

(a)	Subject to paragraph (b) below, if the Grantor incurs any costs or expenses in connection with the Credit Documentation (other than any costs or expenses in connection with the preparation and negotiation of the Credit Documentation and other than the Grantor’s normal administrative costs and expenses prior to the occurrence of an Event of Default under the Credit Documentation) which are not recovered from the relevant Obligor on demand (Relevant Costs and Expenses), then the Participant shall forthwith on demand pay to the Grantor an amount equal to the Participant’s Global Proportion of the Relevant Costs and Expenses.

(b)	The Grantor shall pay to the Participant the Participant’s Global Proportion of any amounts subsequently recovered by the Grantor in respect of any Relevant Costs and Expenses.

(c)	At the request of the Participant, the Grantor shall provide to the Participant as soon as possible reasonably detailed information regarding any Relevant Costs and Expenses incurred by the Grantor.

(d)	Unless otherwise specified in the Schedule each of the Participant and the Grantor shall bear its respective out-of-pocket costs and expenses (including legal expenses) in connection with the Funded Participation.

(e)	Each Party (the Indemnifying Party) shall, forthwith on demand, indemnify the other Party against any loss or liability (other than any loss or liability resulting from the gross negligence or wilful misconduct of the other Party) which the other Party incurs as a consequence of any breach by the Indemnifying Party of its obligations under the Funded Participation.

14.	ASSIGNMENT AND TRANSFER

(a)	The Funded Participation shall be binding upon and enure to the benefit of each Party and their respective successors and permitted assigns and transferees provided that neither Party may assign or transfer its rights under the Funded Participation unless:

(i)	the prior written consent of the other Party is given; or

(ii)	in the case of a transfer by the Participant, at the same time that the proposed assignment or transfer takes place, there is an assignment or transfer of an amount of its undrawn Facility D Commitment under the New Facility Agreement to the extent necessary for the Participant to be in compliance with the clause 26.2 (Transfers by Lenders) of the New Facility Agreement.

(b)	The Participant may not sub-participate its interest in this Funded Participation.

15.	NOVATION

Subject to the consent of the Grantor (not to be unreasonably withheld (and the Participant acknowledges that, in determining whether to grant or refuse consent, a relevant factor may be the creditworthiness of the proposed Transferee)) the Participant may transfer its rights and obligations under the Funded Participation to a third party (a Transferee) by delivery to the Grantor of a Novation Certificate in the form annexed hereto duly completed and signed by the Participant and the Transferee and with effect from the date of receipt by the Grantor, or, if later, the date specified in such certificate:

(a)	the Grantor and the Participant shall each be released from further obligations to the other and their respective rights against each other shall be cancelled;

(b)	the Grantor and the Transferee shall assume obligations towards each other and acquire rights against each other which differ from the rights and obligations so discharged only insofar as the Grantor and the Transferee have assumed and/or acquired the same in place of the Grantor and the Participant; and

(c)	the Transferee shall become a party hereto as the Participant.

16.	TERMINATION

16.1	Cancelling the Funded Participation

If the Participant breaches any of its material obligations under the Funded Participation, the Grantor shall (subject to Clause 16.2 (Corresponding transfer of Facility D) below) have the right to cancel the Funded Participation by paying to the Participant an amount equal to the relevant Participant’s Proportion of each Facility B Repayment Instalment funded by the

Participant and once such payment has been made all rights and obligations of each Party hereunder (other than accrued claims and liabilities including, without limitation, any rights of the Participant in respect of accrued interest, commission and fees) shall be cancelled and shall have no further force or effect.

16.2	Corresponding transfer of Facility D

If the Grantor cancels the Funded Participation as set out in Clause 16.1 (Cancelling the Funded Participation) the Participant shall, at the same time, transfer by way of novation to the Grantor its undrawn Facility D Commitment under the New Facility Agreement (if any) in an amount necessary for the Grantor to be in compliance with clause 26.2 (Transfers by Lenders) of the New Facility Agreement following such transfer.

17.	NOTICES

17.1	Giving of notices

All notices or other communications under or in connection with the Funded Participation shall be given in writing and, unless otherwise stated, may be made by telex or facsimile. Any such notice will be deemed to be given as follows:

(a)	if by letter, when delivered personally or on actual receipt; and

(b)	if by facsimile or e-mail when received in legible form.

However, a notice given in accordance with the above but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

17.2	Addresses for notices

The address, telex number and facsimile number of each Party for all notices under or in connection with the Funded Participation are those set out in the Schedule or any other notified by that Party for this purpose to the other Party by not less than five Business Days notice.

18.	CONFIDENTIALITY

(a)	Either Party shall be permitted to make any disclosures regarding the terms of the Funded Participation (other than the identity of the counterparty) subject to the requirements of law or regulation or of the Credit Documentation.

(b)	The Participant undertakes to keep confidential all information it receives from the Grantor hereunder or otherwise to the extent required by the Credit Documentation.

(c)	If there is any inconsistency between this clause and any confidentiality agreement entered into between the parties, the terms of that confidentiality agreement shall prevail.

19.	FURTHER ASSURANCE

Each Party agrees, at its own expense, to take any further action and to execute any further documents and/or instruments as the other may reasonably request to give effect to the Funded Participation.

20.	EXECUTION IN COUNTERPARTS AND BY FAX

(a)	The Funded Participation may be executed in any number of counterparts and by the parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

(b)	Transmission by fax of an executed counterpart of the Funded Participation shall be deemed to constitute due and sufficient delivery of such counterpart. The Participant and the Grantor shall deliver to each other an original counterpart of the Funded Participation.

21.	GOVERNING LAW AND JURISDICTION

(a)	The Funded Participation shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

(b)	Each Party which is not incorporated in the United Kingdom irrevocably appoints the person specified in the Schedule as process agent to receive on its behalf service of any action, suit or proceedings in connection with the Funded Participation. If any person appointed as process agent ceases to act for any reason the appointing Party shall notify the other Party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

ANNEX

FORM OF TRANSFER CERTIFICATE

PARTICIPANT:	Date:

TRANSFEREE:

This Transfer Certificate is entered into pursuant to the Funded Participation.

On the Transfer Date, the transfer by way of novation of the Purchased Assets from the Participant to the Transferee on the terms set out herein shall become effective subject to:

(a)	the terms and conditions annexed hereto; and

(b)	the schedule annexed hereto,

both of which are incorporated herein by reference.

The Participant	The Transferee

[ ]	[ ]

By:	By:

THE SCHEDULE

Funded Participation Details

Grantor:
Participant:
Funded Participation Dated:

Credit Agreement Details

Borrower(s):	UPC Distribution
Credit Agreement Dated:	26th October 2000 (as amended from time to time)
Guarantor(s):	The Guarantors listed in Part 1 of Schedule 1 to the Credit Agreement together with any Additional Guarantors
Agent Bank:	TD Bank Security Limited
Security:	Yes (as constituted by the Security Documents)
Total Facility Amount:	€3,595,000,000 and US$347,500,000
Governing Law:	English
Additional Information:

Participation Details:

Participated Tranches/Facilities:

[Tick the dates of all the Facility B Repayment Instalments which are the subject of the Funded Participation]

[            ] 31st December, 2004

[            ] 30th June, 2005

[            ] 31st December, 2005

[            ] 30th June, 2006

[            ] 31st December, 2006

Name of Tranche/Facility:	Facility B
Nature (Revolving or Term):	Term
Contractual Margin: [1]	% %
Recurring Fees
Final Maturity: [1]
Participation Commitment:	[Specify aggregate amount of the Participant’s Participation Commitments]

Details of outstanding Facility B Loans[2]

Specify in respect of each Facility B Loan:
Drawn Amount:	[ ]
Tranche/Facility:	Facility B
Nature:	Term

[2]	As at the date of the Transfer Certificate

Administration Details

Grantor’s Receiving Account

Participant’s Receiving Account:

Addresses

Participant	Transferee
[ ]	[ ]

Address:	Address:

Telephone:	Telephone:
Facsimile:	Facsimile:
Telex:	Telex:
Attn/Ref:	Attn/Ref:

TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the Transfer Certificate) to which they are annexed.

1.	INTERPRETATION

In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate or the Funded Participation.

2.	TRANSFER

The Participant requests the Transferee to accept and procure the transfer by novation of all of the rights and obligations of the Participant under the Funded Participation (the Purchased Assets) by counter-signing and delivering the Transfer Certificate to the Grantor at its address for the service of notice specified in the Funded Participation. On the Transfer Date the Transferee shall pay to the Participant the Settlement Amount [as specified in the pricing letter between the Participant and the Transferee dated the date of the Transfer Certificate] and completion of the transfer will take place.

3.	EFFECTIVENESS OF TRANSFER

The Transferee hereby requests the Grantor to accept the Transfer Certificate as being delivered to the Grantor pursuant to and for the purposes of the Funded Participation so as to take effect in accordance with the terms of the Funded Participation on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.	TRANSFEREE’S UNDERTAKING

The Transferee hereby undertakes with the Grantor and the Participant that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Grantor and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.	EXCLUDED RIGHTS

(a)	If any amount to which the Transferee is entitled pursuant to the Funded Participation is received or recovered by the Participant, the Participant shall forthwith pay an amount equal to such amount to the Transferee for same day value together with interest on it from the date of receipt of the amount to the date of payment, calculated at the overnight rate charged to the Transferee’s Receiving Account in respect of each day of that period if the account is or would be in debit and. Pending such payment, the Participant shall hold that amount on trust for the Transferee.

(b)	If any amount to which the Participant is entitled pursuant to the Funded Participation is received or recovered by the Transferee, the Transferee shall forthwith pay to the Participant for same day value an amount equal to such amount together with interest on it from the date of receipt of the amount to the day of payment, calculated at the overnight rate charged to the Participant’s Receiving Account in respect of each day of that period if the account is, or would be, in debit and, pending such payment, the Transferee shall hold that amount on trust for the Participant.

6.	PAYMENTS

6.1	Place

All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each Party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

6.2	Funds

Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.3	Transferee’s Acknowledgments

The Participant notifies the Transferee and the Transferee acknowledges that:

(a)	the Participant shall have no obligation to repurchase or reacquire all or any part of the Purchased Assets from the Transferee or to support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever, including the non-performance by the Grantor under the Funded Participation of its obligations thereunder; and

(b)	any rescheduling or renegotiation of the Purchased Assets shall be for the account of, and the responsibility of, the Transferee, who will be subject to the rescheduled or renegotiated terms.

6.4	Assignment of Rights

The Transfer Certificate shall be binding upon and enure to the benefit of each Party and its successors and permitted assigns provided that neither Party may assign or transfer its rights thereunder without the prior written consent of the other Party.

6.5	Third Party Rights

Unless expressly provided to the contrary in the Transfer Certificate (including, without limitation, these Terms and Conditions) a person who is not a party to the Transfer Certificate has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of the Transfer Certificate (including, without limitation, these Terms and Conditions).

6.6	Governing Law and Jurisdiction

(a)	The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

(b)	Each Party irrevocably appoints the person described as process agent (if any) in the Funded Participation to receive service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing Party shall notify the other Party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

PART 3

OBLIGOR ACCESSION AGREEMENT

To:	[ ]as Facility Agent and [ ] as Security Agent
From:	[PROPOSED OBLIGOR]
Date: [ ]

(4) UPC Distribution Holding B.V. - €1,072,000,000 Term Credit Agreement dated [    ] January, 2004 (the Credit Agreement)

We refer to Clause 26.4 (Additional Obligors). Terms defined in the Credit Agreement have the same meaning in this Deed.

We, [name of company] of [Registered Office] (Registered no. [            ]) agree:

(a)	to become an [Additional Borrower and an Additional Guarantor/Additional Guarantor and to be bound by the terms of the Credit Agreement as an [Additional Borrower and an Additional Guarantor/Additional Guarantor] in accordance with Clause 26.4 (Additional Obligors);

(c)	to become a party to the Security Deed as a Charging Entity and to observe, perform and be bound by the terms and provisions of the Security Deed in the capacity of a Charging Entity in accordance with clause 9.6 (Charging Entities) of the Security Deed; and

(d)	to become a party to the Intercreditor Agreement as a Charging Entity and to observe, perform and be bound by the terms and provisions of the Intercreditor Agreement in the capacity of a Charging Entity in accordance with clause 8.1 of the Intercreditor Agreement.

(e)	[The relevant Additional Facility will be a [€ /US$][ ] term facility with [ ] as Lenders].*

Our address for notices for the purposes of Clause 32.2 (Addresses for notices) is:

[

]

This Deed is governed by English law.

Executed as a deed by	)	Director
[PROPOSED OBLIGOR]	)
acting by ))		Director/Secretary
and	)

*	In the case of an Additional Borrower

PART 4

ADDITIONAL FACILITY ACCESSION AGREEMENT

To:	[ ] as Facility Agent
[ ] as Security Agent
From:	[PROPOSED ADDITIONAL FACILITY LENDER(S)]
Date: [ ]

UPC Distribution Holding B.V. - €1,072,000,000 Term Credit Agreement

dated [        ] January, 2004 (the Credit Agreement)

1.	Terms defined in the Credit Agreement shall have the same meaning in this Deed.

2.	We refer to Clause 2.2 (Additional Facilities) of the Credit Agreement.

3.	We, [Name of Additional Facility Lender(s)] agree:

(a)	to become party to and to be bound by the terms of the Credit Agreement as [an] Additional Facility Lender(s) in accordance with Clause 2.2 (Additional Facilities); and

(b)	to become a party to the Security Deed as a Lender and to observe, perform and be bound by the terms and provisions of the Security Deed in the capacity of Lender in accordance with clause 9.3 (Transfers by Lenders) of the Security Deed.

4.	On the date on which this agreement becomes effective, the Additional Facility Lender represents to the Finance Parties and UPC Distribution that it is a [Professional Market Party] / [exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with UPC Distribution.

5.	Our Additional Facility Commitment is EUR/US$[ ].

6.	[The Final Maturity Date in respect of our Additional Facility Commitment is [ ]/[Our Additional Facility Commitment will be repaid at a rate of [up to one] per cent. per annum starting on the day falling 12 months from the date of this accession agreement until [ ] on which date each Advance under this Additional Facility will be repaid in full].

7.	The Availability Period in relation to this Additional Facility is [ ].

8.	The Margin in relation to this Additional Facility is [ ] per annum. [If applicable set out how the Margin will be adjusted].

9.	The commitment fee in relation to this Additional Facility under Clause 20.1 (Commitment fees) is [ ] per cent. per annum.

10.	[The Borrower in relation to this Additional Facility is [ ].]

11.	We confirm to each Finance Party that:

(i)	we have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and have not relied on any information provided to us by a Finance Party in connection with any Finance Document; and

(ii)	we will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Commitment is in force.

12.	The Facility Office and address for notices of the Additional Facility Lender for the purposes of Clause 32.2 (Addresses for notices) is:

[            ]

13.	This Agreement is governed by English law.

[ADDITIONAL FACILITY LENDER(S)]

By:

[            ] as Facility Agent

By:

UPC DISTRIBUTION HOLDING B.V.

By:

[RELEVANT BORROWER]

By:

PART 5

ADDITIONAL FACILITY D LENDER ACCESSION AGREEMENT

To:	[ ] as Facility Agent
[ ] as Security Agent

From:	[PROPOSED ADDITIONAL D FACILITY LENDER(S)]

Date: [ ]

UPC Distribution Holding B.V. - €1,072,000,000 Term Credit Agreement

dated [            ] January, 2004 (the Credit Agreement)

1.	Terms defined in the Credit Agreement shall have the same meaning in this Deed.

2.	We refer to Clause 2.8(a) (Additional Facility D Lenders) of the Credit Agreement.

3.	We, [Name of Additional Facility D Lender] agree on [insert date falling prior to the Allocation Date]:

(a)	to become party to and to be bound by the terms of the Credit Agreement as an Additional Facility D Lender in accordance with Clause 2.8 (Additional Facility D Lenders); and

(b)	to become a party to the Security Deed as a Lender and to observe, perform and be bound by the terms and provisions of the Security Deed in the capacity of Lender in accordance with clause 9.3 (Transfers by Lenders) of the Security Deed.

4.	On the date on which this agreement becomes effective, the Additional Facility Lender represents to the Finance Parties and UPC Distribution that it is a [Professional Market Party] / [exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with UPC Distribution.

5.	The maximum Facility D Commitments are as follows:

Facility D1	€[ ]
Facility D2	€[ ]
Facility D3	€[ ]
Facility D4	€[ ]
Facility D5	€[ ]

6.	We confirm that the representations in Clause 19.15(b) and (c) (Lenders) are true and correct.

7.	[We confirm to each Finance Party that:

(i)	we have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and have not relied on any information provided to us by a Finance Party in connection with any Finance Document; and

(ii)	we will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Commitment is in force.

8.	The Facility Office and address for notices of the Additional Facility D Lender for the purposes of Clause 32.2 (Addresses for notices) is:

[            ]

9.	This Agreement is governed by English law.

[ADDITIONAL FACILITY D LENDER]

By:

[            ] as Facility Agent

By:

UPC	DISTRIBUTION HOLDING B.V.

By:

PART 6

FORM OF VERIFICATION LETTER

To:	[UPC DISTRIBUTION HOLDING B.V.] / [ADDITIONAL BORROWER]

From:	[NEW LENDER] as New Lender / [ADDITIONAL FACILITY LENDER] as Additional Facility Lender

Date: [ ]

Dear Sirs

UPC Distribution Holding B.V. - €1,072,000,000 Term Credit Agreement dated [            ] January,

2004 (the Credit Agreement)

We refer to the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this letter.

[On the date that we become a Lender in accordance with [clause 26.2 (Transfers by Lenders) / clause 2.2 (Additional Facilities) of the Credit Agreement we will be a Professional Market Party, because [name of entity] falls within the category [            ] set out in the schedule to this letter.]

or

[On the date on which we become a Lender in accordance with [clause 26.2 (Transfers by Lenders) / clause 2.2 (Additional Facilities)] we will be exempted from the requirement to be a Professional Market Party because we form part of a closed circle (besloten kring) with [UPC Distribution] / [name of Additional Borrower.]#

[We enclose with this letter a copy of the documents which provide evidence of this status.]* /[We are established in [            ] and act under the supervision of [            ].]≠

Yours faithfully

[New Lender] / [Additional Facility Lender]

#	Delete and Complete as applicable.

*	No evidence is required in the case of institutions falling within category (c) of the schedule to this letter.

≠	Institutions falling within category (a) of the schedule to this letter, rather than providing documentary evidence, can provide this confirmation.

THE SCHEDULE

THE EXEMPTION REGULATION CATEGORIES

(a)	Banks, insurance companies, securities firms, investment institutions and pension funds that are (i) supervised or licensed under Dutch law or (ii) established and acting under supervision in a European Union member state (other than the Netherlands), Hungary, Monaco, Poland, Puerto Rico, Saudi Arabia, Slovakia, Czech Republic, Turkey, South Korea, the United States of America, Japan, Australia, Canada, Mexico, New Zealand or Switzerland;

(b)	investment institutions which offer their participation rights exclusively to professional market parties and are not required to be supervised or licensed under Dutch law;

(c)	the State of the Netherlands, the Dutch Central Bank, a foreign central government body, a foreign central bank, Dutch regional and local governments and comparable foreign decentralised government bodies, international treaty organisations and supranational organisations;

(d)	enterprises or entities with total assets of at least EUR500,000,000 (or its equivalent in another currency) as per the balance sheet as of the year end preceding the obtaining of the repayable funds;

(e)	enterprises, entities or individuals with net assets (eigen vermogen) of at least EUR10,000,000 (or its equivalent in another currency) as of the year end preceding the obtaining of the repayable funds who or which have been active in the financial markets on average twice a month over a period of at least two consecutive years preceding the obtaining of the repayable funds;

(f)	subsidiaries of the entities referred to under paragraph (a) above if those subsidiaries are subject to supervision; and

(g)	an enterprise or institution that has a rating from a rating agency that in the opinion of the Dutch Central Bank is an expert or that issues securities that have a rating from a rating agency that in the opinion of the Dutch Central Bank is an expert.

SCHEDULE 6

FORM OF CONFIDENTIALITY UNDERTAKING

PART 1

FORM OF LMA CONFIDENTIALITY UNDERTAKING

LMA CONFIDENTIALITY LETTER (PURCHASER)

[Letterhead of Existing Lender]

To:

[insert name of New Lender]

Re:	The Facility

Borrower:
Amount:
Agent:

Dear Sirs

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	Confidentiality Undertaking

You undertake:

(a)	to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)	to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

(c)	to use the Confidential Information only for the Permitted Purpose;

(d)	to use all reasonable endeavours to ensure that any person to whom we pass any Confidential Information (unless disclosed under sub-paragraph 2(b) below)

acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

(e)	not to make enquiries of any member of the Borrower Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facility.

2.	Permitted Disclosure

(a)	We agree that you may disclose Confidential Information:

(i)	to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

(ii)	(A) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (B) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (C) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group;

(iii)	with the prior written consent of us and the Borrower.

(b)	Notwithstanding any other provision of this letter, any party to this letter (and any of its affiliates, officers, directors, employees, representatives, professional advisers, or other agents) may and has since the commencement of discussions with respect to the Facility been permitted to disclose to any and all persons, without limitation of any kind:

(i)	the U.S. tax treatment and U.S. tax structure (each as defined below) of the Facility: and

(ii)	all material of any kind (including opinions and other tax analyses) that are provided to such party relating to such U.S. tax treatment or U.S. tax structure,

except to the extent reasonably necessary to comply with applicable federal or state securities laws.

For the purposes of this subsection, the U.S. tax treatment of the Facility is the purported or claimed U.S. federal, state and local income tax treatment of the Facility, and the U.S. tax structure of the Facility is any fact that may be relevant to understanding the purported or claimed U.S. federal, state and local income tax treatment of the Facility. This authorisation is not intended to permit disclosure of any information (other than information relating to U.S. tax treatment or U.S. tax structure of the Facility) including (without limitation (i) any portion of any materials to the extent not related to the U.S. tax treatment or U.S. tax structure of the Facility, (ii) the identities of participants or potential participants in the Facility (except to the extent such identities are related to the tax treatment or the U.S. tax structure of the Facility), (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the U.S. tax treatment or the U.S. tax structure of the Facility), or (v) any other term or detail not relevant to the U.S. tax treatment or the U.S. tax structure of the Facility.

3.	Notification of Required or Unauthorised Disclosure

You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under sub-paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies

If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph 2(b) above.

5.	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Facility or (b) 12 months after we have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.	No Representation; Consequences of Breach, etc

You acknowledge and agree that:

(a)	neither we nor any of our officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Borrower Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Borrower Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)	we or members of the Borrower Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Borrower Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	No Waiver; Amendments, etc.

This letter sets out the full extent of our obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	Inside Information

We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings

The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Borrower Group.

10.	Third party rights

(a)	Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Borrower Group to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.	Definitions

In this letter (including the acknowledgement set out below):

Borrower Group means UPC Distribution and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

Confidential Information means any information relating to a Borrower, the Borrower Group, the Facility including information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Borrower Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

Participant Group means us, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

Permitted Purpose means considering and evaluating whether to enter into the Facility.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Arranger]

To:	[Existing Lender]

The Borrower and each other member of the Borrower Group

We acknowledge and agree to the above:

For and on behalf of

[New Lender]

PART 2

FORM OF LSTA CONFIDENTIALITY UNDERTAKING

Master Confidentiality Agreement dated as of [        ] (this Agreement) between [Existing Lender] (the Existing Lender) and [New Lender] (the New Lender).

This Agreement sets forth the terms and conditions that will apply, in each instance, to the treatment of certain non-public information that the Existing Lender may supply to the New Lender in connection with the consideration by the New Lender of its participating in any financing or proposed financing (a Financing) for any borrower or group of borrowers (each a Borrower) specified in a Schedule described below.

As used herein: (a) Evaluation Material refers to (i) the non-public information furnished to the Existing Lender, including any Information Memorandum, in respect of a particular Financing of a Borrower that the Existing Lender supplies to the New Lender on or after the date of the Schedule in respect of such Financing, (ii) all memoranda, notes, and other documents and analyses (collectively, analyses) internally developed by the Existing Lender that it supplies to the New Lender and (iii) all analyses developed by the New Lender using any information specified under clauses (i) and (ii) above; (b) Internal Evaluation Material refers to analyses specified under clause (iii) of the definition of Evaluation Material; and (c) participation refers to a transfer of a lender’s interest in a Financing (or a grant of derivative rights in respect thereof), whether by assignment, participation or otherwise (and participate and participating shall have correlative meanings thereto).

As a condition to the Existing Lender’s furnishing the New Lender with any Evaluation Material in the Existing Lender’s possession in respect of a particular Financing, the New Lender shall execute and return to the Existing Lender a schedule, in substantially the form of Exhibit A attached hereto, that the Existing Lender may have completed, executed and delivered to it (a Schedule). Each Schedule shall identify the Existing Lender and the New Lender in respect of such Financing and the related Evaluation Material, the name of each Borrower that the New Lender has under consideration and a description of the documentation (the Operative Documentation) in respect thereof.

The New Lender in respect of a particular Financing agrees that it will use all Evaluation Material in respect of such Financing solely for the purpose of evaluating its possible participation, or obtaining the participation of another eligible person (an Additional Assignee), in such Financing and that the New Lender will use reasonable precautions in accordance with its established procedures to keep such information confidential; provided, however, that any such information may be disclosed to the partners, directors, officers, employees, agents, counsel, auditors, affiliates, advisors and representatives (collectively, Representatives) of the New Lender’s institution who need to know such information for the purpose of evaluating its participation in such Financing (it being understood that such Representatives shall be informed by the New Lender of the confidential nature of such information and shall be directed by it to treat such information in accordance with the terms of this Agreement) and to any Additional Assignee and its Representatives (provided that such Additional Assignee shall have previously executed and delivered to the New Lender an agreement in substantially the same substance as this Agreement in respect of the Evaluation Material). The New Lender agrees to be responsible for any breach of this Agreement that results from the actions or omissions of its Representatives. Notwithstanding the foregoing, the New Lender will not use such information to obtain an Additional Assignee if otherwise prohibited by agreements binding on the New Lender.

In addition, the New Lender in respect of a particular Financing agrees that prior to the settlement of its participation in such Financing, it will not disclose to any person, other than its Representatives, the identity of the Existing Lender with which discussions or negotiations are taking place concerning the New Lender’s possible participation in the related Financing or any of the terms or conditions of such proposed participation. The term person as used in this Agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity and, if the New Lender’s participation in the Financing would constitute a secondary market transaction, the Borrower.

The New Lender in respect of a particular Financing shall be permitted to disclose any related Evaluation Material (and the fact that such Evaluation Material has been made available to it and that discussions or negotiations are taking place concerning the transaction or any of the terms, conditions or other facts with respect thereto) in the event that the New Lender is required by law or regulation or requested by any governmental agency or other regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction) or in connection with any legal proceedings. The New Lender agrees that it will notify the Existing Lender as soon as practical in the event of any such disclosure (other than as a result of an examination by any regulatory agency), unless such notification shall be prohibited by applicable law or legal process.

The New Lender in respect of a particular Financing and its Representatives shall have no obligation hereunder with respect to any information in any related Evaluation Material to the extent that such information (i) is or becomes generally available to the public other than as a result of a disclosure by the New Lender in violation of this Agreement, (ii) was within the New Lender’s possession prior to its being furnished to it pursuant hereto, provided that the source of such information was not known by the New Lender to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Borrower or any other party with respect to such information or (iii) is or becomes available to the New Lender on a non-confidential basis from a source other than the Borrower or the Existing Lender, or their respective Representatives, provided that such source is not known by the New Lender to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Existing Lender, the Borrower or any other party with respect to such information.

Notwithstanding any other provision of this letter, any party to this letter (and any of its affiliates, officers, directors, employees, representatives, professional advisers, or other agents) may and has since the commencement of discussions with respect to the Facility been permitted to disclose to any and all persons, without limitation of any kind:

(i)	the U.S. tax treatment and U.S. tax structure (each as defined below) of the Facility; and

(ii)	all material of any kind (including opinions and other tax analyses) that are provided to such party relating to such U.S. tax treatment or U.S. tax structure,

except to the extent reasonably necessary to comply with applicable federal or state securities laws.

For the purposes of this subsection, the U.S. tax treatment of the Facility is the purported or claimed U.S. federal, state and local income tax treatment of the Facility, and the U.S. tax structure of the Facility is any fact that may be relevant to understanding the purported or claimed U.S. federal, state and local income tax treatment of the Facility. This authorisation is not intended to permit disclosure of any information (other than information relating to U.S. tax treatment or U.S. tax structure of the Facility) including (without limitation) (i) any portion of any materials to the extent not related to the U.S. tax treatment or U.S. tax structure of the Facility, (ii) the identities of participants or potential participants in the Facility (except to the extent such identities are related to the tax treatment or the U.S. tax structure of the Facility), (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the U.S.

tax treatment or the U.S. tax structure of the Facility), or (v) any other term or detail not relevant to the U.S. tax treatment or the U.S. tax structure of the Facility.

To the extent the Operative Documentation for a particular Financing contains provisions regarding the use of non-public information which conflict with, are more restrictive than or are in addition to the provisions of this Agreement, then (so long as such Operative Documentation shall be effective as to the Existing Lender) solely with application to any Evaluation Material concerning the Borrower that is the subject of such Financing (and without application hereunder to any other Evaluation Material or otherwise), such provisions of the Operative Documentation shall be incorporated herein by this reference and shall supersede and control the terms of this Agreement to the extent that such provisions are in conflict with or more restrictive than the terms hereof or are in addition to those contained herein. Upon the New Lender’s request, the Existing Lender will furnish to the New Lender the provisions of the Operative Documentation for such Financing regarding the use of non-public information. In addition, in the event that the New Lender actually becomes a lender (bound as a party to the Operative Documentation) with respect to a particular Financing, the application of this Agreement in respect of all Evaluation Material in respect of such Financing shall terminate and the applicable confidentiality provisions, if any, contained in the Operative Documentation shall govern and control.

If the New Lender in respect of a particular Financing chooses not to participate in such Financing, the New Lender agrees on request of the Existing Lender to return to the Existing Lender as soon as practical all related Evaluation Material (other than Internal Evaluation Material) or destroy such Evaluation Material (other than Internal Evaluation Material) without retaining any copies thereof unless prohibited from doing so by its internal policies and procedures.

The New Lender in respect of a particular Financing understands and agrees that the Existing Lender will have received the related Evaluation Material from third party sources (including the Borrower) and that the Existing Lender bears no responsibility (and shall not be liable) for the accuracy or completeness (or lack thereof) of such Evaluation Material or any information contained therein.

The New Lender hereby acknowledges that United States securities laws prohibit any person with material, non-public information about an issuer from purchasing or selling securities of such issuer or, subject to certain limited exceptions, from communicating such information to any other person. The New Lender agrees to comply with its internal compliance policies and procedures with respect to material confidential information.

The New Lender agrees that money damages would not be a sufficient remedy for breach of this Agreement, and that in addition to all other remedies available at law or in equity, the Existing Lender shall be entitled to seek equitable relief, including injunction and specific performance, without proof of actual damages.

This Agreement (including each Schedule delivered pursuant hereto and the provisions of any Operative Documentation incorporated herein by reference) embodies the entire understanding and agreement between the parties with respect to all Evaluation Material for each Financing and supersedes all prior understandings and agreements relating thereto. Unless otherwise agreed in writing between the parties hereto, the application of this Agreement shall terminate with respect to all Evaluation Material concerning each Financing on the date falling one year after the Schedule in respect of such Financing.

This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law (except Section 5-1401 of the New York General Obligation Law to the extent that it mandates that the law of the State of New York govern).

This Agreement may be signed in counterparts, each of which shall be an original and both of which taken together shall constitute the same instrument.

It is understood by the parties that the custom in the loan syndications and loan trading markets is to execute and deliver any confidentiality agreement, schedule, confirmation or other transaction documents by telecopy or telefax. The parties agree that all telecopied or telefaxed copies of this Agreement, the Schedules, confirmations and other transaction documents, and signatures hereto and thereto, shall be duplicate originals.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first written above.

[Existing Lender]

By:
Name:
Title:

[New Lender]

By:
Name:
Title:

EXHIBIT A

This Schedule, dated as of [            ], is one of the Schedules referred to in the Master Confidentiality Agreement dated today between [Existing Lender] and [New Lender], Terms used herein, unless defined herein, shall have the respective meanings given them in said Master Confidentiality Agreement.

Name(s) of the Borrower(s): [                                ]

Description of the Operative Documentation: [                                    ]

Existing Lender

[ ]

By:	[ ].
Name:
Title:

Received and accepted as of

the date first written above:

NewLender

[ ].

By:	[ ]
Name:
Title:

SCHEDULE 7

SECURITY DOCUMENTS

1.	Each share pledge given in favour of the Security Agent by:

(a)	UPC Holding in respect of its interest in the share capital of UPC Distribution;

(b)	UPC Holding in respect of its interest in the share capital of UPC Holding II;

(c)	UPC Distribution in respect of its interest in the share capital of UPC Scandinavia Holding B.V.;

(d)	UPC Distribution in respect of its interest in the share capital of Cable Networks Austria Holding B.V.;

(e)	UPC Distribution in respect of its interest in the share capital of UPC France Holding B.V.;

(f)	UPC Distribution in respect of its interest in the share capital of UPC Nederland B.V.;

(g)	UPC Distribution in respect of its interest in the share capital of Stipdon Investments B.V.;

(h)	UPC Scandinavia Holding B.V. in respect of its interest in the share capital of United Pan-Europe Communications Norge AS;

(i)	UPC Scandinavia Holding B.V. and Cable Networks Austria Holding B.V. in respect of their respective interests in the share capital of UPC Belgium SA;

(j)	UPC Scandinavia Holding B.V. in respect of its interest in the share capital of NBS Nordic Broadband Services AB;

(k)	Stipdon Investments B.V. in respect of its interest in the share capital of UPC Czech Holding B.V.;

(l)	Stipdon Investments B.V. in respect of its interest in the share capital of UPC Slovakia Holding B.V.;

(m)	Stipdon Investments B.V. in respect of its interest in the share capital of UPC Romania Holding B.V.; and

(n)	Stipdon Investments B.V. in respect of its interests in the share capital of Telekabel Hungary N.V

2.	Pledge by each of UPC Holding and UPC Holding II of its partnership interest in UPC Financing.

3.	(a) Obligor Pledge of Shareholder Loans between UPC Distribution, UPC Scandinavia Holding B.V., Stipdon Investments
B.V.,	UPC Nederland B.V. and UPC Financing Partnership and the Security Agent;

(b)	Pledge of Subordinated Shareholder Loans between UPC Holding and the Security Agent;

(c)	Obligor Pledge of Shareholder Loans between UPC Distribution and the Security Agent;

(d)	Obligor Pledge of Shareholder Loans between UPC Distribution and the Security Agent;

(e)	Obligor Pledge of Shareholder Loans between Stipdon Investments B.V. and the Security Agent;

(f)	Obligor Pledge of Shareholder Loans between Scandinavia Holding B.V. and the Security Agent; and

(g)	Obligor Pledge of Shareholder Loans between UPC Distribution and the Security Agent.

4.	Deed of pledge of registered shares in favour of the Security Agent by UPC Distribution over its interest in UPC Distribution Services B.V.

5.	Bank account pledge between UPC Distribution, Fortis Bank (Nederland B.V.) and the Security Agent.

6.	Securities account pledge between UPC Scandinavia Holding B.V., Fortis Bank (Nederland) N.V. and the Security Agent in relation to the shares in the capital of NBS Nordic Broadband AB.

SCHEDULE 9

SHAREHOLDERS’ AGREEMENTS

1.	Austria

Syndikatsvereinbarung (shareholders agreement) dated 28th June, 1995 among Osterreichische Philips Industrie GmbH, Cable Networks Austria Holding B.V. and Kabel-TV-Wien GmbH. (In English and German).

2.	France

Stockholders Agreement dated 29th February, 2000 between Belmarken Holding B.V., InterComm France CVOHA, InterComm France II CVOHA and Reflex Participants.

3.	The Netherlands

Shareholders’ Agreement, dated 6th July, 1995, among The Municipality of Amsterdam, A2000 Holding N.V. and Kabeltelevisie Amsterdam B.V. (in English).

4.	Romania

Partnership Agreement between Comtec 2000, Multicanal Holdings S.R.L. and Control SA.

SIGNATORIES

Borrower

UPC DISTRIBUTION HOLDING B.V.

By:	JEREMY EVANS

DENNIS OKHUIJSEN

Original Guarantors

UPC DISTRIBUTION HOLDING B.V.

By:	JEREMY EVANS

DENNIS OKHUIJSEN

UPC HOLDING II B.V.

By:	JEREMY EVANS

DENNIS OKHUIJSEN

UPC FINANCING PARTNERSHIP

By:	JEREMY EVANS

DENNIS OKHUIJSEN

UPC HOLDING B.V.

By:	JEREMY EVANS

DENNIS OKHUIJSEN

UPC FRANCE HOLDING B.V.

By:	JEREMY EVANS

DENNIS OKHUIJSEN

UPC SCANDINAVIA HOLDING B.V.

By:	JEREMY EVANS

DENNIS OKHUIJSEN

CABLE NETWORK AUSTRIA HOLDING B.V.

By:	JEREMY EVANS

DENNIS OKHUIJSEN

STIPDON INVESTMENTS B.V.

By:	JEREMY EVANS

DENNIS OKHUIJSEN

UPC NEDERLAND B.V.

By:	JEREMY EVANS

DENNIS OKHUIJSEN

Lenders

ARES LEVERAGED INVESTMENT FUND II LP

By:	RORY MCCARTHY

(as attorney)

B&W MASTER TOBACCO RETIREMENT

By:	RORY MCCARTHY

(as attorney)

BANK OF AMERICA N.A.

By:	ERIC CLAUSE

BEAR STEARNS CORPORATE LENDING INC.

By:	RORY MCCARTHY

(as attorney)

BNP PARIBAS, BELGIAN BRANCH

By:	RORY MCCARTHY

(as attorney)

CANADIAN IMPERIAL BANK OF COMMERCE, LONDON BRANCH

By:	JOHN MALET DE CARTERET

CITIBANK N.A.

By:	PAUL HOUSE

CREDIT LYONNAIS SA

By:	RORY MCCARTHY

(as attorney)

CREDIT SUISSE FIRST BOSTON

By:	RORY MCCARTHY

(as attorney)

DEUTSCHE BANK AG

By:	RORY MCCARTHY

(as attorney)

DEUTSCHE BANK STRUCTURED PRODUCTS INC.

By:	RORY MCCARTHY

(as attorney)

FORTIS BANK (NEDERLAND) N.V.

By:	RORY MCCARTHY

(as attorney)

GE CAPITAL CORPORATION

By:	RORY MCCARTHY

(as attorney)

GOLDEN TREE HY MASTER

By:	RORY MCCARTHY

(as attorney)

GOLDEN TREE HY MASTER FUND II

By:	RORY MCCARTHY

(as attorney)

GOLDEN TREE HY OPPORTUNITIES I

By:	RORY MCCARTHY

(as attorney)

GOLDEN TREE HY OPPORTUNITIES II

By:	RORY MCCARTHY

(as attorney)

GOLDEN TREE HY VALUE MASTER FUND

By:	RORY MCCARTHY

(as attorney)

GOLDMAN SACHS CREDIT PARTNERS, L.P.

By:	JULIAN SALISBURY

ING BANK N.V.

By:	RORY MCCARTHY

(as attorney)

JPMORGAN CHASE BANK

By:	PETER JAFFE

MOORE US RESTRUCTURING, L.P.

By:	RORY MCCARTHY

(as attorney)

MORGAN STANLEY EMERGING MARKETS

By:	RORY MCCARTHY

(as attorney)

MORGAN STANLEY SENIOR FUNDING INC

By:	RORY MCCARTHY

(as attorney)

MUNICIPAL FIRE AND POLICE RETIREMENT FUND

By:	RORY MCCARTHY

(as attorney)

ORN EUROPEAN DEBT FUND L.P.

By:	RICHARD BARNES

PERRY PRINCIPALS LLC

By:	RORY MCCARTHY

(as attorney)

QDRF MASTER LIMITED

By:	RORY MCCARTHY

(as attorney)

QUANTUM PARTNERS LDC

By:	RORY MCCARTHY

(as attorney)

SATELLITE SENIOR INCOME FUND LLC

By:	RORY MCCARTHY

(as attorney)

SCOTIA BANK EUROPE PLC

By:	RORY MCCARTHY

(as attorney)

STRATEGIC VALUE MASTER FUND LTD

By:	RORY MCCARTHY

(as attorney)

TORONTO DOMINION (TEXAS), INC.

By:	RORY MCCARTHY

(as attorney)

THE ROYAL BANK OF SCOTLAND PLC

By:	RICHARD DORMAN

THE TORONTO-DOMINION BANK

By:	RORY MCCARTHY

TRS IO LLC

By:	RORY MCCARTHY

(as attorney)

UNIVERSITY OF CHICAGO

By:	RORY MCCARTHY

(as attorney)

Facility Agent

TD BANK EUROPE LIMITED

By:	RORY MCCARTHY

Security Agent

TD BANK EUROPE LIMITED

By:	RORY MCCARTHY

Existing Facility Agents

TD BANK EUROPE LIMITED

By:	RORY MCCARTHY

TORONTO DOMINION (TEXAS), INC.

By:	RORY MCCARTHY

(as attorney)